  EXHIBIT 10.2
SECOND AMENDMENT TO LEASE
THIS SECOND AMENDMENT TO LEASE (this "Second Amendment") is entered into as of this 31st day of July, 2015 (the "Execution Date"), by and between BMR-MEDICAL CENTER DRIVE LLC, a Delaware limited liability company ("Landlord"), and MACROGENICS, INC., a Delaware corporation ("Tenant").
RECITALS
A.            WHEREAS, pursuant to that certain Assignment and Assumption Agreement dated as of July 31, 2015 (the "Assignment Agreement") between J. Craig Venter Institute, Inc. ("JCVI"), as assignor, and Tenant, as assignee, and that certain Landlord Consent attached to the Assignment Agreement and executed by Landlord ("Landlord Consent"), as of the Effective Date (as defined below), Landlord and Tenant are parties to that certain Lease dated as of May 3, 2010 (as amended by that certain First Amendment to Lease dated as of March 26, 2014, the "Existing Lease"), whereby Tenant leases certain premises (the "Premises") from Landlord at 9704 Medical Center Drive in Rockville, Maryland (the "Building");
B.            WHEREAS, effective as of the Effective Date, Landlord and Tenant desire to revise the Base Rent for the Premises, extend the Term of the Existing Lease and modify certain other provisions of the existing Lease on the terms and conditions set forth in this Second Amendment; and
C.            WHEREAS, effective as of the Effective Date, Landlord and Tenant desire to modify and amend the Existing Lease only in the respects and on the conditions hereinafter stated.
AGREEMENT
NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:
1.
Effective Date.  This Second Amendment shall be effective concurrently with the effectiveness of the assignment of JCVI's interest in, to and under the Existing Lease to Tenant pursuant to the Assignment Agreement.  The "Effective Date" for purposes of this Second Amendment shall mean the "Assignment Date" (as such term is defined in the Assignment Agreement).  Within ten (10) days after the occurrence of the Assignment Date (as defined in the Assignment Agreement), Landlord and Tenant shall execute and deliver the Acknowledgment of Second Amendment Effective Date in substantially the form attached as Exhibit A to this Second Amendment.

2.
Definitions.  For purposes of this Second Amendment, capitalized terms shall have the meanings ascribed to them in the Existing Lease unless otherwise defined herein.  The Existing Lease, as amended by this Second Amendment, is referred to collectively herein as the "Lease." From and after the date hereof, the term "Lease," as used in the Existing Lease, shall mean the Existing Lease, as amended by this Second Amendment.  To the extent terms are defined in both the Existing Lease and the Second Amendment, the defined terms in this Second Amendment shall control for the entire Lease, as amended.

3.
Revised Term.  Landlord and Tenant have agreed to extend the Term of the Existing Lease and to modify certain terms and provisions of the Existing Lease in connection therewith on the terms and conditions set forth in this Second Amendment.  Notwithstanding any provision in the Existing Lease to the contrary, the Term shall be extended such that the Term Expiration Date shall be the date that is eighty-four (84) months after the Revised Term Commencement Date (as hereinafter defined), and shall be subject to further extension pursuant to Section 14 of this Second Amendment.  The "Revised Term Commencement Date" shall be the later of (a) January 1, 2016 and (b) the day Landlord tenders possession of the Premises to Tenant.  The  "Term" in the Lease and the "Revised Term" in this Second Amendment shall mean and refer to the period of time commencing on the Revised Term Commencement Date and continuing through the Term Expiration Date, as extended by this Second Amendment, and as the same may be extended pursuant to Section 14 of this Second Amendment, and subject to the earlier termination of the Lease as therein provided.  Landlord and Tenant shall execute and deliver to the other written acknowledgment of the actual Revised Term Commencement Date and the Term Expiration Date within ten (10) days after in the form provided by Landlord, which form shall be consistent with the form attached as Exhibit B to this Second Amendment.  Notwithstanding anything to the contrary contained in this Second Amendment, in the event that (i) the Effective Date does not occur or (ii) Landlord fails to deliver the Premises to Tenant on or before February 1, 2016 for any reason, except for any delay caused by Tenant or an event of Force Majeure (however, Force Majeure shall not include holdover in the Premises by JCVI), then Tenant shall receive either (y) a day-for-day abatement of fifty percent (50%) of the amount of the initial Monthly Base Rent (i.e. $2,540.08 per day of delay during the month of February), if such failure to deliver is due to holdover in the Premises by JCVI  or  (z) a day-for-day abatement of one hundred percent (100%) of the amount of the initial Monthly Base Rent (i.e. $5,080.15 per day of delay during the month of February), if such failure to deliver the Premises is not due to holdover in the Premises by JCVI, in each case for each day after February 1, 2016 that the Effective Date does not occur or Landlord fails to deliver possession of the Premises to Tenant, which abatement shall be applied against the first and subsequent accruing Monthly Base Rent due for the Premises following the Revised Term Commencement Date until exhausted.  To the extent not delivered by JCVI directly to Tenant pursuant to the Assignment Agreement, Landlord shall deliver all keys, security codes and electronic access cards to the Premises and all offices and restrooms therein received by Landlord from JCVI.

4.	Revised Term; Amended Lease Provisions. Effective as of the Effective Date, the Existing Lease shall be amended as follows:
a.            Deleted Provisions.  Effective as of the Effective Date, Articles 5, 8, 42, 43, Sections 9.9, 12.10, 14.2, 16.1 (except that Landlord shall remain responsible for the external cleaning of the Building and snow removal obligations set forth in Section 16.1 of the Existing Lease), 16.6, 16.8, 17.2, 18.1(c), 29.2, 33, 41.2 and 41.20 and Exhibits C and J of the Existing Lease are hereby deleted in their entirety and replaced with the following: "Intentionally Omitted".  In addition to the foregoing, all references to the "Turnover" in the Existing Lease, the words "So long as Tenant has not assigned the Lease" in Section 9.8, the first sentence of Section 17.4, the second sentence of Section 17.5 are hereby deleted in their entirety.  The following is hereby added to the end of the first sentence of Section 12.5: "without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed."  The following is hereby added to the end of the second sentence of Section 12.5: "which consent shall not be unreasonably withheld, conditioned or delayed."  Exhibit H is hereby replaced with Exhibit H attached hereto. Notwithstanding the foregoing, Tenant may submit an updated Exhibit H to the Lease pursuant to the terms and conditions set forth in Section 17.6 of the Existing Lease, and, for clarity, bioreactors, centrifuges, media and buffer preparation tanks, manufacturing skids (such as for depth filtration, ultrafiltration and clean-in-place processes) and similar types of equipment used for biologics manufacturing in the Premises that are purchased by Tenant will be deemed to be "equipment" owned by Tenant and not "fixtures" regardless of whether such equipment is physically anchored to the Building.
b.            Revised Term Base Rent.  From and after the Revised Term Commencement Date, the monthly and annual installments of Base Rent for the Premises during the Revised Term shall be as set forth in the chart below, subject to adjustment under the Lease:
Dates	Square Feet of Rentable Area	Base Rent per Square Foot of Rentable Area	Monthly Base Rent	Annual Base Rent
Revised Term Commencement Date– December 31, 2016	122,600	$14.42 annually	$147,324.34	$1,767,892.00
January 1, 2017 – December 31, 2017	122,600	$14.85 annually	$151,744.07	$1,820,928.76
January 1, 2018 – December 31, 2018	122,600	$15.30 annually	$156,296.39	$1,875,556.62
January 1, 2019 – December 31, 2019	122,600	$15.76 annually	$160,985.28	$1,931,823.32
January 1, 2020 – April 30, 2020	122,600	$16.23 annually	$165,814.84	$1,989,778.02
May 1, 2020 – December 31, 2020	122,600	$16.00 annually	$163,466.67	$1,961,600.00
January 1, 2021 – December 31, 2021	122,600	$21.00 annually	$214,550.00	$2,574,600.00
January 1, 2022 – Term Expiration Date	122,600	$21.50 annually	$219,658.34	$2,635,900.00

c.            Security Deposit.  The Security Deposit shall be reduced to Eight Hundred Fifty Eight Thousand Two Hundred Dollars ($858,200.00), which amount shall be deposited by Tenant with Landlord on or before the Revised Term Commencement Date and otherwise in accordance with the Existing Lease.
d.            ADA Compliance.                                        Notwithstanding any other provision herein or in the Lease to the contrary, Tenant shall be responsible for all liabilities, costs and expenses arising out of or in connection with the compliance of the Premises with the Americans with Disabilities Act, 42 U.S.C. § 12101, et seq., and any state and local accessibility laws, codes, ordinances and rules (collectively, and together with regulations promulgated pursuant thereto, the "ADA"), provided that: (i) if ADA compliance requires alteration of the Premises from its condition as of the Revised Term Commencement Date due to a change in the ADA or the enforcement thereof which takes effect after the Revised Term Commencement Date; (ii) such ADA compliance is not required as the result of any Alterations (including any Tenant Improvements) made by Tenant; and (iii) such alteration of the Premises is considered capital in nature in accordance with generally accepted accounting principles, then Landlord shall be responsible for performing such alterations, the cost of which shall be considered an Operating Expense and shall be amortized in accordance with Article 9; further, provided, that if ADA compliance requires alteration of the Premises from its condition as of the Revised Term Commencement Date due to a violation in the ADA which exists as of the Revised Term Commencement Date or the enforcement thereof (provided such enforcement is not the result of any Alterations (including any Tenant Improvements) made by Tenant), then Landlord shall be responsible for performing such alterations, the cost of which shall not be considered an Operating Expense.  The provisions of this Section shall survive the expiration or earlier termination of the Lease.
e.            Signage.  The first two sentence of Section 12.6 of the Existing Lease are hereby deleted in their entirety and replaced with the following:
"No sign, advertisement or notice ("Signage") shall be exhibited, painted or affixed by Tenant on any part of the Premises or the Building without Landlord's prior written consent, not to be unreasonably withheld, conditioned or delayed, provided that Tenant shall have the right, without obligation, to install and maintain a Building top signage and a monument sign at the entry to the driveway of the parking lot serving the Building, in each case, with Tenant's logo at a location and in a manner to be reasonably approved by Landlord, subject to all Applicable Laws.  Upon the expiration or earlier termination of the Term, Tenant shall be responsible for removing all of Tenant's Signage, including any monument sign installed by Tenant pursuant to this Section, and restoring the Premises, Building or other portions of the Project damaged by the installation or removal of such Tenant's Signage to their condition prior to such damage at Tenant's sole cost and expense."

f.            Assignment or Subletting.  Section 29.1 of the Existing Lease is hereby deleted in its entirety and replaced with the following:
"29.1            Except as hereinafter expressly permitted, none of the following (each, a "Transfer"), either voluntarily or by operation of Applicable Laws, shall be directly or indirectly performed without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed: (a) Tenant selling, hypothecating, assigning, pledging, encumbering or otherwise transferring this Lease or subletting the Premises or (b) a controlling interest in Tenant being sold, assigned or otherwise transferred (other than as a result of shares in Tenant being sold on a public stock exchange).  For purposes of the preceding sentence, "control" means (i) owning (directly or indirectly) more than fifty percent (50%) of the stock or other equity interests of another person or (ii) possessing, directly or indirectly, the power to direct or cause the direction of the management and policies of such person.  Notwithstanding the foregoing, Tenant shall have the right to Transfer, without Landlord's prior written consent, Tenant's interest in this Lease or the Premises or any part thereof to (x) any person that as of the date of determination and at all times thereafter directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with Tenant, (y) the surviving corporation or other entity in a merger or consolidation in accordance with applicable statutory provisions, provided that the liabilities of the corporations or other business entities participating in such merger or consolidation are assumed by the corporation or other business entity surviving such merger or consolidation, or (z) a bona fide purchaser of all or substantially all of the stock, membership interests or partnership interests (as applicable) or assets of Tenant ((x), (y) and (z), each, a "Tenant's Affiliate"); provided that Tenant shall notify Landlord in writing at least ten (10) days before such Transfer (in which case, Landlord shall comply (during the period of time prior to the effective date of the Exempt Transfer) with any reasonable and appropriate confidentiality requirements with respect to such notification as may be requested in writing by Tenant) (each an "Exempt Transfer" and the assignee or transferee being an "Exempt Transferee") and otherwise comply with the requirements of this Lease regarding such Transfer; and provided, further, that the Exempt Transferee has a net worth (as of both the day immediately prior to and the day immediately after the Exempt Transfer) that is equal to or greater than the net worth (as of both the Revised Term Commencement Date and the date of the Exempt Transfer) of the transferring Tenant.  Section 29.5.2 shall not apply to any Exempt Transfer to an Exempt Transferee, nor are such provisions intended to, nor shall they be interpreted to extend or apply to, the consideration given or the purchase price paid by a bona fide purchaser for all of the stock, membership interests or partnership interests (as applicable) or assets of Tenant, regardless of whether such a Transfer to Tenant's Affiliate constitutes an Exempt Transfer pursuant to this Section.  In no event shall Tenant perform a Transfer to or with an entity that is a tenant at the Project or that is or has been in discussions or negotiations with Landlord or an affiliate of Landlord within the last six (6) months to lease premises at the Project or a property owned by Landlord or an affiliate of Landlord in Rockville or Gaithersburg, Maryland.  Notwithstanding anything in this Lease to the contrary, if (a) Tenant or any proposed transferee, assignee or sublessee of Tenant has been required by any prior landlord, Lender or Governmental Authority to take material remedial action in connection with Hazardous Materials contaminating a property if the contamination resulted from such party's action or omission or use of the property in question or (b) Tenant or any proposed transferee, assignee or sublessee is subject to a material enforcement order issued by any Governmental Authority in connection with the use, disposal or storage of Hazardous Materials, then Landlord shall have the right to terminate this Lease in Landlord's sole and absolute discretion (with respect to any such matter involving Tenant), and it shall not be unreasonable for Landlord to withhold its consent to any proposed transfer, assignment or subletting (with respect to any such matter involving a proposed transferee, assignee or sublessee)."

Section 29.5.3 of the Existing Lease is hereby amended to replace "Six Thousand Five Hundred Dollars ($6,500.00) per occurrence/request" with "Three Thousand Dollars ($3,000.00) per occurrence/request."

g.            Loading Dock.  During the Revised Term, and notwithstanding Section 13 of the Lease, Tenant shall have the exclusive right to use the warehouse/receiving and loading dock adjacent to the Building as depicted on Exhibit K attached hereto ("Loading Dock").  Tenant, Landlord and the tenants of 9708 Medical Center Drive shall have non-exclusive access to use the area adjacent to the Loading Dock, provided such access and use of the area adjacent to the Loading Dock by Landlord and tenants of 9708 Medical Center Drive shall be limited to maneuvering vehicles to gain access to the loading dock adjacent to 9708 Medical Center Drive.  Landlord shall not unreasonably interfere with Tenant's use of or access to the Loading Dock, provided, however, that the foregoing restriction shall not apply in the event of any emergency.  Landlord acknowledges that Tenant desires to construct a utility space in the area adjacent to the Loading Dock and that Landlord is amenable to such a request, provided that the construction of any such utility space shall be subject to all of the requirements in the Lease relating to Alterations, including Landlord's prior consent to such proposed Alteration.

h.            Holding Over.  The holdover rent payable by Tenant pursuant to Section 27.2 of the Lease shall be prorated on a daily basis for each day that Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without Landlord's prior written consent.  In addition, notwithstanding Section 27.2 of the Existing Lease, Tenant shall not be liable to Landlord for any damages suffered by Landlord as a result of such  holdover (including lost rent or consequential, special or indirect damages) prior to the earlier to occur of (i) the date that is thirty (30) days after such holdover commences or (ii) the date that is thirty (30) days after Landlord provided Tenant with notice of a successor tenant with which Landlord has entered into a lease, and thereafter, Tenant shall be liable to Landlord for any and all damages suffered by Landlord as a result of such holdover, including any lost rent or consequential, special and indirect damages.

i.            Subordination and Attornment.  Landlord represents and warrants to Tenant that as of the Effective Date there is no current mortgagee with respect to the Property.  To the extent that a short form or memorandum of this Lease has not been recorded, Landlord shall provide any future Mortgagee with written notice of the existence of the Lease prior to the recordation of any Mortgage.  Notwithstanding anything to the contrary contained in the Lease, the Assignment or the Landlord Consent, Tenant's obligation to subordinate and attorn to a future Mortgagee shall be conditioned upon Landlord delivering to Tenant a SNDA whereby such Mortgagee agrees, in the event of sale or transfer of the Building or any interest therein (including by foreclosure), to recognize the Lease and abide by the provisions in Sections 14, 15 and 16 of this Second Amendment, provided Tenant is not in uncured default of the Lease.

j            Operating Expenses.  Any references to the Execution Date in Section 9.1.2 shall hereafter be a reference to the Revised Term Commencement Date.  Notwithstanding any other provision herein or in the Lease to the contrary, Landlord shall not include in Operating Expenses (i) any costs incurred to remove any Hazardous Materials from the Project, the Building or the Premises which were the result of a another tenant's default under its lease; or (ii) any costs incurred to remedy any enforceable violation of Applicable Law existing at the Premises, the Building or the Project as of the Revised Commencement Date;  In addition, to the extent that the Property Management Fee, any Operating Expenses or other costs under the Lease are computed based upon the Base Rent payable by Tenant under the Lease such computations shall be determined as though the Base Rent paid by Tenant is as follows:

Dates	Square Feet of Rentable Area	Base Rent per Square Foot of Rentable Area	Monthly Base Rent	Annual Base Rent
Months 1-12	60,000	$12.50 annually	$62,500.00	$750,000.00
Months 13-24	85,000	$13.00 annually	$92,083.34	$1,105,000.00
Months 25-36	122,600	$13.50 annually	$137,925.00	$1,655,100.00
Months 37-48	122,600	$15.00 annually	$153,250.00	$1,839,000.00
Months 49-60	122,600	$16.00 annually	$163,466.67	$1,961,600.00
Months 61-72	122,600	$21.00 annually	$214,550.00	$2,574,600.00
Months 73-84	122,600	$21.50 annually	$219,658.34	$2,635,900.00

k.            Taxes on Tenant's Property.  Upon Tenant's written request, Landlord shall provide Tenant with reasonable supporting documentation for any determination of value attributable to Tenant's personal property or trade fixtures under Section 10.2 of the Lease.

l.            Intentionally Omitted.

m.            Landlord Maintenance and Repair.  In addition to the repairs and maintenance obligations of Landlord set forth in Section 18.1, Landlord shall provide window washing services for the Building in accordance with standards for comparable first-class buildings in the Rockville, Maryland area, the cost of which shall be included as an Operating Expense.

n.            Alterations.  Section 17.1 of the Existing Lease is hereby deleted in its entirety and replaced with the following:
"Tenant shall make no alterations, additions or improvements in or to the Premises or engage in any construction, demolition, reconstruction, renovation, or other work (whether major or minor) of any kind in, at, or serving the Premises ("Alterations") without Landlord's prior written approval, which approval Landlord shall not unreasonably withhold, condition or delay; provided, however, that in the event any proposed Alteration (a) any structural portions of the Building, including exterior walls, roof, foundation, foundation systems (including barriers and subslab systems), or core of the Building, (b) the exterior of the Building or (c) any Building systems, including elevator, plumbing, air conditioning, heating, electrical, security, life safety and power (each, a "Material Alteration"), then Landlord may withhold its approval with respect thereto in its sole and absolute discretion.  Notwithstanding the foregoing, with respect to any Material Alterations that are critical or essential for biologics manufacturing as intended by Tenant, Landlord shall not unreasonably withhold, condition or delay its consent with respect to any such Material Alterations.  Tenant shall, in making any such Alterations, use only those architects, general contractors and material suppliers and mechanics of which Landlord has given prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed.  In seeking Landlord's approval, Tenant shall provide Landlord, at least fourteen (14) days in advance of any proposed construction, with plans, specifications, bid proposals, certified stamped engineering drawings and calculations by Tenant's engineer of record or architect of record, (including connections to the Building's structural system, modifications to the Building's envelope, non-structural penetrations in slabs or walls, and modifications or tie-ins to life safety systems), work contracts, requests for laydown areas and such other information concerning the nature and cost of the Alterations as Landlord may reasonably request (collectively, the "Alterations Submittals"). With respect to any Alterations that require Landlord's prior consent relating to the maintenance, repair, replacement or upgrade of any systems or equipment or the Building structure (including the floor load) involved in Tenant's manufacturing operations which are required to comply with Applicable Laws, Landlord shall use commercially reasonable efforts to respond to a notice for approval of such Alterations within ten (10) days of Landlord's receipt of Tenant's request therefor and the applicable Alterations Submittals and Landlord shall not unreasonably withhold, condition or delay its consent with respect to any such Alterations.  Notwithstanding the foregoing, Tenant may make strictly cosmetic changes to the Premises ("Cosmetic Alterations") without Landlord's consent; provided that (y) the cost of any Cosmetic Alterations does not exceed One Hundred Thousand Dollars ($100,000.00) in any one instance or Two Hundred Fifty Thousand Dollars ($250,000) in any twelve-month period, (z) such Cosmetic Alterations do not (i) require any structural modifications to the Premises, (ii) require any changes to, or adversely affect, the Building systems, (iii) affect the exterior of the Buildings or (iv) trigger any requirement under Applicable Laws that would require Landlord to make any alteration or improvement to the Premises, the Building or the Project.   Tenant shall give Landlord at least ten (10) days' prior written notice of any Cosmetic Alterations involving a third party contractor or supplier which could give rise to a mechanic's lien.  Promptly after the end of each calendar quarter of the Revised Term, Tenant shall give Landlord a written summary of any other Cosmetic Alterations made by Tenant at the Premises during such calendar quarter.  To the extent that Tenant fails to give the required prior notice for Cosmetic Alterations that could give rise to a mechanic's lien, Tenant may cure such default by providing Landlord with notice of such Cosmetic Alterations at the end of the applicable calendar quarter.  Any notice of Cosmetic Alterations required to be delivered by Tenant to Landlord may be delivered by electronic mail to Landlord's authorized recipients, which recipients shall initially be Kevin Reap and Erin Travis, subject to change by written notice from Landlord to Tenant."  Tenant shall have ten (10) days following demand in which to pay Landlord for additional premiums charged under Section 12.3 of the Lease.

o.            Surrender.  Notwithstanding any other provision herein or in the Lease to the contrary, Tenant shall have no obligation to remove any Alterations, fixtures, equipment, additions, improvements, signage or Tenant's Rooftop Equipment installed by or on behalf of JCVI at the Premises or the Building prior to the Revised Term Commencement Date.  In addition, Landlord shall not be permitted to require that Tenant remove any Alterations at the end of the Revised Term other than Alterations which, at the time that Landlord granted its consent to such Alterations, Landlord advised Tenant, in writing with reasonable specificity, that such Alterations would be required to be removed at the end of the Revised Term.

p.            Financial Statements.  Notwithstanding Section 41.3 of the Existing Lease to the contrary, so long as (i) Tenant (or, if Tenant's financial statement is consolidated with its parent, Tenant's parent) is a publicly traded company on an "over-the-counter" market or any recognized national or international securities exchange, and (ii) Tenant's (or, if Tenant's financial statement is consolidated with its parent, Tenant's parent's) current public annual report (in compliance with applicable securities laws) for such applicable year is available to Landlord in the public domain, then, Tenant shall have no obligation to provide financial statements to Landlord.

q.            Landlord's Access.  Notwithstanding anything in Section 14.4 or any other provision of the Existing Lease to the contrary, neither Landlord nor its agents or employees may enter the portions of the Premises, unless accompanied by a representative of Tenant, provided that Tenant makes such a representative reasonably available to Landlord and further, provided that if a bona-fide health or safety emergency or an imminent risk of damage to the Premises or the Project or to persons or property necessitates immediate entry to the Premises, Landlord or any emergency response or service provider contacted by Landlord (e.g., the fire department or utility providers) may use whatever force is necessary to enter the Premises, and any such entry to the Premises in accordance with the preceding clauses shall not constitute a forcible or unlawful entry to the Premises, a detainer of the Premises or an eviction of Tenant from the Premises or any portion thereof or result in any liability to Landlord.  In the event of an emergency, Landlord will use reasonable efforts to notify Tenant of the emergency situation as soon as reasonably practicable after Landlord becomes aware of such emergency.

r.            Use.  Without limitation of Section 2.7 of the Existing Lease, Tenant may use the Premises for biologics manufacturing, laboratory and vivarium uses, provided such uses are conducted in accordance with all Applicable Laws and the terms and provisions of the Lease.  Landlord hereby acknowledges and agrees that Landlord and its affiliates and their respective employees will not assert that the biologics manufacturing, laboratory and vivarium uses constitute a "waste" or "nuisance" under the Lease, provided such uses are conducted in accordance with all Applicable Laws and the terms and provisions of the Lease.

s.            Confidentiality.  Section 38(z) of the Existing Lease shall include all bona fide prospective purchasers of Tenant or its assets.  Notwithstanding anything in Section 38 of the Existing Lease or otherwise herein to the contrary, Tenant shall be entitled to make any disclosure of the Lease that Tenant, in its good faith judgment, believes is required by Applicable Law or by any stock exchange on which its securities or those of its affiliates are listed.

t.            Hazardous Materials.  The second sentence of Section 21.5 of the Existing Lease is hereby amended and restated as follows: "If during any period of time needed by Tenant or Landlord after the expiration or earlier termination of this Lease to complete the removal from the Premises of any such Hazardous Materials, Landlord is prevented from or delayed in (a) performing work in the Premises or the Building necessary or desirable in order to prepare the Premises to be marketed or to be delivered to a subsequent tenant or occupant, and/or (b) delivering the Premises to a subsequent tenant or occupant, then Tenant shall be deemed a holdover tenant and subject to the provisions of Section 27.2; provided, however, that, in such event, the monthly holdover rent under Section 27.2(a) shall be calculated to exclude any portion of the monthly holdover rent that is allocable to any floor or floors of the Building (if any) that do not contain Hazardous Material in violation of this Lease."

5.
Early Access to Premises.  Subject to JCVI's compliance with its obligation to allow Tenant early access to the Premises under Section 2 of the Assignment Agreement, from and after December 1, 2015, Landlord shall use commercially reasonable efforts to grant Tenant access to the Premises and Common Areas prior to the Revised Term Commencement Date for the purpose of constructing improvements, installing furniture, fixtures and equipment or the placement of personal property, but not for the purpose of conducting Tenant's business, provided Tenant shall furnish to Landlord evidence satisfactory to Landlord in advance that insurance coverages required of Tenant under the provisions of Article 23 of the Existing Lease are in effect, and such entry shall be subject to all the terms and conditions of the Lease other than the payment of Base Rent or Tenant's Share of Operating Expenses.

6.	TI Allowance; Construction of Tenant Improvements.
 a.            TI Allowance.  In accordance with the terms and conditions of this Second Amendment, Landlord shall make available to Tenant (i) a tenant improvement allowance in the amount of Three Million Sixty Five Thousand Dollars ($3,065,000.00) (the "Base TI Allowance") plus (ii) if properly requested by Tenant pursuant to this Section 6.a, an additional tenant allowance in the amount of One Million Dollars ($1,000,000.00) (the "Additional TI Allowance"), for a total of Four Million Sixty Five Thousand Dollars ($4,065,000.00) for use for any purpose elected by Tenant, in Tenant's sole discretion, which may include, among others, improvements to the Premises (the "Tenant Improvements") as described in the Work Letter attached to this Amendment as Exhibit C (the "Work Letter") and as otherwise provided in this Section 6.a.  The Base TI Allowance, together with Additional TI Allowance (if properly requested by Tenant pursuant to this Section 6.a), shall be referred to herein as the "TI Allowance."  Landlord shall disburse the Base TI Allowance to Tenant within three (3) business days after the Execution Date by wire transfer of immediately available funds to an account specified by Tenant.  If Tenant desires all or any portion of the Additional TI Allowance, then Tenant shall deliver to Landlord a written request for such Additional TI Allowance, in the form attached to this Amendment as Exhibit D, executed by an authorized officer of Tenant (an "Additional TI Allowance Request"), and, provided that no monetary or material non-monetary Default has occurred and is then continuing, Landlord shall disburse the requested amount of the Additional TI Allowance by wire transfer of immediately available funds within ten (10) business days after Landlord's receipt of such written request.  Tenant may make multiple draws against the Additional TI Allowance until such time as the entire Additional TI Allowance has been disbursed or the occurrence of the TI Deadline (as defined below), whichever occurs first.  Tenant may use the Base TI Allowance (and Additional TI Allowance, if properly requested by Tenant pursuant to this Section 6.a) in Tenant's sole discretion for, among other things, financing hard and soft costs of the Tenant Improvements, purchasing furniture, fixtures and equipment for Tenant's use at the Premises or defraying the cost of moving expenses and costs incurred by Tenant for any other lease obligations, or for any other purpose desired by Tenant.  Landlord shall not be obligated to disburse any portion of the Additional TI Allowance unless and until Landlord shall have received from Tenant an Additional TI Allowance Request.  In no event shall any portion of the TI Allowance not properly requested by Tenant pursuant to this Section 6.a entitle Tenant to a credit against Rent payable under this Lease.
b.            TI Deadline; TI True-Up Date. Tenant shall have until January 1, 2020 (the "TI Deadline") to request disbursement of any portion of the Additional TI Allowance not previously disbursed, after which date Landlord's obligation to fund such costs shall expire.  Upon disbursement of any portion of the Additional TI Allowance, Base Rent shall be increased to include such amount of the Additional TI Allowance then disbursed by Landlord in accordance with this Lease amortized over the Revised Term at a rate of seven percent (7%) annually.  The amount by which Base Rent shall be increased with respect to any disbursement of the Additional IT Allowance shall be determined (and Base Rent shall be increased accordingly) as of the date of such disbursement, with Tenant paying (on the next succeeding day that Base Rent is due under this Lease (the "TI True-Up Date")) any underpayment of the further adjusted Base Rent for the period beginning on the Revised Term Commencement Date and ending on the TI True-Up Date.
c.            Completion Evidence.  Tenant shall deliver to Landlord the following (collectively, the "Completion Evidence") on or before the TI Deadline (time being of the essence): (i) a statement setting forth the total cost of the Tenant Improvements, including supporting invoices (paid or presently due and payable) for Tenant's costs; (ii) all of the TI Submittals (as defined in the Work Letter); and (iii) such other deliveries as Landlord or one of its lenders reasonably requests.  Notwithstanding the TI Deadline, Tenant shall cooperate with Landlord's reasonable requests for portions of the Completion Evidence from time to time as the same become available.  Tenant's failure to deliver the Completion Evidence on or before the TI Deadline shall constitute a Default under Section 31.4 of the Existing Lease, and in addition to all other remedies available to Landlord under the Lease, at law and in equity, shall permit Landlord to obtain such Completion Evidence on Tenant's behalf and Tenant shall immediately reimburse Landlord for the reasonable costs thereof as Additional Rent.
d.            Insurance Coverage.  Prior to entering upon the Premises, Tenant shall furnish to Landlord evidence satisfactory to Landlord that insurance coverages required of Tenant under the provisions of Article 23 of the Existing Lease are in effect, and such entry shall be subject to all the terms and conditions of this Lease other than the payment of Base Rent or Tenant's Share of Operating Expenses.
e.            Construction of Tenant Improvements.  Tenant shall select the architect, engineer, and general contractor for the construction of the Tenant Improvements, subject to Landlord's approval, such approval not to be unreasonably withheld, conditioned or delayed.  Notwithstanding anything to the contrary set forth in the Lease, Tenant shall not be obligated to pay Landlord a construction management fee or any similar construction oversight fee with respect to the Tenant Improvements.  Upon Substantial Completion (as hereinafter defined) of the Tenant Improvements, Tenant shall deliver to Landlord (i) a certificate of occupancy for the Premises suitable for the Permitted Use and (ii) a Certificate of Substantial Completion in the form of the American Institute of Architects document G704, executed by the project architect and the general contractor.  The term "Substantially Complete" or "Substantial Completion" means that the Tenant Improvements are substantially complete in accordance with the Approved Plans (as defined in the Work Letter), except for punch list items.
7.
Controllable Operating Expenses.  Notwithstanding anything to the contrary set forth in the Lease, during the Revised Term, Tenant shall not be obligated to pay any increase in Controllable Operating Expenses (as hereinafter defined) on a non-cumulative basis by more than five percent (5%) in any calendar year over the amount of Controllable Operating Expenses chargeable to Tenant for the immediately preceding calendar year, beginning with Controllable Operating Expenses from the calendar year immediately succeeding the calendar year in which the Revised Term Commencement Date occurs.  The term "Controllable Operating Expenses" shall mean all Operating Expenses except for taxes, assessments or impositions, Capital Expenditures, costs for repairs and maintenance (excluding preventative maintenance), utility charges, sewer fees, license, permit or inspection fees imposed by a Governmental Authority, insurance premiums, mandatory payments under CC&R's or to an owners' association, costs for snow removal, costs associated with repairs due to casualty, vandalism, costs for snow removal or other costs outside of Landlord's reasonable control or costs that Landlord reasonably determines are necessary to prevent an adverse effect on the Building structure.

8.
Project Amenities.  Commencing on December 1, 2015 and continuing during the Revised Term, Tenant shall be entitled to use the large conference areas and exercise/fitness areas located at 9714 Medical Center Drive in the Lower Campus and the parking spaces serving such areas (the "Amenities") at no additional charge (except as provided in this Section), provided such use shall be subject to the use of such Amenities by other tenants of the Project on a first come, first served basis, as well as any temporary closures of the Amenities (or any portion thereof) by Landlord in connection with any maintenance, repair, alterations or improvements to be performed.  During the Revised Term, Tenant shall be required to pay its proportionate share of the operating costs paid or incurred by Landlord in connection with the operation or maintenance of such Amenities, to the extent considered Operating Expenses under Section 9 of the Lease.  During the Revised Term, Landlord shall continue to operate and maintain the Amenities in a manner substantially consistent with its current practices, subject to temporary closures for maintenance and repairs, alterations or additions necessitated by Applicable Laws and events of Force Majeure.

9.
Condition of Premises. Landlord shall deliver to Tenant a copy of each final Exit Survey submitted by JCVI pursuant to the Assignment Agreement ("JCVI Exit Survey") upon Landlord's receipt, without any representation or warranty, express or implied, including but not limited to any representation or warranty regarding the accuracy or completeness of the JCVI Exit Survey.  The delivery of such JCVI Exit Survey shall not be deemed to be a representation or warranty regarding the physical or environmental condition of the Premises.  On the Revised Term Commencement Date, Landlord shall deliver possession of the Premises to Tenant in broom clean condition.  Tenant acknowledges that (a) except as expressly provided in this Second Amendment or the Lease, Tenant agrees to take the Premises in its condition "as is" as of the first day of the Revised Term, and (b) Landlord shall have no obligation to alter, repair or otherwise prepare the Premises for Tenant's continued occupancy for the Revised Term or to pay for any improvements to the Premises, except as expressly provided in this Second Amendment or the Lease.  Tenant's taking of possession of the Premises on the Revised Term Commencement Date shall, except as otherwise agreed to in writing by Landlord and Tenant, conclusively establish that the Premises, the Building, the Building systems and the Project were at such time in good, sanitary and satisfactory condition and repair.  Notwithstanding the foregoing, at any time during the first twenty-four (24) months of the Revised Term (the "Warranty Period"), if any standard HVAC units (but specifically excluding any specialized HVAC units added by Tenant, such as those units that may be required for manufacturing) serving the Premises shall fail to be in good working order, then Tenant may deliver written notice to Landlord describing in reasonable detail such failure, and Landlord will perform the work necessary to put the HVAC unit in good working order with reasonable promptness and at Landlord's sole cost as Tenant's sole remedy for any such failure (and Tenant shall not be entitled to damages or any other remedy as a result of such failure, except as provided in Section 16.2 of the Lease); provided, however, that Landlord's obligations pursuant to the foregoing shall be limited to necessary repairs and/or replacements, as determined by Landlord in its reasonable discretion, and Tenant shall remain responsible for the standard preventative maintenance and upkeep of such HVAC units in the ordinary course.  During the Warranty Period, all costs which are the obligation of Landlord pursuant to this Section 9 shall be borne solely by Landlord and not included as Operating Expenses, provided Tenant (and not Landlord) shall be responsible for all costs, in whole or in part, that are incurred to the extent attributable to the negligence or willful misconduct of Tenant or any of its employees, contractors or subcontractors.

10.
Utilities and Services.  During the Revised Term, Tenant shall, at its sole cost and expense, promptly and properly observe and comply with (including in the making by Tenant of any Alterations to the Premises) all orders, regulations, directions, rules, laws, ordinances, and requirements of all Governmental Authorities from the use or occupancy of, or applicable to, the Premises or any portion thereof, except as otherwise provided under this Second Amendment or the Lease, and subject to the terms and conditions of the Landlord Consent.  During the Revised Term, Tenant shall, at Tenant's sole cost and expense, procure and maintain standard preventative maintenance contracts, with copies of the same, in customary form and substance for, and with contractors specializing and experienced in, the maintenance of the following equipment and improvements, if any, if and when installed on the Premises:  (i) heating, ventilating and air conditioning ("HVAC") equipment, (ii) boilers and pressure vessels, (iii) fire extinguishing systems, including fire alarm and smoke detection devices, (iv) roof coverings and drains, (v) clarifiers, (vi) basic utility feeds to the perimeter of the Building, (vii) hoods, and (viii) any other equipment located in the Premises reasonably required by Landlord.  Tenant shall make all arrangements for and pay for all water, electricity, air, sewer, refuse, gas, heat, light, power, telephone service and any other service or utility Tenant required at the Premises.  Tenant shall not be liable for the cost of utilities supplied to the Premises attributable to the time period prior to the Revised Term Commencement Date; provided, however, that, if Landlord shall permit Tenant possession of the Premises prior to the Revised Term Commencement Date and Tenant uses the Premises for any purpose other than the installation of furniture, fixtures and equipment and the placement of personal property as set forth in Section 5 above, then Tenant shall be responsible for the actual out-of-pocket cost of utilities supplied to the Premises from such earlier date of possession.

11.
Repairs and Maintenance.  Except to the extent required to be performed by Landlord pursuant to Section 18.1 of the Existing Lease, and subject to Landlord's obligations under Section 9 above, Tenant shall repair, replace and maintain in accordance with standards for comparable first-class buildings in the Rockville, Maryland area and in accordance with all Applicable Laws the Premises, including the elevators and the base Building plumbing, fire and life safety, HVAC, electrical, security and mechanical systems (collectively, the "Building System Improvements"). Notwithstanding anything to the contrary in the Lease, in the event that Tenant's performance of any of its repair, replacement or maintenance obligations under the Lease requires prior notice to Landlord, in an emergency, Tenant shall have the right to perform such repair, replacement or maintenance obligations after reasonable (in the circumstances) oral notice to Landlord, followed by written notice to Landlord within three (3) days after such emergency. As used in this Section 11, "emergency" shall have the meaning ascribed thereto in Section 31.14 of the Existing Lease.

12.
Generator.  Landlord acknowledges that JCVI has conveyed ownership of the existing 1000 kw generator serving the Premises (the "Generator") to Tenant pursuant to a separate agreement between JCVI and Tenant and Tenant has accepted the Generator in its existing condition "as is" as of the Revised Term Commencement Date.  Tenant shall be entitled to use the Generator and, if so desired by Tenant, to replace such Generator.  Tenant shall maintain, repair and (if necessary) replace the Generator at its sole cost and expense.  Landlord expressly disclaims any warranties, whether express or implied, with regard to the Generator or the installation thereof, including any warranty of merchantability, suitability or fitness for a particular purpose.  Tenant expressly assumes all risks arising from Tenant's failure to perform (or properly perform) the maintenance, repair and/or or replacement of the Generator, the Generator's malfunction, any failure or interruption of power to the Premises attributable to the Generator or any election by Tenant to remove the Generator, and Landlord expressly disclaims any liability or responsibility therefor, except as expressly provided in Section 16.2 of the Existing Lease.  In the event of any malfunction or failure of the Generator, Tenant shall not be entitled to any termination of the Lease or any abatement or reduction of Rent, and Tenant shall not be relieved from the operation of any covenant, obligation or agreement of this Lease.  Tenant may remove the Generator from the Premises at any time at Tenant's sole cost and expense.  In addition, Tenant shall have the right to place new generators on the Land during the Term, subject to Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

13.
Environmental Indemnification.  Notwithstanding anything in the Existing Lease to the contrary, (i) Tenant shall not be responsible for (A) any recognized environmental conditions set forth in any JCVI Exit Survey or (B) the presence of Hazardous Materials at the Premises or the Building as of the Revised Term Commencement Date, unless placed at the Premises or the Building by a Tenant Party, or the presence of Hazardous Materials at the Premises or the Building placed at the Premises or the Building by Landlord or Landlord's affiliates, employees, agents, contractors  or invitees and (ii) Landlord shall indemnify, save, defend (at Tenant's option and with counsel reasonably acceptable to Tenant) and hold the Tenant and Tenant's affiliates, employees, agents, contractors  or invitees (each, a "Tenant Party" and collectively, the "Tenant Parties") harmless from and against any and all Claims resulting from (y) the presence of Hazardous Materials at the Premises or the Building as of the Revised Term Commencement Date, unless such Hazardous Materials were placed at the Premises or the Building by a Tenant Party or Tenant agreed to permit such Hazardous Materials to remain at the Premises for use and operation of the Premises following JCVI's surrender of the Premises in accordance with the Assignment Agreement, and (z) the presence of Hazardous Materials at the Premises or the Building placed at the Premises or the Building by Landlord or Landlord's affiliates, employees, agents, contractors  or invitees.

14.
Option to Extend.  Tenant shall have two (2) options (each, an "Option") to extend the Revised Term by seven (7) years each as to the entire Premises (and no less than the entire Premises) upon the following terms and conditions (each seven (7) year period being referred to herein as an "Extension Term").  Any extension of the Revised Term pursuant to an Option shall be on all the same terms and conditions as this Lease, except as follows:

a.          Base Rent at the commencement of each Extension Term shall equal (i) if there are no brokerage commissions payable by Landlord to Tenant's broker in connection with the Option, ninety-five percent (95%) of the then-current FMV (as defined below), or (ii) if there are brokerage commissions payable by Landlord to Tenant's broker in connection with the Option, one hundred percent (100%) of the then-current FMV, and in each case shall be further increased on each annual anniversary of the Extension Term commencement date by two and one-half percent (2.5%).  Tenant may, no more than fifteen (15) months prior to the date the then-current Term is then scheduled to expire, request Landlord's estimate of the FMV for the next Extension Term.  Landlord shall, within fifteen (15) days after receipt of such request, give Tenant a written proposal of such FMV.  If Tenant gives written notice to exercise an Option ("Extension Notice"), such Extension Notice shall specify whether Tenant accepts Landlord's proposed estimate of FMV.  If Tenant does not accept the FMV, then the parties shall endeavor to agree upon the FMV, taking into account all relevant factors.  In the event that the parties are unable to agree upon the FMV within thirty (30) days after Landlord's receipt of the Extension Notice, then same shall be determined as follows: (i) Landlord and Tenant shall each appoint one broker who shall, by profession, be a licensed real estate broker, of good reputation, and who shall have been active over the ten (10) year period ending on the date of Landlord's receipt of the Extension Notice in the leasing of similar properties within the Rockville, Maryland laboratory/research and development leasing market. Each such broker shall be appointed within thirty (30) days after the date of Landlord's receipt of the applicable Extension Notice.  (ii) The two brokers so appointed shall, within ten (10) days of the date of the appointment of the last appointed broker, agree upon and appoint a third broker who shall be qualified based upon the same criteria set forth hereinabove for the qualification of the initial two brokers and shall not have been employed or retained by either Landlord or Tenant or any affiliate of either for a period of at least ten (10) years prior to appointment pursuant hereto. The third broker shall be paid for jointly by Landlord and Tenant.  If Landlord and Tenant are unable to agree upon the third broker, then the same shall be designated by the Washington, D.C. local chapter of the Judicial Arbitration and Mediation Services or any successor organization thereto (the "JAMS").  (iii) The three brokers shall within ten (10) business days of the appointment of the third broker reach a decision regarding the determination of the FMV, and shall notify Landlord and Tenant thereof. (iv) The decision of the majority of the three brokers shall be binding upon Landlord and Tenant and shall serve as the basis for determination of Base Rent payable for the applicable Extension Term. Failure of a majority of such brokers to reach agreement shall result in the FMV being designated by averaging the appraisals of the three brokers, ignoring for the purposes of such averaging the high and/or low appraisal which is more than ten percent (10%) in excess of or less than the middle appraisal, if applicable. (v) If either Landlord or Tenant fails to appoint a broker within the time period specified in subparagraph (i) hereinabove, the broker appointed by one of them shall reach a decision and notify Landlord and Tenant thereof, and such broker's decision shall be binding upon Landlord and Tenant. (vi) The cost of the three-broker determination shall be paid by Landlord and Tenant equally.  (vii) If, as of the commencement date of an Extension Term, the amount of Base Rent payable during the Extension Term shall not have been determined, then, pending such determination, Tenant shall pay Base Rent equal to the Base Rent payable with respect to the last year of the then-current Term.  After the final determination of Base Rent payable for the Extension Term, the parties shall promptly execute a written amendment to this Lease specifying the amount of Base Rent to be paid during the applicable Extension Term.  Any failure of the parties to execute such amendment shall not affect the validity of the FMV determined pursuant to this Section 14.a or the extension of the Revised Term for such Extension Term.
b.          No Option is assignable separate and apart from this Lease.  Tenant's rights under this Section 14 shall be transferable in connection with an assignment of this Lease to an Exempt Transferee, but shall not be transferable to any other assignee without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion.
c.          Each Option is conditional upon Tenant giving Landlord written notice of its election to exercise such Option at least twelve (12) months prior to the expiration of the then-current Term.  Time shall be of the essence as to Tenant's exercise of an Option.  Tenant assumes full responsibility for maintaining a record of the deadlines to exercise an Option.  Tenant acknowledges that it would be inequitable to require Landlord to accept any exercise of  an Option after the date provided for in this Article 14.
d.          Notwithstanding anything contained in this Article 14 to the contrary, Tenant shall not have the right to exercise an Option or to commence an Extension Term unless Tenant is not then in Default.
e.          For purposes of this Lease, "FMV" for the Premises shall be based on a seven (7) year extension term and shall be equal to the monthly base rental rate (on a per square foot of rentable area basis) agreed to by willing sophisticated tenants and willing sophisticated landlords in leasing transactions (the "Comparable Transactions"), as of a particular time, in arms-length transactions for non-sublease, non-encumbered, non-equity, non-expansion, non-renewal space comparable in size, location, height and quality to the Premises, with a commencement date not more than eighteen (18) months prior to the commencement date of the extension term, or if there are no Comparable Transactions, in other first-class combined office/laboratory facilities containing located in the Rockville, Maryland area, with appropriate adjustments to account for differences in the Adjustment Factors (as defined below) and all other factors reasonably relevant to a fair market rent determination.  In any determination of FMV, appropriate consideration should be given to any reasonably relevant factor (or difference in the subject transaction or Comparable Transactions used for purposes of comparison), including without limitation, the following factors (the "Adjustment Factors"): (a) monthly base rental rates per rentable square foot; (b) abatement provisions reflecting free rent or early occupancy during the lease term; (c) the size, location and floor height of the premises being leased; (d) the condition and market value of the existing tenant improvements, if any (from a general marketing perspective and without regard to their value, usability or function to Tenant or to any tenant in any Comparable Transaction), and the existence and amount of any tenant improvement or comparable allowance; (e) the existence and amount of any other cash payment or other equivalent concession, including, without limitation, moving allowances, lease takeover allowances (or where a lease assumption is applicable, the value thereof), and any comparable tenant inducement; (f) the existence of favorable expansion and/or extension options, and the value thereof; (g) any special parking rights, rates or concessions; (h) whether the lease transaction in question grants to the tenant any protection from increases in real property taxes and/or operating expenses, and if so, the amount, value or cost associated therewith; and (i) the credit standing of the tenant in question and/or the amount of letters of credit, cash security deposits, and/or other credit enhancements required to be made available by the tenant in question.
f.          For purposes of calculating the FMV, the following presumptions shall apply:  the Premises is free and clear of all leases and tenancies (including this Lease), the Premises is available for the purposes permitted by this Lease in the then rental market, that Landlord has had a reasonable time to locate a tenant, and that neither Landlord nor the prospective tenant is under any compulsion to rent, and taking into account all relevant factors.
15.
Right of First Offer to Lease.  For so long as MacroGenics, Inc. and/or an Exempt Transferee of MacroGenics, Inc. pursuant to an Exempt Transfer (a "MacroGenics Exempt Transferee") leases the entire Premises and personally occupies at least ninety percent (90%) of the entire Premises and subject to any other parties' pre-existing rights with respect to Available ROFO Premises (as defined below), Tenant shall have a right of first offer to lease ("Lease ROFO") as to any rentable premises in the buildings located at 9708, 9712 and 9714 Medical Center Drive which Landlord is marketing and for which Landlord is seeking a tenant ("Available ROFO Premises"); provided, however, that in no event shall Landlord be required to lease any Available ROFO Premises to Tenant for any period past the date on which this Lease expires or is terminated pursuant to its terms (including available Options).  To the extent that Landlord renews or extends a then-existing lease with such then existing tenant for the same premises pursuant to a contractual extension option existing as of the date hereof, the affected space shall not be deemed to be Available ROFO Premises.  In the event Landlord intends to market Available ROFO Premises, Landlord shall provide written notice thereof to Tenant (the "Notice of Marketing to Lease").

a.            Within fifteen (15) days following its receipt of a Notice of Marketing to Lease (time being strictly of the essence), Tenant shall advise Landlord in writing whether Tenant elects to lease all (not just a portion) of the Available ROFO Premises and on what terms and conditions.  If Tenant fails to notify Landlord of Tenant's election within such fifteen (15) day period (time being strictly of the essence), then Tenant shall be deemed to have elected not to lease the Available ROFO Premises.
b.            If Tenant notifies Landlord that Tenant elects to lease all of the Available ROFO Premises and of the terms and conditions therefore ("Tenant's Leasing Offer") within the fifteen (15)-day period described above (provided that Tenant shall be required to lease the Available ROFO Premises for at least the remainder of the then-current Revised Term), then Landlord shall have ten (10) days after receipt of Tenant's Leasing Offer to respond to Tenant in writing whether Landlord elects to lease the Available ROFO Premises to Tenant on the terms and conditions set forth in Tenant's Leasing Offer.  If Tenant delivers Tenant's Leasing Offer within the fifteen (15)-day period described above and Landlord elects to lease the Available ROFO Premises to Tenant on the terms and conditions set forth in Tenant's Leasing Offer, then Landlord shall lease the Available ROFO Premises to Tenant upon the terms and conditions set forth in Tenant's Leasing Offer.  If Landlord fails to deliver notice of Landlord's election to lease the Available ROFO Premises to Tenant within such ten (10)-day period, then Landlord shall be deemed to have elected not to lease the Available ROFO Premises to Tenant upon the terms and conditions set forth in Tenant's Leasing Offer.
c.            If (i) Tenant notifies Landlord that Tenant elects not to lease the Available ROFO Premises, (ii) Tenant fails to notify Landlord of Tenant's election within the fifteen (15)-day period described above (time being strictly of the essence), (iii) Landlord declines (or is deemed to have declined) to lease the Available ROFO Premises to Tenant on the terms and conditions set forth in Tenant's Leasing Offer or (iv) Landlord fails to notify Tenant of Landlord's election to lease the Available ROFO Premises to Tenant on the terms and conditions set forth in Tenant's Leasing Offer within the ten (10) day period described above (time being strictly of the essence), then Landlord shall have the right to consummate a lease of the Available ROFO Premises at base rent not less than ninety percent (90%) of that stated in Tenant's Leasing Offer.
d.            Notwithstanding anything in this Article 15 to the contrary, Tenant shall not have the right to exercise the Lease ROFO during such period of time that there exists a monetary default or material non-monetary default by Tenant under any provision of this Lease for which notice has been given to Tenant by Landlord (to the extent notice is required under this Lease).  Any attempted exercise of the Lease ROFO during a period of time in which Tenant is so in default shall be void and of no effect.  Notwithstanding anything in this Lease to the contrary, Tenant shall not assign or transfer the Lease ROFO, except in conjunction with an assignment or transfer of Tenant's interest in the Lease to an Exempt Transferee pursuant to an Exempt Transfer, without Landlord's prior written consent, which consent Landlord shall not unreasonably withhold, condition or delay.
e.            If Tenant exercises the Lease ROFO, Landlord does not guarantee that the Available ROFO Premises will be available on the anticipated commencement date for the Lease as to such Premises due to a holdover by the then-existing occupants of the Available ROFO Premises or for any other reason beyond Landlord's reasonable control, so long as Landlord acts in good faith to promptly and diligently pursue all reasonable means to obtain possession of such space, including the commencement of eviction proceedings when appropriate, as soon as reasonably practicable, but Tenant shall not be liable for any rent until the time when Landlord can deliver possession of the ROFO Premises to Tenant.
f.            Tenant's rights under this Section 15 shall be transferable in connection with an assignment of this Lease to an Exempt Transferee, but shall not be transferable to any other assignee without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion.
16.
Right of First Offer to Purchase.  For so long as MacroGenics and/or a MacroGenics Exempt Transferee leases all, and personally occupies at least ninety percent (90%), of the entire Premises, Tenant shall have a right of first offer to purchase the fee interest ("Purchase ROFO") in the Building and underlying parcel of land (the "ROFO Real Property").  Landlord shall not sell the entire Building in fee simple unless Landlord shall first offer the Building to Tenant as follows:  (i) Landlord shall give to Tenant an irrevocable written notice ("Landlord's Purchase ROFO Notice") specifying the Basic Sale Terms (as hereinafter defined) upon which Landlord desires to sell the Building; and (ii) Tenant shall then have the one-time right to purchase the Building (the "Purchase ROFO") by notifying Landlord in writing of the exercise of such Purchase ROFO not later than twenty (20) days after Tenant's receipt of such notice from Landlord and delivering one-half of the deposit required pursuant to the Additional Sale Terms (as hereinafter defined), time being of the essence.

a.            If Tenant exercises the Purchase ROFO within the twenty (20)-day period described above (time being strictly of the essence), then Tenant shall have the one-time right and obligation (subject to Landlord and Tenant entering into a Purchase Agreement pursuant to the Additional Sale Terms) to purchase the Building upon the Basic Sale Terms and the Additional Sale Terms to the extent such Additional Sale Terms are not inconsistent with the Basic Sale Terms.
b.            Notwithstanding anything to the contrary herein, Tenant's rights under this Article 16 shall not apply to:
(i) any sale/leaseback transaction made in connection with a bona fide financing;
(ii)            any sale or transfer of less than eighty percent (80%) of all of the direct and indirect interests in Landlord (but, whether or not in excess of eighty percent (80%), in no event shall Tenant's rights apply to a sale or transfer among then-existing direct or indirect interest holders in Landlord, sales or transfers of beneficial interests in direct or indirect interest holders in Landlord that are part of a portfolio transaction that includes properties other than the Building, and mergers, acquisitions, sales or transfers of or in entities with a direct or indirect interest in Landlord that own direct or indirect interests in properties other than the Building, in each case unless such transfers are made with the intention of allowing a transfer of the Building in avoidance of Tenant's rights under this Article 16);
(iii)            any sale or transfer of the Building to a partnership, corporation, limited liability company, trust or other entity that is under control by, common control with, or controls Landlord or any direct or indirect owner of Landlord, but any such transferee shall hold title subject to Tenant's rights under this Article 16;
(iv)            any transfer in the nature of a financing transaction with a financial institution that is made for a bona fide business purpose (i.e., other than in order to allow a transfer of the Building in avoidance of Tenant's rights under this Article 16), including without limitation the granting of, or foreclosure or deed-in-lieu of foreclosure, under a mortgage; and
(v)            any portfolio transaction that includes at least one other real estate asset consisting of a building with at least 40,000 square feet in gross floor area or land capable of accommodating a new building of at least 40,000 rentable square feet in area.  In connection with any portfolio transaction that includes only the Building and a related asset, and, therefore, is subject to the provisions of this Article 16, Tenant must exercise its election to purchase, if at all, with respect to the entire portfolio transaction offered in Landlord's Purchase ROFO Notice.
c.            If Tenant either rejects the Landlord's Purchase ROFO Notice or does not exercise the Purchase ROFO within the twenty (20)-day period described above (time being strictly of the essence), then Landlord shall be free to sell the Building to a third-party person or entity upon terms and conditions no less favorable to Landlord in any material respect than the Basic Sale Terms without further obligation to Tenant, except that the purchase price may be as much as ten percent (10%) less than that reflected in the Basic Sale Terms.  If after Tenant either rejects the Landlord's Purchase ROFO Notice or does not exercise the Purchase ROFO within the twenty (20)-day period described above, and Landlord desires to offer the Building for sale upon terms that are materially less favorable to Landlord than the Basic Sale Terms and/or at a purchase price that is more than ten percent (10%) less than the purchase price stated in the Basic Sale Terms, then Landlord must resubmit a Landlord's Purchase ROFO Notice in accordance with the procedures set forth above. However, if the new notice to Tenant is given not more than 180 days after the previous notice to Tenant, then Tenant's time to exercise its Right of First Offer pursuant to such new notice shall be reduced to ten (10) days.
d.            Upon (i) any sale of the Building, (ii) any portfolio transaction sale that includes the Building and is not subject to the rights of Tenant under this Article 16, or (iii) any foreclosure of a mortgage on the Building or conveyance by deed-in-lieu of foreclosure, in each case to a third-party person or entity in accordance with the terms of this Article 16, Tenant's Purchase ROFO shall forever terminate.
e.            As used herein:  "Basic Sale Terms" shall mean the purchase price and terms of any seller financing offered by Landlord; and "Additional Sale Terms" shall mean those terms set forth on Exhibit E attached to this Amendment.  The Lease shall terminate upon transfer of title to Tenant pursuant to this Article 16.
f.            Notwithstanding any provision of this Article 16 to the contrary, Tenant's rights under this Article shall be void (i) at Landlord's election, if a Default is then continuing at the time Tenant makes any election with under this Article or at the time the closing under the purchase contemplated by this Article 16 is scheduled to occur, and (ii) twelve (12) months prior to the then-scheduled expiration of the term of this Lease unless Tenant has properly exercised its right to extend the term of this Lease pursuant to an Option (if any such right remains).  If Tenant asserts any rights in the Building by means of lis pendens or similar notice, or any method claiming any rights or interest in any space in the applicable building (as opposed to a claim strictly for monetary damages, for which the indemnity set forth in this sentence will not apply), and fails to prevail in such proceeding, then Tenant shall indemnify, defend and hold harmless Landlord for any loss, cost, damage or injury that Landlord suffers or incurs on account of the delay caused by such proceeding, including without limitation any lost sale transaction or tenant leases for space in the Building or change in market conditions directly affecting a sale or lease for tenant space in the Building.  Furthermore, the provisions of this Article 16 are personal to MacroGenics, Inc. and may not be assigned except to a MacroGenics Exempt Transferee in connection with an Exempt Transfer of this Lease to such MacroGenics Exempt Transferee without Landlord's prior written consent, which consent may be withheld in Landlord's sole and absolute discretion.
g.            Any Landlord's Purchase ROFO Notice and information in connection therewith, and any information regarding a sale of the Building, provided to Tenant by Landlord pursuant to this Article 16 shall be held confidential by Tenant and not disclosed to any third party except as required by Applicable Laws or in connection with any dispute between Landlord and Tenant regarding this Article 16 and for disclosures to Tenant's attorneys and third-party consultants to the extent such attorneys and consultants are reasonably required for Tenant to evaluate such information and, in each case, provided that such attorneys and consultants are made subject to the provisions of this paragraph. Any such information shall be returned by Tenant to Landlord in the event that Tenant's rights under this Article 16 terminate in accordance with the terms hereof.
h.            Any disputes regarding the provisions of this Article 16 shall be resolved by arbitration as follows:  the parties shall promptly meet and confer to attempt in good faith to resolve such dispute, and if such dispute is not resolved within thirty (30) days after Landlord or Tenant delivers written notice of such dispute to the other, the parties shall direct the Washington, DC  office of the JAMS to appoint an arbitrator who shall have a minimum of ten (10) years' experience in commercial real estate disputes and who shall not be affiliated with either Landlord or Tenant and has not worked for either party or its affiliates at any time during the prior five (5) years.  Both Landlord and Tenant shall have the opportunity to present evidence and outside consultants to the arbitrator. The arbitration shall be conducted in accordance with the expedited commercial arbitration rules of the JAMS insofar as such rules are not inconsistent with the provisions of this Lease (in which case the provisions of this Lease shall govern).  The cost of the arbitration (exclusive of each party's witness and attorneys' fees, which shall be paid by such party) shall be borne equally by the parties.  The arbitrator's decision shall be final and binding on the parties.
i.            Upon Tenant's request, Landlord agrees to execute and deliver to Tenant a memorandum of Tenant's Purchase ROFO, in form and substance reasonably acceptable to Landlord and Tenant (the "Purchase ROFO Memorandum"), provided that Tenant executes and delivers to Landlord or a third party escrow agent reasonably acceptable to Landlord and Tenant an instrument acknowledging the termination of Tenant's Purchase ROFO, in form and substance reasonably acceptable to Landlord and Tenant, to be held in escrow and recorded upon the earlier to occur of the termination of this Lease or the termination of Tenant's Purchase ROFO in accordance with the terms of this Second Amendment.  Tenant may, but shall not be obligated to, record the Purchase ROFO Memorandum, provided Tenant shall be obligated to pay all costs and expenses relating thereto, including any taxes assessed as a result of such recording.
17.            Broker. Tenant and Landlord each represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Second Amendment, other than CBRE, Inc. ("Broker"), and agrees to reimburse, indemnify, save, defend (at the indemnified party's option and with counsel reasonably acceptable to the indemnified party, at the indemnifying party's sole cost and expense) and hold harmless the indemnified party for, from and against any and all cost or liability for compensation claimed by any such broker or agent, other than Broker, employed or engaged by it or claiming to have been employed or engaged by it.  Broker is entitled to a leasing commission in connection with the making of the Assignment Agreement, the Landlord Consent and this Second Amendment, and Landlord shall pay such commission to Broker pursuant to a separate agreement between Landlord and Broker and Tenant shall have no obligation to pay Broker a leasing commission in connection with the making of the Assignment Agreement, the Landlord Consent and this Second Amendment.
18.            Notices.  Tenant confirms that, notwithstanding anything in the Lease to the contrary, notices delivered to Tenant pursuant to the Lease should be sent to:
MacroGenics, Inc.
9704 Medical Center Drive
Rockville, Maryland  20850
Attn: General Counsel

with a copy to (which copy shall not constitute notice):

Covington & Burling LLP
One CityCenter
850 Tenth Street, NW
Washington, DC  20001
Attention: Heather G. Haberl

19.
Effect of Amendment.  Except as modified by this Second  Amendment and the Assignment Agreement and Landlord Consent, the Existing Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed.  In the event of any conflict between the terms contained in this Second Amendment and the Existing Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.

20.
Successors and Assigns.  Each of the covenants, conditions and agreements contained in this Second Amendment shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns and sublessees.  Nothing in this section shall in any way alter the provisions of the Lease restricting assignment or subletting.

21.
Miscellaneous.  This Second Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Second  Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof.  All exhibits hereto are incorporated herein by reference.  Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.

22.
Landlord Representations, Warranties and Covenants. Landlord hereby represents and warrants to Tenant that, as of date hereof and as of the Revised Term Commencement Date: (i) the Existing Lease attached hereto as Exhibit L is the true, complete and correct copy of the Existing Lease and the Existing Lease has not been amended or modified except as otherwise set forth in this Second Amendment and as set forth in Exhibit L hereto; (ii) the Existing Lease is valid, binding and in full force and effect, and enforceable in accordance with its terms by Landlord and Tenant; (iv) to Landlord's knowledge, no party is in breach or default under the Existing Lease (whether monetary or otherwise) or has given or received any notice of breach or default or termination under the Existing Lease; (v) to Landlord's knowledge, JCVI did not made any assignment, sublease, transfer, conveyance or other disposition of the Existing Lease or any interest therein, or grant any sublease, license, occupancy agreement or other use or occupancy right to any other person or entity, except for JCVI's grant of the Early Access Rights (as defined in the Assignment Agreement) pursuant to the Assignment Agreement; and (vi) to Landlord's knowledge, there are no parties in possession of the Premises other than Tenant.  Each Party guarantees, warrants and represent to the other and to Landlord that the execution and consummation of this Assignment have been duly authorized by all appropriate company action, and the individual or individuals signing this Assignment have the power, authority and legal capacity to sign this Assignment on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint ventures or other organizations and entities on whose behalf such individual or individuals have signed.  Notwithstanding anything to the contrary contained in the Lease, the Assignment or the Landlord Consent, Landlord hereby covenants that Landlord shall not exercise Landlord's remedy to terminate the Lease or Tenant's possession of the Premises, nor shall Tenant be prohibited from exercising an Option, the Lease ROFO or the Purchase ROFO, nor shall Landlord (a) refuse to fund the Base TI Allowance or Additional TI Allowance, (b) fail to deliver any SNDA required by the Lease, (c) fail to make casualty insurance proceeds available under Section 24.10 of the Lease, (d) refuse to permit a Transfer or allow Tenant to collect rents directly from a transferee under Section 29 of the Lease, (e) charge Additional Rent under Section 7.2 of the Lease, (f) draw against the Security Deposit or (g) fail to recognize Tenant's quiet enjoyment rights under Section 15 of the Lease, solely by reason of any breach or default of JCVI under the Existing Lease existing as of the Revised Term Commencement Date, provided that the foregoing shall in no way be deemed to limit Landlord's ability to exercise any remedies under the Lease, including without limitation the termination of the Lease or Tenant's possession of the Premises, due to any Default caused by Macrogenics, Inc. as the Tenant during its early access to the Premises pursuant to Section 5 of this Second Amendment or any Default resulting from its exacerbation of a breach or default of JCVI under the Existing Lease existing as of the Revised Term Commencement Date.  In no event shall Tenant be required to make any certification in an estoppel certificate about the existence of tenant defaults under the Lease as of the Revised Term Commencement Date.  In addition, notwithstanding any provision to the contrary contained in the Existing Lease, Landlord agrees to look solely to JCVI for satisfaction of any default of the tenant's obligations under the Lease occurring prior to or existing as of the Revised Commencement Date and for satisfaction of all obligations of the tenant under the Lease to the extent accruing prior to or existing as of the Revised Commencement Date, including, without limitation, the obligation to pay any amount payable by the tenant under the Lease to the extent accruing prior to or existing as of the Revised Commencement Date, and the recovery of any losses accruing to Landlord and recoverable under the Lease, at law or in equity, to the extent arising under the Lease prior to or existing as of the Revised Commencement Date, provided that the foregoing shall in no way be deemed to limit Landlord's ability to exercise any remedies under the Lease due to any Default caused by Macrogenics, Inc. as the Tenant during its early access to the Premises pursuant to Section 5 of this Second Amendment or any Default resulting from Tenant's exacerbation of a breach or default of JCVI under the Existing Lease existing as of the Revised Term Commencement Date.

23.
Authority.  Tenant guarantees, warrants and represents that the individual or individuals signing this Second Amendment have the power, authority and legal capacity to sign this Second Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed. Landlord guarantees, warrants and represents that the individual or individuals signing this Second Amendment have the power, authority and legal capacity to sign this Second Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.

24.
Counterparts; Facsimile and PDF Signatures.  This Second Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.  A facsimile or portable document format (PDF) signature on this Second Amendment shall be equivalent to, and have the same force and effect as, an original signature.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

1

IN WITNESS WHEREOF, Landlord and Tenant have executed this Second Amendment as of the date and year first above written.
LANDLORD:
BMR-MEDICAL CENTER DRIVE LLC,
a Delaware limited liability company

By:            /s/ Jonathan P. Klassen
Name:            Jonathan P. Klassen
Title:            Executive Vice President

TENANT:
MACROGENICS, INC.,
a Delaware corporation

By:            /s/ Scott Koenig
Name:            Scott Koenig
Title:            CEO

EXHIBIT A
ACKNOWLEDGEMENT OF SECOND AMENDMENT EFFECTIVE DATE

THIS ACKNOWLEDGEMENT OF SECOND AMENDMENT EFFECTIVE DATE is entered into as of [_______], 20[__], with reference to that certain Lease dated as of May 3, 2010 (as amended by that certain First Amendment to Lease dated as of March 26, 2014, as assigned  pursuant to that certain Assignment and Assumption Agreement dated as of June ___, 2015 between J. Craig Venter Institute, Inc., as assignor, and Tenant, as assignee, and that certain Landlord Consent attached to the Assignment Agreement and executed by Landlord, and as further amended by that certain Second Amendment to Lease dated as of [_______], 2015 (the "Second Amendment"), the "Lease"), by MACROGENICS, INC., a Delaware corporation ("Tenant"), in favor of BMR-MEDICAL CENTER DRIVE LLC, a limited liability company ("Landlord").  All capitalized terms used herein without definition shall have the meanings ascribed to them in the Lease.
Landlord and Tenant hereby confirm that the Effective Date of the Second Amendment is [_______], 20[__].
IN WITNESS WHEREOF, Landlord and Tenant have executed this Acknowledgment of Second Amendment Effective Date as of the date first written above.
LANDLORD:
BMR-MEDICAL CENTER DRIVE LLC,
a Delaware limited liability company

By:
Name:
Title:

TENANT:
MACROGENICS, INC.,
a Delaware corporation

By:
Name:
Title:
4813-5202-3331.13

EXHIBIT B
ACKNOWLEDGEMENT OF REVISED TERM COMMENCEMENT DATE
AND TERM EXPIRATION DATE
THIS ACKNOWLEDGEMENT OF REVISED TERM COMMENCEMENT DATE AND TERM EXPIRATION DATE is entered into as of [_______], 20[__], with reference to that certain Lease dated as of May 3, 2010 (as amended by that certain First Amendment to Lease dated as of March 26, 2014, as assigned  pursuant to that certain Assignment and Assumption Agreement dated as of June ___, 2015 between J. Craig Venter Institute, Inc., as assignor, and Tenant, as assignee, and that certain Landlord Consent attached to the Assignment Agreement and executed by Landlord, and as further amended by that certain Second Amendment to Lease dated as of [_______], 2015, the "Lease"), by and between MACROGENICS, INC., a Delaware corporation ("Tenant"), and BMR-MEDICAL CENTER DRIVE LLC, a limited liability company ("Landlord").  All capitalized terms used herein without definition shall have the meanings ascribed to them in the Lease.
Landlord and Tenant hereby confirm the following:
1.            In accordance with the provisions of the Lease, the Revised Term Commencement Date is [_______], 20[__], and, unless the Lease is terminated prior to the Term Expiration Date pursuant to its terms, the Term Expiration Date shall be [_______], 20[__].
2.            The Lease is in full force and effect the same represents the entire agreement between Landlord and Tenant concerning the Premises.
3.            As of the date hereof, to Tenant's knowledge, Tenant has no existing defenses against the enforcement of the Lease by Landlord, and there exist no offsets or credits against Rent owed or to be owed by Tenant, except: ___________________________.  As of the date hereof, to Landlord's knowledge, Landlord has no existing defenses against the enforcement of the Lease by Tenant.
4.            The obligation to pay Rent is presently in effect and all Rent obligations on the part of Tenant under the Lease for the Revised Term commenced to accrue on the Revised Term Commencement Date, with Base Rent payable during the Revised Term as set forth in the chart below, subject to adjustment under the Lease:

Dates	Square Feet of Rentable Area	Base Rent per Square Foot of Rentable Area	Monthly Base Rent	Annual Base Rent
Revised Term Commencement Date– December 31, 2016	122,600	$14.42 annually	$147,324.34	$1,767,892.00
January 1, 2017 – December 31, 2017	122,600	$14.85 annually	$151,744.07	$1,820,928.76
January 1, 2018 – December 31, 2018	122,600	$15.30 annually	$156,296.39	$1,875,556.62
January 1, 2019 – December 31, 2019	122,600	$15.76 annually	$160,985.28	$1,931,823.32
January 1, 2020 – April 30, 2020	122,600	$16.23 annually	$165,814.84	$1,989,778.02
May 1, 2020 – December 31, 2020	122,600	$16.00 annually	$163,466.67	$1,961,600.00
January 1, 2021 – December 31, 2021	122,600	$21.00 annually	$214,550.00	$2,574,600.00
January 1, 2022 – Term Expiration Date	122,600	$21.50 annually	$219,658.34	$2,635,900.00

5.            The undersigned Tenant has not made any prior assignment, transfer, hypothecation or pledge of the Lease or of the rents thereunder or sublease of the Premises or any portion thereof.
B-

IN WITNESS WHEREOF, each of Landlord and Tenant has executed this Acknowledgment of Revised Term Commencement Date and Term Expiration Date as of the date first written above.

LANDLORD:
BMR-MEDICAL CENTER DRIVE LLC,
a Delaware limited liability company

By:
Name:
Title:

TENANT:
MACROGENICS, INC.,
 a Delaware corporation
By:
Name:
Title:
B-

EXHIBIT C
WORK LETTER
This Work Letter (this "Work Letter") is made and entered into as of the 31st day of July, 2015, by and between BMR-MEDICAL CENTER DRIVE LLC, a Delaware limited liability company ("Landlord"), and MACROGENICS, INC., a Delaware corporation ("Tenant"), and is made a part of that certain Lease dated as of May 3, 2010, as amended by that certain First Amendment to Lease dated as of March 26, 2014, as assigned  pursuant to that certain Assignment and Assumption Agreement dated as of July 31, 2015 between J. Craig Venter Institute, Inc., as assignor, and Tenant, as assignee, and that certain Landlord Consent attached to the Assignment Agreement and executed by Landlord, as further amended by that certain Second Amendment to Lease dated as of July 31, 2015 (collectively, the "Lease"), by and between Landlord and Tenant for the Premises located at 9704 Medical Center Drive in Rockville, Maryland.  All capitalized terms used but not otherwise defined herein shall have the meanings given them in the Lease.
1.            General Requirements.
1.1.            Authorized Representatives.
(a)            Landlord designates, as Landlord's authorized representative ("Landlord's Authorized Representative"), (i) Tim Stoll as the person authorized to initial plans, drawings, approvals and to sign change orders pursuant to this Work Letter and (ii) an officer of Landlord as the person authorized to sign any amendments to this Work Letter or the Lease.  Tenant shall not be obligated to respond to or act upon any such item until such item has been initialed or signed (as applicable) by the appropriate Landlord's Authorized Representative.  Landlord may change either Landlord's Authorized Representative upon one (1) business day's prior written notice to Tenant.
(b)            Tenant designates Thomas Spitznagel and Chris Holmes ("Tenant's Authorized Representative") as the person authorized to initial and sign all plans, drawings, change orders and approvals pursuant to this Work Letter.  Landlord shall not be obligated to respond to or act upon any such item until such item has been initialed or signed (as applicable) by Tenant's Authorized Representative.  Tenant may change Tenant's Authorized Representative upon one (1) business day's prior written notice to Landlord.
1.2.            Schedule.  The schedule for design and development of the Tenant Improvements, including the time periods for preparation and review of construction documents, approvals and performance, shall be in accordance with a schedule to be prepared by Tenant (the "Schedule"), a copy of which shall be delivered to Landlord promptly upon completion.  The Schedule shall clearly identify all activities requiring Landlord participation, including specific dates and time periods when Tenant's contractor will require access to areas of the Project outside of the Premises.  To the extent that the Schedule requires Landlord participation, such Schedule shall be approved or disapproved by Landlord within ten (10) business days after delivery to Landlord.  Landlord's failure to respond within such ten (10) business day period shall be deemed approval by Landlord.  If Landlord disapproves any part of the Schedule requiring Landlord participation, then Landlord shall notify Tenant in writing of its objections to such Schedule, and the parties shall confer and negotiate in good faith to reach agreement on the Schedule.  The Schedule shall be subject to adjustment as mutually agreed upon in writing by the parties, or as provided in this Work Letter.
1.3.            Tenant's Architects, Contractors and Consultants.  The architect, engineering consultants, design team, general contractor and subcontractors responsible for the construction of the Tenant Improvements shall be selected by Tenant, provided Tenant shall use only those architects, general contractors and material suppliers and mechanics of which Landlord has given prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed.  All Tenant contracts related to the Tenant Improvements shall provide that Tenant may assign such contracts and any warranties with respect to the Tenant Improvements to Landlord at any time.
2.            Tenant Improvements.  All Tenant Improvements shall be performed by Tenant's contractor, at Tenant's sole cost and expense (subject to Landlord's obligations with respect to disbursing the Base TI Allowance and, if properly requested by Tenant pursuant to the terms of the Lease, the Additional TI Allowance) and in accordance with the Approved Plans (as defined below), the Lease and this Work Letter.  To the extent that the total projected cost of the Tenant Improvements (as projected by Landlord) exceeds the TI Allowance (such excess, the "Excess TI Costs"), Tenant shall be solely responsible for such Excess TI Costs and will pay such Excess TI Costs prior to delinquency.  All material and equipment furnished by Tenant or its contractors as the Tenant Improvements shall be new or "like new;" the Tenant Improvements shall be performed in a first-class, workmanlike manner; and the quality of the Tenant Improvements shall be of a nature and character not less than the Building standard.  Tenant shall take, and shall require its contractors to take, commercially reasonable steps to protect the Premises during the performance of any Tenant Improvements, including covering or temporarily removing any window coverings so as to guard against dust, debris or damage.  All Tenant Improvements shall be performed in accordance with Article 17 of the Existing Lease; provided that, notwithstanding anything in the Lease or this Work Letter to the contrary, in the event of a conflict between this Work Letter and Article 17 of the Existing Lease, the terms of this Work Letter shall govern.
2.1.            Work Plans.  Tenant shall prepare and submit to Landlord for approval schematics covering the Tenant Improvements prepared in conformity with the applicable provisions of this Work Letter (the "Draft Schematic Plans"), which Draft Schematic Plans may include, modifications to the Premises in support of Tenant's manufacturing operations and a vivarium use.  The Draft Schematic Plans shall contain sufficient information and detail to accurately describe the proposed design to Landlord and such other information as Landlord may reasonably request.  Landlord shall notify Tenant in writing within ten (10) business days after receipt of the Draft Schematic Plans whether Landlord approves or objects to the Draft Schematic Plans and of the manner, if any, in which the Draft Schematic Plans are unacceptable; provided, that Landlord's approval to any Tenant Improvements that do not constitute Material Alterations shall not be unreasonably withheld, conditioned or delayed and further, provided Landlord's approval to any  Tenant Improvements that constitute Material Alterations may be given or withheld in Landlord's sole and absolute discretion.  Notwithstanding the foregoing, with respect to any Material Alterations Material Alterations that are critical or essential for biologics manufacturing as intended by Tenant, Landlord shall not unreasonably withhold, condition or delay its consent with respect to any such Material Alterations.  Landlord's failure to respond within such ten (10) business day period shall be deemed approval by Landlord.  If Landlord reasonably objects to Structural Alterations shown on the Draft Schematic Plans, then Tenant shall revise such portions of the Draft Schematic Plans and cause Landlord's objections to be remedied in the revised Draft Schematic Plans.  Tenant shall then resubmit the revised Draft Schematic Plans to Landlord for approval, such approval not to be unreasonably withheld, conditioned or delayed.  Landlord's approval of or objection to Structural Alterations on revised Draft Schematic Plans and Tenant's correction of the same shall be in accordance with this Section until Landlord has approved the Structural Alterations on the Draft Schematic Plans in writing or been deemed to have approved them.  The iteration of the Draft Schematic Plans that is approved or deemed approved by Landlord without objection shall be referred to herein as the "Approved Schematic Plans."
2.2.            Construction Plans.  Tenant shall prepare final plans and specifications for the Tenant Improvements that (a) are consistent with and are logical evolutions of the Approved Schematic Plans and (b) incorporate any other Tenant-requested (and Landlord-approved) Changes (as defined below).  As soon as such final plans and specifications ("Construction Plans") are completed, Tenant shall deliver the same to Landlord for Landlord's approval, which approval shall not be unreasonably withheld, conditioned or delayed.  All such Construction Plans shall be submitted by Tenant to Landlord in electronic .pdf, CADD and full-size hard copy formats, and shall be approved or disapproved by Landlord within ten (10) business days after delivery to Landlord.  Landlord's failure to respond within such ten (10) business day period shall be deemed approval by Landlord.  If the Construction Plans are disapproved by Landlord, then Landlord shall notify Tenant in writing of its objections to such Construction Plans, and the parties shall confer and negotiate in good faith to reach agreement on the Construction Plans.  Promptly after the Construction Plans are approved by Landlord and Tenant, two (2) copies of such Construction Plans shall be initialed and dated by Landlord and Tenant, and Tenant shall promptly submit such Construction Plans to all appropriate Governmental Authorities for approval.  The Construction Plans so approved, and all change orders specifically permitted by this Work Letter, are referred to herein as the "Approved Plans."
2.3.            Changes to the Tenant Improvements. Any changes to the Approved Plans (each, a "Change") shall be requested and instituted in accordance with the provisions of this Article 2 and shall be subject to the written approval of the non-requesting party in accordance with this Work Letter.
(a)            Change Request.  Either Landlord or Tenant may request Changes after Landlord approves the Approved Plans by notifying the other party thereof in writing in substantially the same form as the AIA standard change order form (a "Change Request"), which Change Request shall detail the nature and extent of any requested Changes, including (a) the Change, (b) the party required to perform the Change and (c) any modification of the Approved Plans and the Schedule, as applicable, necessitated by the Change.  If the nature of a Change requires revisions to the Approved Plans, then the requesting party shall be solely responsible for the cost and expense of such revisions and any increases in the cost of the Tenant Improvements as a result of such Change.  Change Requests shall be signed by the requesting party's Authorized Representative.
(b)            Approval of Changes.  All Change Requests shall be subject to the other party's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed.  The non-requesting party shall have five (5) business days after receipt of a Change Request and a Change Estimate (defined below) with respect to such Change Request from Tenant to notify the requesting party in writing of the non-requesting party's decision either to approve or object to the Change Request.  The non-requesting party's failure to respond within such five (5) business day period shall be deemed approval by the non-requesting party.
2.4.            Preparation of Estimates.  Tenant shall, before proceeding with any Change, using its commercially reasonable efforts, prepare as soon as is reasonably practicable (but in no event more than five (5) business days after delivering a Change Request to Landlord or receipt of a Change Request) an estimate of the increased costs or savings that would result from such Change, as well as an estimate of such Change's effects on the Schedule (a "Change Estimate"); provided, that, Landlord shall pay Tenant's cost of preparing a Change Estimate for a Landlord-initiated Change Request.  Landlord shall have five (5) business days after receipt of a Change Estimate from Tenant, in the case of a Landlord-initiated Change Request, to notify Tenant in writing of Landlord's decision either to proceed with or abandon the Landlord-initiated Change Request.
2.5.            Quality Control Program; Coordination.  Tenant shall provide Landlord with information regarding the following (together, the "QCP"):  (a) Tenant's general contractor's quality control program and (b) evidence of subsequent monitoring and action plans.  The QCP shall be subject to Landlord's reasonable review and approval and shall specifically address the Tenant Improvements.  Tenant shall use commercially reasonable efforts to ensure that the QCP is regularly implemented on a scheduled basis and shall use commercially reasonable efforts to provide Landlord with reasonable prior notice and access to attend all inspections and meetings between Tenant and its general contractor.  At the conclusion of the Tenant Improvements, Tenant shall deliver the quality control log to Landlord, which shall include all records of quality control meetings and testing and of inspections held in the field, including inspections relating to concrete, steel roofing, piping pressure testing and system commissioning.
3.            Completion of Tenant Improvements.  Tenant, at its sole cost and expense (except for Landlord's obligation to disburse the Base TI Allowance and, if properly requested by Tenant pursuant to the terms of the Lease, the Additional TI Allowance), shall perform and complete the Tenant Improvements in all respects (a) in substantial conformance with the Approved Plans, (b) otherwise in compliance with provisions of the Lease and this Work Letter and (c) in accordance with Applicable Laws, the requirements of Tenant's insurance carriers, the requirements of Landlord's insurance carriers (to the extent Landlord provides its insurance carriers' requirements to Tenant) and the board of fire underwriters having jurisdiction over the Premises.  The Tenant Improvements shall be deemed completed at such time as Tenant shall furnish to Landlord the following (collectively, the "TI Submittals"): (t) commercially reasonable evidence satisfactory to Landlord that (i) all Tenant Improvements have been completed and paid for in full (an architect's certificate of completion and the general contractor's and each subcontractor's and material supplier's final unconditional waivers and releases of liens, each in a form acceptable to Landlord and complying with Applicable Laws, and a Certificate of Substantial Completion in the form of the American Institute of Architects document G704, executed by the project architect and the general contractor, together with a statutory notice of substantial completion from the general contractor shall be deemed evidence of completion of all Tenant Improvements and the same are paid in full), (ii) intentionally omitted, (iii) any and all liens related to the Tenant Improvements have either been discharged of record (by payment, bond, order of a court of competent jurisdiction or otherwise) or waived by the party filing such lien and (iv) no security interests relating to the Tenant Improvements are outstanding; (u) all certifications and approvals with respect to the Tenant Improvements that may be required from any Governmental Authority and any board of fire underwriters or similar body for the use and occupancy of the Premises (including a certificate of occupancy for the Premises for the Permitted Use); (v) certificates of insurance required by the Lease to be purchased and maintained by Tenant; (w) an affidavit from Tenant's architect certifying that all work performed in, on or about the Premises is in accordance with the Approved Plans; (x) complete "as built" drawing print sets, project specifications and shop drawings and electronic CADD files on disc (showing the Tenant Improvements as an overlay on the Building "as built" plans (provided that Landlord provides the Building "as-built" plans provided to Tenant) of all contract documents for work performed by their architect and engineers in relation to the Tenant Improvements, together with a consent by Tenant's architects and engineers to Landlord's use of such plans and specifications, as revised, upon the expiration or earlier termination of the Lease, in such form as Landlord shall reasonably require; (y) a commissioning report prepared by a licensed, qualified commissioning agent hired by Tenant and approved by Landlord for all new or affected mechanical, electrical and plumbing systems (which report Landlord may hire a licensed, qualified commissioning agent to peer review, and whose reasonable recommendations Tenant's commissioning agent shall perform and incorporate into a revised report); and (z) copies of manufacturers' warranties, operation and maintenance manuals for fixtures to the extent Landlord reasonably requests consistent with Landlord's own requirements for its contractors.
4.            Insurance.
4.1.            Property Insurance.  At all times during the period beginning with commencement of construction of the Tenant Improvements and ending with final completion of the Tenant Improvements, Tenant shall maintain, or cause to be maintained (in addition to the insurance required of Tenant pursuant to the Lease), property insurance insuring Landlord and the Landlord Parties, as their interests may appear.  Such policy shall, on a completed values basis for the full insurable value at all times, insure against loss or damage by fire, vandalism and malicious mischief and other such risks as are customarily covered by the so-called "broad form extended coverage endorsement" upon all Tenant Improvements and the general contractor's and any subcontractors' machinery, tools and equipment, all while each forms a part of, or is contained in, the Tenant Improvements or any temporary structures on the Premises, or is adjacent thereto; provided that, for the avoidance of doubt, insurance coverage with respect to the general contractor's and any subcontractors' machinery, tools and equipment shall be carried on a primary basis by such general contractor or the applicable subcontractor(s).  Tenant agrees to pay any deductible, and Landlord is not responsible for any deductible, for a claim under such insurance.  Such property insurance shall contain an express waiver of any right of subrogation by the insurer against Landlord and the Landlord Parties, and shall name Landlord and its affiliates as loss payees as their interests may appear.
4.2.            Workers' Compensation Insurance.  At all times during the period of construction of the Tenant Improvements, Tenant shall, or shall cause its contractors or subcontractors to, maintain statutory workers' compensation insurance as required by Applicable Laws.
5.            Liability.  Tenant assumes sole responsibility and liability for any and all injuries or the death of any persons, including Tenant's contractors and subcontractors and their respective employees, agents and invitees, and for any and all damages to property caused by, resulting from or arising out of any act or omission on the part of Tenant, Tenant's contractors or subcontractors, or their respective employees, agents and invitees in the prosecution of the Tenant Improvements; provided, however, that nothing contained in this Work Letter shall be deemed to release Landlord from or against liability caused by Landlord's gross negligence or willful misconduct.  Tenant agrees to indemnify, save, defend (at Landlord's option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from and against all Claims due to, because of or arising out of any and all such injuries, death or damage, whether real or alleged, and Tenant and Tenant's contractors and subcontractors shall assume and defend at their sole cost and expense all such Claims; provided, however, that nothing contained in this Work Letter shall be deemed to indemnify or otherwise hold Landlord harmless from or against liability caused by Landlord's negligence or willful misconduct.  Any deficiency in design or construction of the Tenant Improvements shall be solely the responsibility of Tenant, notwithstanding the fact that Landlord may have approved of the same in writing.
6.            Additional TI Allowance; TI Budget; Lien Releases; Accrual Information.
6.1.            Application of Additional TI Allowance.  Landlord shall contribute, if properly requested by Tenant pursuant to the terms of the Lease, the Additional TI Allowance toward the costs and expenses incurred in connection with the performance of the Tenant Improvements, in accordance with the Lease.
6.2.            Budget for the Tenant Improvements.  Prior to commencement of construction of the Tenant Improvements, Tenant shall notify Landlord of Tenant's budget for the Tenant Improvements (the "TI Budget"), however, Landlord shall have no right to consent to the TI Budget.  Landlord shall not be obligated to reimburse Tenant for costs or expenses relating to the Tenant Improvements that exceed the amount of the TI Allowance.
6.3.            Lien Releases.  Tenant shall furnish to Landlord, on a monthly basis, copies of (a) invoices from the general contractor, the architect, and any subcontractors, material suppliers and other parties requesting payment for work performed in connection with the Tenant Improvements, and (b) unconditional lien releases from the general contractor and each subcontractor and material supplier with respect to previous payments made by Tenant for the Tenant Improvements in a form acceptable to Landlord and complying with Applicable Laws.
6.4.            Accrual Information.  In addition to the other requirements of this Section 6, Tenant shall, no more often than once every calendar quarter during construction of the Tenant Improvements, provide Landlord with a written summary of all work performed by Tenant or its agents, employees or contractors for which copies of lien waivers have not been supplied to Landlord, including the dates on which such work was performed.  Such information shall be provided to Landlord within ten (10) business days after Landlord's request therefor.
7.            Miscellaneous.
7.1.            Incorporation of Lease Provisions.  Sections 41.4 through 41.19 (but excluding Section 41.12) of the Existing Lease are incorporated into this Work Letter by reference, and shall apply to this Work Letter in the same way that they apply to the Lease.
7.2.            General.  Except as otherwise set forth in the Lease or this Work Letter, this Work Letter shall not apply to improvements performed in any additional premises added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise; or to any portion of the Premises or any additions to the Premises in the event of a renewal or extension of the original Term, whether by any options under the Lease or otherwise, unless the Lease or any amendment or supplement to the Lease expressly provides that such additional premises are to be delivered to Tenant in the same condition as the initial Premises.
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C-

IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter to be effective on the date first above written.
LANDLORD:
BMR-MEDICAL CENTER DRIVE LLC,
a Delaware limited liability company
By:            /s/ Jonathan P. Klassen
Name:            Jonathan P. Klassen
Title:            Executive Vice President
TENANT:
MACROGENICS, INC.,
a Delaware corporation
By:            /s/ Scott Koenig
Name:            Scott Koenig
Title:            CEO
C-

EXHIBIT D
FORM OF ADDITIONAL TI ALLOWANCE ACCEPTANCE LETTER
[TENANT LETTERHEAD]
BMR-Medical Center Drive LLC
17190 Bernardo Center Drive
San Diego, California  92128
Attn:  Vice President, Real Estate Legal
[Date]
Re:            Additional TI Allowance
To Whom It May Concern:
This letter concerns that certain Lease dated as of May 3, 2010, as amended by that certain First Amendment to Lease dated as of March 26, 2014, as assigned by that certain Assignment and Assumption Agreement dated as of June ___, 2015 between J. Craig Venter Institute, Inc., as assignor, and MacroGenics, Inc., a Delaware corporation ("Tenant"), as assignee, and that certain Landlord Consent attached to the Assignment Agreement and executed by BMR-Medical Center Drive LLC, a Delaware limited liability company ("Landlord"), as of June , 2015, as amended by that certain Second Amendment to Lease dated as of June , 2015 and [Add any further amendments] (collectively, the "Lease"), between Landlord and Tenant.  Capitalized terms not otherwise defined herein shall have the meanings given them in the Lease.
Tenant hereby notifies Landlord that it wishes to exercise its right to utilize the Additional TI Allowance pursuant to Section 3(e) of the Second Amendment to Lease.
If you have any questions, please do not hesitate to call [_______] at ([___]) [___]-[____].
Sincerely,
[Name]
[Title of Authorized Signatory]
cc:            Greg Lubushkin
Karen Sztraicher
John Bonanno
Kevin Simonsen
D-

EXHIBIT E
ADDITIONAL SALE TERMS
(1)            Within thirty (30) days after the timely exercise of the Purchase RFO by Tenant, Landlord and Tenant will execute a purchase and sale agreement (the "Purchase Agreement") that Landlord and Tenant shall negotiate diligently and in good faith consistent herewith, and that, inter alia, shall provide that: (a) Landlord will convey fee simple title to the ROFO Real Property to Tenant in its then "as is" condition, by special warranty deed, in form and substance acceptable to Landlord, without any warranties or representations by Landlord except as are expressly described herein, (b) upon acceptance and recording of the deed to the ROFO Real Property by Tenant or its permitted nominee, Landlord shall be released from any liability or obligation as seller and landlord with respect to the Building or Lease, except for the obligations expressly set forth below and obligations of Landlord as landlord under leases to Tenant or any of Tenant's Affiliates accruing prior to the date of conveyance, (c) the Building will be subject to all leases and tenancies then in effect, all of which, except to the extent the same may be extinguished by merger, shall be assigned by Landlord to Tenant at closing, and Landlord and Tenant shall indemnify each other from claims arising with respect to such leases and tenancies before and after the conveyance respectively, (d) the parties shall make customary prorations and adjustments, (e) the closing shall occur on a date requested by Tenant, no later than thirty (30) days after the expiration of the due diligence period provided below, (f) it shall be subject to such other commercially customary terms for the sale of a property of this type as the parties may negotiate in good faith, so long as such terms are not inconsistent with the provisions of Article 16 of the Lease and this exhibit, (g) time shall be strictly of the essence, and (h) Landlord will convey title to Tenant subject only to the leases and tenancies described above, matters disclosed in a title insurance commitment provided to Tenant on or before the execution of the Purchase Agreement, and such other matters as may be permitted pursuant to the terms of the Purchase Agreement (but in any event shall have no obligation to expend more than Fifty Thousand Dollars ($50,000) in the cure of any unpermitted exceptions, other than customary voluntary monetary encumbrances).  As part of the Purchase Agreement, Landlord and Tenant shall negotiate in good faith to determine what, if any, access, utility and other rights to the Common Areas are necessary for Tenant to continue its then-current use and occupancy of the Building and the transfer or conveyance of such rights, in the manner and scope negotiated by the parties, shall be included in the Purchase Agreement.
(2)            In negotiating such Purchase Agreement, Landlord shall not be required to give or make any warranties and representations of any name, nature or kind, including, without limitation, status of title, legal compliance of the Building, the presence or absence of hazardous materials, the physical condition of the Building or the like.  Notwithstanding the foregoing, Landlord will agree to give customary and reasonable seller warranties and representations as to the following with respect to the Building, qualified by Landlord's knowledge: (i) current leasing status (other than with respect to the Lease); (ii) the status of current operating agreements directly entered into or assumed by Landlord that will survive the closing of the sale to Tenant, if any; (iii) that Landlord is in "good standing" in its state of organization or filing and is duly authorized to execute, acknowledge and deliver the Purchase Agreement and documents to be delivered pursuant thereto, and (iv) that the Purchase Agreement does not violate any provisions of any agreement or judicial order to which Landlord is a party or to which Landlord or the Building is subject.  The foregoing items (i) through (iv) shall be limited, in each case, as follows: (x) such warranties and representations shall be applicable only to periods of Landlord's ownership of the Property; and (y) all such warranties and representations shall expire, in any event, except as to such breaches of which Landlord has received written notice from Tenant, six (6) months after the sale of the Building to Tenant under the Purchase Agreement.
(3)            Upon execution of the Purchase Agreement, Tenant shall deliver to Stewart Title Guaranty Company, as escrow agent, a five percent (5%) deposit (the "Deposit").  During the first thirty (30) days after the execution of the Purchase Agreement, Tenant shall have a so-called due diligence period (the "Due Diligence Period") during which time Tenant shall have the right to inspect (without injuring or damaging the Property or Building or conducting any physically invasive environmental tests or materially interfering with the operation of the Property or Building), and investigate all legal, physical, environmental, financial and other aspects of the ROFO Real Property.  If during the Due Diligence Period Tenant determines, for any reason whatsoever, that it does not wish to proceed with the purchase under the Purchase Agreement, Tenant shall so notify Landlord within the Diligence Period (the "Termination Notice"), whereupon all deposits paid by Tenant under the Purchase Agreement shall be returned to Tenant and Tenant's option to purchase the ROFO Real Property shall lapse and be void, Article 16 of the Lease and this Exhibit E shall be deemed deleted, and Landlord and Tenant shall have no further recourse to each other with respect to the terms and conditions of Article 16 and the Purchase RFO.
(4)            If Tenant fails or neglects to timely give the Termination Notice, Tenant shall be deemed to have waived the due diligence condition.
(5)            If, despite negotiating diligently and in good faith, Landlord and Tenant cannot agree on the form of Purchase Agreement conforming with the requirements herein, then all of Tenant's rights and options to purchase the ROFO Real Property under Article 16 shall terminate, Tenant's option to purchase the ROFO Real Property shall lapse and be void, Article 16 of the Lease and this Exhibit E shall be deemed deleted, and Landlord and Tenant shall have no further recourse to each other with respect to the terms and conditions of Article 16 and the Purchase RFO.
(6)            If the Tenant executes the Purchase Agreement, fails to give the Termination Notice and then defaults in its obligations to close the purchase of the ROFO Real Property in accordance with the Purchase Agreement, Landlord shall retain the Deposit as its sole and exclusive remedy and damages, and all of Tenant's rights and options to purchase the ROFO Real Property under Article 16 shall terminate, Tenant's option to purchase the ROFO Real Property shall lapse and be void, Article 16 of the Lease and this Exhibit E shall be deemed deleted, and Landlord and Tenant shall have no further recourse to each other with respect to the terms and conditions of Article 16 and the Purchase RFO.

EXHIBIT H
SPECIFIED PERSONAL PROPERTY

For clarity, bioreactors, centrifuges, media and buffer preparation tanks, manufacturing skids (such as for depth filtration, ultrafiltration and clean-in-place processes) and similar types of equipment used for biologics manufacturing in the Premises that are purchased by Tenant will be deemed to be "equipment" owned by Tenant and not "fixtures" regardless of whether such equipment is physically anchored to the Building.

EXHIBIT K
LOADING DOCK

EXHIBIT L
COPY OF EXISTING LEASE

LEASE
by and between
BMR-MEDICAL CENTER DRIVE LLC,
 a Delaware limited liability company
and
J. CRAIG VENTER INSTITUTE, INC.
successor in interest to The Institute for Genomic Research Inc., a Maryland non-stock corporation

LEASE
THIS LEASE (this "Lease") is entered into as of this 3rd day of May, 2010 (the "Execution Date"), by and between BMR-MEDICAL CENTER DRIVE LLC, a Delaware limited liability company ("Landlord"), and J. CRAIG VENTER INSTITUTE, INC., successor in interest to The Institute for Genomic Research, Inc., a Maryland non-stock corporation ("Tenant").
RECITALS
A.            WHEREAS, Landlord owns certain real property ("Property") and the improvements on the Property located at 9704 Medical Center Drive, Rockville, Maryland, including the building located thereon (the "Building"); and
B.            WHEREAS, Landlord wishes to lease to Tenant, and Tenant desires to lease from Landlord, certain premises (the "Premises") comprising all of the Building, pursuant to the terms and conditions of this Lease, as detailed below.
AGREEMENT
NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:
1.	Lease of Premises.
1.1.
Effective on the Term Commencement Date (as defined in Article 4 below), Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, as shown on Exhibit A attached hereto, including the patio/deck shown on Exhibit A and all shafts, cable runs, risers, mechanical spaces and rooftop areas, for use by Tenant in accordance with the Permitted Use (as defined below) and no other uses.  The Property and all landscaping, parking facilities, private drives and other improvements and appurtenances related thereto, including the Building and the other buildings located at 9708, 9710, 9712 and 9714 Medical Center Drive (such other buildings, the "Lower Campus"), Rockville, MD, are hereinafter collectively referred to as the "Project."  All driveways, loading docks, sidewalks, parking areas and landscaped areas for the buildings in the Project are hereinafter referred to as the "Common Areas").

2.
Basic Lease Provisions.  For convenience of the parties, certain basic provisions of this Lease are set forth herein.  The provisions set forth herein are subject to the remaining terms and conditions of this Lease and are to be interpreted in light of such remaining terms and conditions.

2.1.
This Lease shall take effect upon the Execution Date and, except as specifically otherwise provided within this Lease, each of the provisions hereof shall be binding upon and inure to the benefit of Landlord and Tenant from the date of execution and delivery hereof by all parties hereto.

2.2.
In the definitions below, each current Rentable Area (as defined below) is expressed in rentable square footage.  Rentable Area and Tenant's Pro Rata Shares (as defined below) are all subject to adjustment as provided in this Lease.

Definition or Provision	Means the Following (As of the Term Commencement Date)
Rentable Area of Premises	122,600 square feet
Rentable Area of Building	122,600 square feet
Rentable Area of Project	217,983 square feet
Tenant's Pro Rata Share of Building	100%
Tenant's Pro Rata Share of Common Areas	56.24%

2.3.	Initial monthly and annual installments of Base Rent for the Premises ("Base Rent") as of the Term Commencement Date, subject to adjustment under this Lease:
Dates	Square Feet of Rentable Area	Base Rent per Square Foot of Rentable Area	Monthly Base Rent	Annual Base Rent
05/3/2010-5/2/2011	122,600	$22.50 annually	$229,875.00	$2,758,500.00

2.4.	Estimated Term Commencement Date: May 3rd, 2010
2.5.	Estimated Term Expiration Date: May 2nd, 2020
2.6.	Security Deposit: $1,379,250.00.
2.7.
Permitted Use:  Tenant shall have the right to use the Premises for any use in conformity with all federal, state, municipal and local laws, codes, ordinances, rules and regulations of Governmental Authorities (as defined below), committees, associations, or other regulatory committees, agencies or governing bodies having jurisdiction over the Premises, the Building, the Property, the Project, Landlord or Tenant, including both statutory and common law and hazard waste rules and regulations ("Applicable Laws")

2.8.	Address for Rent Payment:
2.9.	Address for Notices to Landlord:
BMR-Medical Center Drive LLC
17190 Bernardo Center Drive
San Diego, California  92128
Attn:  Cynthia Crossmon
Address for Notices to Tenant:                                                                      J. Craig Venter Institute, Inc.
                                                                      at the Premises
Attn:  Vice President, General Counsel

With a copy to:                                                                      Arnold & Porter LLP
555 12th Street, NW
Washington, DC 20004
Attention:  Kenneth Schwartz

2.10.	The following Exhibits are attached hereto and incorporated herein by reference:
Exhibit A	Premises
Exhibit B	Depiction of Tenant's Exclusive Parking Area
Exhibit C	Acknowledgement of Term Commencement Date and Term Expiration Date
Exhibit D	Intentionally Omitted
Exhibit E	Form of Letter of Credit
Exhibit F	Rules and Regulations
Exhibit G	Intentionally Omitted
Exhibit H	Tenant's Personal Property
Exhibit I	Form of Estoppel Certificate
Exhibit J	Maintenance and Service Obligations of Landlord and Tenant

3.
Term.  The actual term of this Lease (as the same may be extended pursuant to Article 42 hereof and as the same may be earlier terminated in accordance with this Lease, the "Term") shall commence on the Term Commencement Date (as defined in Article 4) and end on the date that is one hundred twenty (120) months after the Term Commencement Date (such date, the "Term Expiration Date"), subject to earlier termination of this Lease as provided herein.

4.	Possession and Commencement Date.
4.1.
The "Term Commencement Date" shall be the date of the consummation of the closing of Landlord's acquisition of fee title to the Premises pursuant to that certain Agreement of Purchase and Sale dated as of April 29, 2010 by and between Landlord and Tenant.  Tenant shall execute and deliver to Landlord written acknowledgment of the actual Term Commencement Date and the Term Expiration Date within ten (10) days after Landlord requests the same in the form attached as Exhibit C hereto.  Failure to execute and deliver such acknowledgment, however, shall not affect the Term Commencement Date or Landlord's or Tenant's liability hereunder.  Failure by Tenant to obtain required governmental licensing for the Permitted Use by Tenant at the Premises shall not serve to extend the Term Commencement Date.

4.2.	Prior to the Term Commencement Date, Tenant shall furnish to Landlord evidence satisfactory to Landlord that insurance coverages required of Tenant under the provisions of Article 23 are in effect.
5.
Condition of Premises.  Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of the Premises, the Building or the Project, or with respect to the suitability of the Premises, the Building or the Project for the conduct of Tenant's business.  Tenant acknowledges that (a) Tenant is the prior owner and primary occupant of the Project; (b) Tenant is in possession of the Premises and is fully familiar with the condition of the Premises and agrees to take the same in its condition "as is" as of the Term Commencement Date; and (c) except as otherwise expressly set forth in this Lease, Landlord shall have no obligation to alter, repair or otherwise prepare the Premises for Tenant's occupancy or to pay for or construct any improvements to the Premises to prepare the Premises for Tenant's continued occupancy.

6.	Rentable Area.
6.1.
Landlord and Tenant irrevocably stipulate that the Rentable Area of the Premises shall be as set forth in Section 2.2.  Subject to the foregoing, the term "Rentable Area", to the extent it relates exclusively to the Lower Campus shall reflect such areas as are reasonably calculated by Landlord's architect, as the same may be reasonably adjusted from time to time by Landlord in consultation with Landlord's architect to reflect changes to the Lower Campus.

6.2.
The Rentable Area of the Lower Campus is generally determined by making separate calculations of Rentable Area applicable to each floor within the Lower Campus and totaling the Rentable Area of all floors within the applicable improvements.  The Rentable Area of a floor is computed by measuring to the outside finished surface of the permanent outer applicable building walls.  The full area calculated as previously set forth is included as Rentable Area, without deduction for columns and projections or vertical penetrations, including stairs, elevator shafts, flues, pipe shafts, vertical ducts and the like, as well as such items' enclosing walls.

6.3.
The Rentable Area of the Project is the total Rentable Area of all buildings within the Project (with the understanding that the Building Rentable Area is stipulated as set forth herein and not subject to further adjustment).

7.	Rent.
7.1.
Tenant shall pay to Landlord as Base Rent for the Premises, commencing on the Term Commencement Date, the sums set forth in Section 2.3, subject to the rental adjustments provided in Article 8 hereof.  Base Rent shall be paid in equal monthly installments as set forth in Section 2.3, subject to the rental adjustments provided in Article 8 hereof, each in advance on the first day of each and every calendar month during the Term.

7.2.
In addition to Base Rent, Tenant shall pay to Landlord as additional rent ("Additional Rent") at times hereinafter specified in this Lease (a) Tenant's pro rata share, as set forth in Section 2.2 ("Tenant's Pro Rata Share"), of Operating Expenses, (b) the Property Management Fee (as defined below) and (c) any other amounts that Tenant assumes or agrees to pay under the provisions of this Lease that are owed to Landlord, including any and all other sums that may become due by reason of any default of Tenant or failure on Tenant's part to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after notice and the lapse of any applicable cure periods.

7.3.
Base Rent and Additional Rent shall together be denominated "Rent."  Rent shall be paid to Landlord, without abatement, deduction or offset except as expressly provided in Sections 16.2, 24.5 and 31.14, in lawful money of the United States of America at the office of Landlord as set forth in Section 2.8 or to such other person or at such other place as Landlord may from time designate in writing.  In the event the Term commences or ends on a day other than the first day of a calendar month, then the Rent for such fraction of a month shall be prorated for such period on the basis of a thirty (30) day month and shall be paid at the then-current rate for such fractional month.

8.
Rent Adjustments.  Base Rent shall be subject to an annual upward cost-of-living adjustment of the then-current Base Rent based upon comparing the increase of the Consumer Price Index numbers published by the United States Department of Labor, entitled United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index for All Urban Consumers, Washington-Baltimore, DC-MD-VA-WV ("CPI Index") for the month immediately preceding the anniversary of the Commencement Date over the CPI Index published for the same calendar month for the prior year, with the understanding that this escalation is intended to be a "prior year" CPI Index escalation, not a "base year" CPI Index escalation.  In the event that the CPI Index is not published for one of the months specified in the immediately preceding sentence, the CPI Index to be used shall be the last monthly CPI Index published prior to the month specified.  In the event that such index is discontinued, then another comparable index or source of such information generally recognized as authoritative shall be substituted by Landlord with Tenant's consent, such consent not to be unreasonably withheld, conditioned or delayed.  The first such adjustment shall become effective commencing with that monthly rental installment that is due on or after the first (1st) annual anniversary of the Term Commencement Date, and subsequent adjustments shall become effective on every successive annual anniversary for so long as this Lease continues in effect; provided, in no event shall the Base Rent be increased by less than two percent (2%) of Base Rent in effect for the preceding year, or  increased by more than four percent (4%) of the Base Rent in effect for the preceding year.

9.	Operating Expenses.
9.1.
As used herein, subject to the exclusions listed below and the provisions of Article 43, the term "Operating Expenses" shall include the following costs and expenses with respect to the Building and the Common Areas consistent with the standards applicable to comparable first-class combined laboratory/office facilities in the Rockville, Maryland area ("Comparable Buildings"), with the understanding that if the cost or expense relates to the Common Areas then the Tenant's Pro Rata Share of Common Areas shall apply, not the Tenant's Pro Rata Share of the Building:

9.1.1.
Government impositions including property tax costs consisting of real and personal property taxes and assessments, including amounts due under any improvement bond upon the Building or the Common Areas, including the parcel or parcels of real property upon which the Building and areas serving the Building are located or assessments in lieu thereof imposed by any federal, state, regional, local or municipal governmental authority, agency or subdivision (each, a "Governmental Authority") are levied; taxes on or measured by gross rentals received from the rental of space in the Building or the Common Areas; taxes based on the square footage of the Premises, the Building or the Common Areas, as well as any parking charges, utilities surcharges or any other costs levied, assessed or imposed by, or at the direction of, or resulting from Applicable Laws or interpretations thereof, promulgated by any Governmental Authority in connection with the use or occupancy of the Building or the Common Areas; any fee for a business license to operate an office building; and any expenses, including the reasonable cost of attorneys or experts, reasonably incurred by Landlord in seeking reduction by the taxing authority of the applicable taxes, with a credit against Operating Expenses for any tax refunds obtained as a result of an application for review thereof (or a payment of such refunds if the Term has expired).  Operating Expenses shall not include any net income, franchise, capital stock, gift, estate or inheritance taxes, or taxes that are the personal obligation of Landlord or of another tenant of the Project; and

9.1.2.
All other costs of any kind paid or incurred by Landlord in connection with the operation or maintenance of the Building (including, without limitation, the service corridors, stairways, elevators, public restrooms and public lobbies contained therein) and the Common Areas, including costs of repairs and replacements to improvements within the Building and the Common Areas as appropriate to maintain the Building and the Common Areas as required hereunder, excluding costs of funding such reserves for future repairs and replacements; costs of utilities furnished to the Building and the Common Areas; sewer fees; trash collection; cleaning, including windows; heating; ventilation; air-conditioning; maintenance of landscaping and grounds; maintenance of drives and parking areas; maintenance of the roof; security services and devices; building supplies; maintenance or replacement of equipment utilized for operation and maintenance of the Building and the Common Areas; license, permit and inspection fees; sales, use  and excise taxes on goods and services purchased by Landlord in connection with the operation, maintenance or repair of the Building or Common Areas systems and equipment; telephone, postage, stationery supplies and other similar expenses incurred in connection with the operation, maintenance or repair of the Building and the Common Areas; accounting, legal and other professional fees and expenses incurred in connection with the Building and the Common Areas; costs of carpeting, landscaping and other customary and ordinary items of personal property provided by Landlord for use in the Building and the Common Areas; Capital Expenditures, as hereinafter defined (provided Capital Expenditures shall be amortized over their useful life with an interest rate not to exceed the prime rate listed in the Wall Street Journal plus three percent (3%) per annum) determined pursuant to generally accepted accounting principles applied on a consistent basis; costs of complying with Applicable Laws (except to the extent such costs are incurred to remedy non-compliance as of the Execution Date with Applicable Laws); so long as Landlord owns solely the Project, the costs and expenses incurred by Landlord associated with the operation of business of the legal entity or entities which constitute Landlord, not to exceed $2,500 in any twelve-month period; costs to keep the Building and the Common Areas in compliance with, or fees otherwise required under, any CC&Rs (as defined below); insurance premiums, including premiums for public liability, property casualty, terrorism and environmental coverages (but not earthquake coverage); portions of insured losses paid by Landlord as part of the deductible portion of a loss pursuant to the terms of insurance policies; service contracts; costs of services of independent contractors retained to do work of a nature referenced above; and costs of compensation (including employment taxes and fringe benefits) of all persons who perform regular and recurring duties connected with the day-to-day operation and maintenance of the Building and the Common Areas, its equipment, the adjacent walks, landscaped areas, drives and parking areas, including janitors, floor waxers, window washers, watchmen, gardeners, sweepers and handymen, pro-rated if their services are part-time to the Building and the Common Areas as applicable.  For purposes of this Lease, the term "Capital Expenditures" shall include (1) any capital replacements of improvements, fixtures, equipment, systems and similar property at the end of such property's useful life; and (2) any capital expenditures required of Landlord pursuant to the terms of this Lease, but shall specifically exclude any enhancements or additions to the Common Areas.

(i)            Notwithstanding the foregoing, Operating Expenses shall not include any leasing commissions; expenses that relate to preparation of rental space for a tenant; expenses of initial development and construction, including grading, paving, landscaping and decorating (as distinguished from maintenance, repair and replacement of the foregoing); legal expenses relating to other tenants; costs of repairs to the extent reimbursed by payment of insurance proceeds received by Landlord; interest upon loans to Landlord or secured by a mortgage or deed of trust covering the Project or a portion thereof (provided that interest upon a government assessment or improvement bond payable in installments shall constitute an Operating Expense under Subsection 9.1.1); any ground rent; salaries of executive officers of Landlord and any employee of Landlord at or above the level of director (or that is above the level of the property manager or building engineer); depreciation claimed by Landlord for tax purposes (provided that this exclusion of depreciation is not intended to delete from Operating Expenses actual costs of repairs and replacements that are provided for in Subsection 9.1.2); taxes that are excluded from Operating Expenses by the last sentence of Subsection 9.1.1; property management fees and expenses (except for the Property Management Fee); general overhead and administrative and accounting expenses, except to the extent reasonably and properly directly allocable to the operation of the Building and the Common Areas; advertising, legal and space planning expenses and leasing commissions and other costs and expenses incurred in procuring and leasing space to tenants for the Project, including any free rent and construction allowances for tenants; legal and other expenses incurred in (i) the negotiation, interpretation, preparation, termination or enforcement of leases or other occupancy agreements affecting the Project or (ii) the review, approval or other actions in connection with the sublease or assignment of tenant leases; costs to be reimbursed by other tenants of the Project or taxes to be paid directly by Tenant or other tenants of the Project, whether or not actually paid; the salaries, wages, benefits and other compensation paid to any employee of Landlord or Landlord's managing agent who does not devote substantially all of his or her time to the Project, except to the extent such wages and benefits are reasonably, properly and equitably allocable to time spent by such employee in directly servicing the Project; at such time as Landlord owns real property and assets unrelated to the Project, the costs and expenses incurred by Landlord associated with the operation of the business of the legal entity or entities which constitute Landlord; bad debt losses, rent losses and costs (including attorneys' fees and costs of settlement, judgments and payments in lieu thereof) incurred in connection with disputes with tenants, other occupants, or prospective tenants, and costs and expenses, including legal fees, incurred in connection with negotiations or disputes with employees, consultants, management agents, leasing agents, purchasers or mortgagees of the Project; costs incurred by Landlord due to the violation by Landlord, its employees, agents or contractors or any tenant of the terms and conditions of any lease of space in the Project (except Tenant); penalties, fines or interest incurred as a result of Landlord's inability or failure  to make payment of Taxes and/or to file any tax or informational returns when due, or from Landlord's failure to make any payment of taxes required to be made by Landlord hereunder before delinquency, unless such failure is due to Tenant's failure to pay any Rent due hereunder; the costs of any item paid to Landlord or to any entity or person related to or affiliated with Landlord to the extent such cost exceeds the amount payable for such services at then-existing market rates to unrelated persons or entities; costs of Landlord's charitable or political contributions, or of fine art maintained at the Project; costs in connection with services (including electricity), items or other benefits which are not available to Tenant without specific charges therefor, but which are provided to another tenant or occupant of the Project, whether or not such other tenant or occupant is specifically charged therefor by Landlord; costs incurred in the sale or refinancing of the Project; rent for any commercially reasonable sized office at market rates for Landlord or its managing agent located in the Project or offsite; costs associated maintaining, managing, operating, repairing or replacing any of the buildings comprising the Lower Campus; costs associated with any property or building other than the Building and the Common Areas; costs of repairs and replacements caused by the exercise of any right of condemnation or eminent domain by any public or quasi-public authority; and any other costs or expenses for which Landlord actually receives reimbursement from any source (except from tenants as part of their operating expense obligations), including condemnation awards and costs for which Landlord has been reimbursed by its insurance carrier, any tenant's insurance carrier, any tenant, any warrantor or any other third party.  To the extent that Tenant uses more than Tenant's Pro Rata Share of any item of Operating Expenses, Tenant shall pay Landlord for such excess in addition to Tenant's obligation to pay Tenant's Pro Rata Share of Operating Expenses.  In no event shall Tenant be required to pay any expense, cost or tax twice under the terms of this Lease.
9.2.
Tenant shall pay to Landlord on the first day of each calendar month of the Term, as Additional Rent, (a) the Property Management Fee and (b) Landlord's reasonable estimate of Tenant's Pro Rata Share of Operating Expenses with respect to the Building and the Project, as applicable, for such month.

(x)            The "Property Management Fee" shall equal one and one-half percent (1.5%) of Base Rent due from Tenant.
(y)            Within ninety (90) days after the conclusion of each calendar year (or such longer period as may be reasonably required by Landlord, but no later than one hundred fifty (150) days after the end of the applicable year), Landlord shall furnish to Tenant a statement showing in reasonable detail the actual Operating Expenses and Tenant's Pro Rata Share of Operating Expenses for the previous calendar year.  Any additional sum due from Tenant to Landlord shall be immediately due and payable.  If the amounts paid by Tenant pursuant to this Section exceed Tenant's Pro Rata Share of Operating Expenses for the previous calendar year, then Landlord shall credit the difference against the Rent next due and owing from Tenant; provided that, if the Term has expired, Landlord shall accompany said statement with payment for the amount of such difference.
(z)            Any amount due under this Section for any period that is less than a full month shall be prorated (based on a thirty (30)-day month) for such fractional month.
9.3.
Landlord's annual statement shall be final and binding upon Tenant unless Tenant, within ninety (90) days after Tenant's receipt thereof, shall request the right to review and audit the same.  In such event, Landlord shall provide Tenant with reasonable access to Landlord's books and records to the extent relevant to determination of Operating Expenses, and such information as Landlord reasonably determines to be responsive to Tenant's written inquiries.  In the event that, after Tenant's review of such information, Landlord and Tenant cannot agree upon the amount of Tenant's Pro Rata Share of Operating Expenses or if Tenant desires to have a third party review and audit the same, then Tenant shall have the right to have an independent public accountant or other person or firm with expertise in commercial real estate accounting and auditing ("Auditor") hired by Tenant not on a contingent fee basis (at Tenant's sole cost and expense) and approved by Landlord (which approval Landlord shall not unreasonably withhold, condition or delay) audit and review such of Landlord's books and records for the year in question as directly relate to the determination of Operating Expenses for such year (the "Independent Review").  Landlord shall make such books and records available to Tenant and its Auditor for review and copying at the location where Landlord maintains them in the ordinary course of its business.  Landlord need not provide copies of any books or records.  Tenant shall commence the Independent Review within fifteen (15) days after the date Landlord has given Tenant access to Landlord's books and records for the Independent Review.  Tenant shall complete the Independent Review and notify Landlord in writing of Tenant's specific objections to Landlord's calculation of Operating Expenses (including Tenant's Auditor's written statement of the basis, nature and amount of each proposed adjustment) no later than sixty (60) days after Landlord has first given Tenant access to Landlord's books and records for the Independent Review.  Landlord shall review the results of any such Independent Review.  The parties shall endeavor to agree promptly and reasonably upon Operating Expenses taking into account the results of such Independent Review.  If, as of sixty (60) days after Tenant has submitted the Independent Review to Landlord, the parties have not agreed on the appropriate adjustments to Operating Expenses, then the parties shall engage a mutually agreeable independent third party accountant with at least ten (10) years' experience in commercial real estate accounting and auditing in the Washington, DC region (the "Accountant").  If the parties cannot agree on the Accountant, each shall within ten (10) days after such impasse appoint an Accountant (different from the accountant and accounting firm that conducted the Independent Review) and, within ten (10) days after the appointment of both such Accountants, those two Accountants shall select a third (which cannot be the accountant and accounting firm that conducted the Independent Review).  If either party fails to timely appoint an Accountant, then the Accountant the other party appoints shall be the sole Accountant.  Within ten (10) days after appointment of the Accountant(s), Landlord and Tenant shall each simultaneously give the Accountants (with a copy to the other party) its determination of Operating Expenses, with such supporting data or information as each submitting party determines appropriate.  Within ten (10) days after such submissions, the Accountants shall by majority vote select either Landlord's or Tenant's determination of Operating Expenses.  The Accountants may not select or designate any other determination of Operating Expenses.  The determination of the Accountant(s) shall bind the parties.  If the parties agree or the Accountant(s) determine that Tenant's Pro Rata Share of Operating Expenses actually paid for the calendar year in question exceeded Tenant's obligations for such calendar year, then Landlord shall, at Tenant's option, either (a) credit the excess to the next succeeding installments of estimated Additional Rent or (b) pay the excess to Tenant within thirty (30) days after delivery of such results.  If the parties agree or the Accountant(s) determine that Tenant's payments of Tenant's Pro Rata Share of Operating Expenses for such calendar year were less than Tenant's obligation for the calendar year, then Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of such results.  If the Independent Review reveals or the Accountant(s) determine that the Operating Expenses billed to Tenant by Landlord and paid by Tenant to Landlord for the applicable calendar year in question exceeded by more than five percent (5%) what Tenant should have been billed during such calendar year, then Landlord shall pay the reasonable cost of the Independent Review and the review by the Accountant(s).  In all other cases, Tenant shall pay the cost of the Independent Review.

9.4.
Tenant shall be responsible for the costs of any services or utilities incurred by Tenant and attributable to the time period prior to the Term Commencement Date.  Tenant's responsibility for Tenant's Pro Rata Share of Operating Expenses shall continue until the expiration of the Lease Term or the earlier termination of this Lease.

9.5.
Operating Expenses for the calendar year in which Tenant's obligation to share therein commences and for the calendar year in which such obligation ceases shall be prorated on a basis reasonably determined by Landlord.  Expenses such as taxes, assessments and insurance premiums that are incurred for an extended time period shall be prorated based upon the time periods to which they apply so that the amounts attributed to the Premises relate in a reasonable manner to the time period wherein Tenant has an obligation to share in Operating Expenses.

9.6.
In the event that Tenant reasonably believes it is entitled to reimbursements from Landlord pursuant to the terms of this Lease, then, within thirty (30) days after the end of each calendar month, Tenant shall submit to Landlord an invoice, or, in the event an invoice is not available, an itemized list, of all costs and expenses that (a) Tenant has incurred (either internally or by employing third parties) during the prior month and (b) for which Tenant reasonably believes it is entitled to reimbursements from Landlord pursuant to the terms of this Lease.

9.7.	[intentionally deleted]
9.8.
So long as Tenant has not assigned the Lease, Tenant shall have the exclusive right to contest applicable taxes included in Operating Expenses, at Tenant's sole cost and expense, and Landlord shall reasonably cooperate with Tenant with respect to such contest, provided Landlord shall not be required to incur any costs or liability in connection with the same.

9.9.
In the event that Tenant delivers a Turnover Notice (as defined below), for each year following the Turnover Date (as defined below), Landlord shall deliver to Tenant a reasonably itemized budget for the Building and for the Common Areas (the "Operating Budget") setting forth Landlord's good faith reasonable estimate of the Operating Expenses for the following partial or full calendar year, respectively, it being agreed that Landlord shall provide such estimate by no later than thirty (30) days prior to the applicable calendar year.  Upon Tenant's request from time to time within the final ninety (90) days of each calendar year, Landlord shall provide Tenant with Landlord's then-current good faith estimate (i.e., then-current working draft) of the Operating Budget for the next following calendar year.  Tenant acknowledges that the Operating Budget is simply Landlord's good faith estimate of Operating Expenses and shall in no event operate to restrict or prohibit Landlord from including in Operating Expenses amounts or categories of expenses that are not reflected on such Operating Budget.  If Tenant has any comments regarding the Operating Budget, Tenant shall notify Landlord thereof within thirty (30) days after Landlord's delivery of such Operating Budget (which notice shall also set forth Tenant's comments with reasonable particularity), with the failure of Tenant to do the same within such thirty (30) day period being deemed an approval by Tenant thereof.  Landlord and Tenant shall discuss the line items in the Operating Budget (or items desired to be added to or deleted from such budget) with respect to which Tenant has commented and the amounts allocated to each line item.  Landlord shall consider in good faith the budget changes proposed by Tenant.  In the event that the Operating Expenses which are within the control and discretion of Landlord (the "Controllable Operating Expenses") exceed the Controllable Operating Expenses for the prior year of the Term by four percent (4%) or more, that portion of the Operating Budget relating to such Controllable Operating Expenses shall be subject to Tenant's approval (not to be unreasonably withheld, conditioned or delayed); provided, however, neither Landlord nor Tenant shall be required to consent to any such change (or to any resulting variation in the types or levels of services provided by Landlord) that (a) is inconsistent with the operation and management practices of landlords of Comparable Buildings or (b) Landlord reasonably determines may have an adverse effect on the Building structure or cause the Building to fail to comply with Applicable Laws.  In the event that Tenant is entitled to approve the Controllable Operating Expenses set forth in the Operating Budget pursuant to the foregoing sentence, and Tenant fails to respond to Landlord within thirty (30) days of Landlord's delivery to Tenant of the Operating Budget, Tenant shall be deemed to have approved of the Operating Budget and such Controllable Operating Expenses.  If Landlord determines that an Operating Budget was incorrect by a material amount, Landlord shall endeavor to provide Tenant with a revised Operating Budget; provided that such revised Operating Budget shall be accompanied by a good faith explanation of any increased amounts set forth thereon.

10.	Taxes on Tenant's Property.
10.1.	Tenant shall pay prior to delinquency any and all taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises.
10.2.
If any such taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property or, if the assessed valuation of the Building, the Property or the Project is increased by inclusion therein of a value attributable to Tenant's personal property or trade fixtures, and if Landlord, after written notice to Tenant, pays the taxes based upon any such increase in the assessed value of the Building, the Property or the Project, then Tenant shall, upon demand, repay to Landlord the taxes so paid by Landlord.

10.3.
If any improvements in or alterations to space in the Lower Campus leased by other tenants at the Project, whether owned by Landlord or such other tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which improvements conforming to Landlord's building standards (the "Building Standard"), then the real property taxes and assessments levied against Landlord or the Building, the Property or the Project by reason of such excess assessed valuation shall not be included in Operating Expenses.  If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining whether said improvements or alterations are assessed at a higher valuation than the Building Standard, then such records shall be binding on both Landlord and Tenant.

11.	Security Deposit.
11.1.
Tenant shall deposit with Landlord, on or before the Execution Date, the sum set forth in Section 2.6 (the "Security Deposit"), which sum shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the Term.  If Tenant defaults (after applicable notice and cure periods) with respect to any provision of this Lease, including any provision relating to the payment of Rent, then Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default (after applicable notice and cure periods), or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of such default.  If, at any time prior to the date that is 180 days prior to the expiration of the Term, any portion of the Security Deposit is so used or applied, then Tenant shall, within ten (10) business days following demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant's failure to do so shall be a material breach of this Lease.  The provisions of this Article shall survive the expiration or earlier termination of this Lease.

11.2.
In the event of bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for all periods prior to the filing of such proceedings.

11.3.
Landlord may deliver to any purchaser of Landlord's entire interest in the Premises the Security Deposit delivered hereunder by Tenant, and, upon such purchaser's agreement in writing to assume Landlord's obligations under this Lease with respect to the Security Deposit, Landlord shall be discharged from any further liability with respect to such Security Deposit.  This provision shall also apply to any subsequent transfers.

11.4.
The Security Deposit, or the remaining balance thereof following Landlord's use, application or retention of the Security Deposit pursuant to Section 11.1, shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) within thirty (30) days after the expiration or earlier termination of this Lease.

11.5.	Intentionally Deleted.
11.6.
If the Security Deposit shall be in cash, Landlord shall hold the Security Deposit in an interest-bearing account at a federally-insured banking organization selected by Landlord; provided, however, that Landlord shall maintain a separate account for the Security Deposit, and shall not intermingle it with other funds of Landlord.  Tenant shall be entitled to all interest and/or dividends, if any, accruing on the Security Deposit.  Landlord shall not be required to credit Tenant with any interest for any period during which Landlord does not receive interest on the Security Deposit.

11.7.
The Security Deposit may be in the form of cash, a letter of credit or, to the extent acceptable to Landlord in its sole discretion, any other security instrument.  Tenant may at any time, except when Tenant is in Default (as defined below), deliver a letter of credit (the "L/C Security") as the entire Security Deposit, as follows:

11.7.1.
If Tenant elects to deliver L/C Security, then Tenant shall provide Landlord, and maintain in full force and effect throughout the Term and until the date that is two (2) months after the then-current Term Expiration Date, a letter of credit in the form of Exhibit E issued by an issuer reasonably satisfactory to Landlord, in the amount of the Security Deposit, with an initial term of at least one year.  Notwithstanding the foregoing, Tenant shall have the right at any time and from time to time during the Term to deliver a cash security deposit in lieu of the L/C Security upon not less than 30 days' advance written notice to Landlord.  Upon delivery of a cash security deposit by Tenant to Landlord in lieu of the L/C Security, Landlord shall promptly return the original L/C Security to Tenant.  Landlord may require the L/C Security to be re-issued by a different issuer at any time during the Term if Landlord reasonably believes that the issuing bank of the L/C Security is or may soon become insolvent; provided, however, Landlord shall return the existing L/C Security to the existing issuer immediately upon receipt of the substitute L/C Security.  If any issuer of the L/C Security shall become insolvent or placed into FDIC receivership, then Tenant shall within thirty (30) days thereafter deliver to Landlord (without the requirement of notice from Landlord) substitute L/C Security issued by an issuer reasonably satisfactory to Landlord, and otherwise conforming to the requirements set forth in this Article.  As used herein with respect to the issuer of the L/C Security, "insolvent" shall mean the determination of insolvency as made by such issuer's primary bank regulator (i.e., the state bank supervisor for state chartered banks; the OCC or OTS, respectively, for federally chartered banks or thrifts; or the Federal Reserve for its member banks).

11.7.2.
If Tenant delivers to Landlord L/C Security conforming to the requirements set forth in this Article in place of the entire Security Deposit, Landlord shall remit to Tenant any cash Security Deposit Landlord previously held within ten (10) business days after such delivery.

11.7.3.
Landlord may draw upon the L/C Security, and hold and apply the proceeds in the same manner and for the same purposes as the Security Deposit, if:  (i) an uncured Default exists; (ii) as of the date thirty (30) days before any L/C Security expires (even if such scheduled expiry date is after the Term Expiration Date but the same must be before the outside expiry date required hereunder) Tenant has not delivered to Landlord an amendment or replacement for such L/C Security, reasonably satisfactory to Landlord, extending the expiry date to the earlier of (1) two (2) months after the then-current Term Expiration Date or (2) the date one year after the then-current expiry date of the L/C Security; (iii) the L/C Security provides for automatic renewals, Landlord asks the issuer to confirm the current L/C Security expiry date, and the issuer fails to do so within ten (10) business days; or (iv) Tenant fails to pay (when and as Landlord reasonably requires) any bank charges for Landlord's transfer of the L/C Security; or (v) the issuer of the L/C Security ceases, or announces that it will cease, to maintain an office in the United States of America where Landlord may present drafts under the L/C Security (and fails to permit drawing upon the L/C Security by overnight courier or facsimile).  This Section does not limit any other provisions of this Lease allowing Landlord to draw the L/C Security under specified circumstances.

11.7.4.
Tenant shall not seek to enjoin, prevent, or otherwise interfere with Landlord's draw under L/C Security, even if it violates this Lease.  Tenant acknowledges that the only effect of a wrongful draw would be to substitute a cash Security Deposit for L/C Security, causing Tenant no legally recognizable damage.  Landlord shall hold the proceeds of any draw in the same manner and for the same purposes as a cash Security Deposit.  In the event of a wrongful draw, the parties shall cooperate to allow Tenant to post replacement L/C Security simultaneously with the return to Tenant of the wrongfully drawn sums, and Landlord shall upon request confirm in writing to the issuer of the L/C Security that Landlord's draw was erroneous.

11.7.5.
If Landlord transfers its interest in the Premises, then Tenant shall at Tenant's expense, within ten (10) business days after receiving a request from Landlord, deliver (and, if the issuer requires, Landlord shall consent to) an amendment to the L/C Security naming Landlord's grantee as substitute beneficiary.  If the required Security Deposit changes while L/C Security is in force, then Tenant shall deliver (and, if the issuer requires, Landlord shall consent to) a corresponding amendment to the L/C Security.

12.	Use.
12.1.
Tenant shall use the Premises for the purpose set forth in Section 2.7, and shall not use the Premises, or permit or suffer the Premises to be used, for any other purpose without Landlord's prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

12.2.
Tenant shall not use or occupy the Premises in violation of Applicable Laws; zoning ordinances; or the certificate of occupancy issued for the Building or the Project, and shall, upon five (5) days' written notice from Landlord, discontinue any use of the Premises that is declared or claimed by any Governmental Authority having jurisdiction to be a violation of any of the above.  Tenant shall comply with any direction of any Governmental Authority having jurisdiction that shall, by reason of the nature of Tenant's use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupation thereof.

12.3.
Tenant shall not do or permit to be done anything that will (a) invalidate or (b) increase the cost of (unless Tenant agrees to pay for the same), any fire, environmental, extended coverage or any other insurance policy covering the Building or the Project, and shall comply with all rules, orders, regulations and requirements of the insurers of the Building and the Project, and Tenant shall promptly, upon demand, reimburse Landlord for any additional premium charged for such policy by reason of Tenant's failure to comply with the provisions of this Article.

12.4.
Tenant shall, upon termination of this Lease, return to Landlord all keys to offices and restrooms either furnished to or otherwise procured by Tenant.  In the event any key so furnished to Tenant is lost, Tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.

12.5.
No awnings or other projections shall be attached to any outside wall of the Building other than those existing as of the date hereof.  Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without Landlord's prior written consent.  No equipment, furniture or other items of personal property other than those in existence as of the date hereof shall be placed on any exterior balcony without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

12.6.
Tenant shall be entitled to building signage for the Premises, inside and outside the Building and on the Property ("Signage"), at Tenant's sole discretion and expense, subject to all Applicable Laws.  All existing Signage is hereby approved by Landlord.  For any Signage, Tenant shall, at Tenant's own cost and expense, (a) acquire all permits for such Signage in compliance with Applicable Laws and (b) design, fabricate, install and maintain such Signage in a first-class condition.  The existing directory tablet shall be provided exclusively for the display of the name and location of tenants only.

12.7.
Tenant shall only place equipment within the Premises with floor loading consistent with the Building's structural design without Landlord's prior written approval, and such equipment shall be placed in a location designed to carry the weight of such equipment.

12.8.
Subject to Section 22, Tenant shall cause any equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations therefrom from extending into the Common Areas or other buildings in the Project.

12.9.
Tenant shall not (a) do or permit anything to be done in or about the Premises that shall in any way unreasonably interfere with the rights of other tenants or occupants of the Project, (b) use or allow the Premises to be used for unlawful purposes, (c) cause, maintain or permit any nuisance or waste in, on or about the Project or (d) take any other action that would in Landlord's reasonable determination in any manner adversely affect other tenants' quiet use and enjoyment of their space or adversely impact their ability to conduct business in a professional and suitable work environment.  Landlord shall use commercially reasonable efforts to apply similar standards on other tenants in the Project for the benefit of the Tenant.

12.10.
Notwithstanding any other provision herein to the contrary, Tenant shall be responsible for all liabilities, costs and expenses arising out of or in connection with the compliance of the Premises with the Americans with Disabilities Act, 42 U.S.C. § 12101, et seq., and any state and local accessibility laws, codes, ordinances and rules (collectively, and together with regulations promulgated pursuant thereto, the "ADA"), provided that: (a) if ADA compliance requires alteration of the Premises from its condition as of the Term Commencement Date due to a change in the ADA or the enforcement thereof which takes effect after the Term Commencement Date; (b) such ADA compliance is not required as the result of any Alterations made by Tenant after the Term Commencement Date; and (c) such alteration of the Premises is considered capital in nature in accordance with generally accepted accounting principles, then Landlord shall be responsible for performing such alterations, the cost for which shall be considered an Operating Expense and shall be amortized in accordance with Article 9.  The provisions of this Section shall survive the expiration or earlier termination of this Lease.

13.	Rules and Regulations, CC&Rs, Parking Facilities and Common Areas.
13.1.
Tenant shall have the non-exclusive right, in common with other tenants of the Project, to use the Common Areas, subject to the rules and regulations adopted by Landlord and attached hereto as Exhibit F, together with such other reasonable and nondiscriminatory rules and regulations as are hereafter promulgated by Landlord in its reasonable discretion (the "Rules and Regulations").  Tenant shall faithfully observe and comply with the Rules and Regulations. To the extent the Rules and Regulations conflict with the terms of this Lease, then the terms of this Lease shall prevail.  Landlord shall not be responsible to Tenant for the violation or non-performance by any other tenant or any agent, employee or invitee thereof of any of the Rules and Regulations.

13.2.
This Lease is subject to any recorded covenants, conditions or restrictions on the Project or Property (the "CC&Rs"), as the same may be amended, amended and restated, supplemented or otherwise modified from time to time; provided that any such amendments, restatements, supplements or modifications do not materially modify Tenant's rights or obligations hereunder.  Tenant shall comply with the CC&Rs.

13.3.
Tenant shall have an exclusive license to use up to two hundred fifty-seven (257) of the parking spaces serving the Premises (equal to 2.1 parking spaces per 1,000 rentable square feet of the Premises), at no cost to Tenant during the Term, in the area shown on Exhibit B.

13.4.
Landlord reserves the right to modify the Common Areas, including the right to add or remove exterior and interior landscaping and to subdivide real property, provided the same does not unreasonably interfere with Tenant's use of the Premises.  Tenant acknowledges that Landlord specifically reserves the right to allow the exclusive use of corridors and restroom facilities located on specific floors to one or more tenants occupying such floors of the Lower Campus; provided, however, that Tenant or its subtenants or assigns shall have exclusive use of the corridors, restrooms, lobbies, entryways, and patios that serve the Premises.

14.	Project Control by Landlord.
14.1.
Landlord reserves full control over the Building and the Project to the extent not inconsistent with Tenant's rights under this Lease.  This reservation includes Landlord's right to subdivide the Project; convert the Lower Campus to condominium units; grant easements and licenses to third parties provided that no such easement or license materially and adversely affects Tenant's use or occupancy of the Premises for the Permitted Use; maintain or establish ownership of the Building separate from fee title to the Property; make additions to or reconstruct portions of the Lower Campus provided the same does not unreasonably interfere with Tenant's use of the Premises; install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building or the Project pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises, the Building or elsewhere at the Project, provided the same does not materially and adversely interfere with Tenant's use of the Premises; and alter or relocate any other Common Area or facility, including private drives, lobbies and entrances located on the Lower Campus provided the same does not unreasonably interfere with Tenant's use of the Premises.

14.2.	Subject to the provisions of Article 43 and Section 31.14, possession of areas of the Premises necessary for utilities, services, safety and operation of the Building is reserved to Landlord.
14.3.
Tenant shall, at Landlord's request, promptly execute such further documents as may be reasonably appropriate to assist Landlord in the performance of its obligations hereunder; provided that Tenant need not execute any document that creates additional liability for Tenant, that imposes additional obligations on Tenant or that deprives Tenant of the quiet enjoyment and use of the Premises as provided for in this Lease.

14.4.
Landlord may, at any and all reasonable times during non-business hours (or during business hours if Tenant so requests), and upon twenty-four (24) hours' prior notice (provided that no time restrictions shall apply or advance notice be required if an emergency necessitates immediate entry), enter the Premises to (a) inspect the same and to determine whether Tenant is in compliance with its obligations hereunder, (b) supply any service Landlord is required to provide hereunder, (c) show the Premises to prospective purchasers or tenants during the final year of the Term, (d) post notices of non-responsibility, (e) access the telephone equipment, electrical substation and fire risers and (f) alter, improve or repair any portion of the Building other than the Premises and other than areas for which access to the Premises is reasonably necessary.  In connection with any such alteration, improvement or repair as described in Subsection 14.4(f), Landlord may erect in the Premises or elsewhere in the Project scaffolding and other structures reasonably required for the alteration, improvement or repair work to be performed, provided the same does not materially and adversely impair Tenant's use of the Premises.  In no event shall Tenant's Rent abate as a result of Landlord's activities pursuant to this Section; provided, however, that all such activities shall be conducted in such a manner so as to cause as little interference to Tenant as is reasonably possible.  Landlord shall at all times retain a key with which to unlock all of the doors in the Premises.  If an emergency necessitates immediate access to the Premises, Landlord may use whatever force is necessary to enter the Premises, and any such entry to the Premises shall not constitute a forcible or unlawful entry to the Premises, a detainer of the Premises, or an eviction of Tenant from the Premises or any portion thereof.

15.
Quiet Enjoyment.  So long as Tenant is not in default under this Lease after applicable notice and cure periods, Landlord or anyone acting through or under Landlord shall not disturb Tenant's occupancy of the Premises, except as permitted by this Lease.

16.
Utilities and Services.  The parties acknowledge that Tenant shall initially be responsible for the utilities and services to the Premises including, without limitation, the utilities and services listed as Tenant's responsibility on Exhibit J attached hereto and incorporated herein by reference, and that Landlord's responsibilities under this Article 16 do not arise until after the Turnover Date (or unless otherwise specifically set forth herein).

16.1.
Landlord shall provide the following services and utilities to the Premises to a standard consistent with those provided to Comparable Buildings:  the following services shall be provided 24 hours per day, 7 days per week, 365 days per year unless Tenant elects to reduce such hours:  hot and cold water; gas; heat, ventilation and air conditioning; light; telephone; fire and life safety; electricity; sewer; other utilities; security system services existing as of the Term Commencement Date.  In addition, Landlord shall provide cleaning (internal and external) and trash removal at reasonable times or as otherwise mutually agreed to by Landlord and Tenant (provided Landlord shall use commercially reasonable efforts to provide internal cleaning and trash removal after 5:00 p.m. on weekdays); extermination and pest control at appropriate intervals; snow removal from sidewalks, drives, and entrances at reasonable times or as otherwise mutually agreed to by Landlord and Tenant (provided Landlord shall use commercially reasonable efforts to provide such snow removal prior to 7:00 a.m. on any weekday or weekend day); elevator service with at least one (1) elevator in service and operational at all times; and access to the Premises (including, without limitation, the Building and the parking facilities) twenty-four (24) hours per day, three hundred sixty-five (365) days per year.  Tenant shall pay for the foregoing along with any fees, surcharges and taxes thereon.  If any such utility is not separately metered to Tenant, Tenant shall pay a reasonable proportion (to be determined by Landlord based on Tenant's usage) of all charges of such utility jointly metered with other premises in the Building as part of Tenant's Pro Rata Share of Operating Expenses or, in the alternative, Landlord may, at its option, monitor the usage of such utilities by Tenant and pay the cost of purchasing, installing and monitoring such metering equipment, which cost shall be paid by Landlord.  Notwithstanding the foregoing, during the Lease Term, Landlord and Tenant shall discuss, on an annual basis, the scope of services and utilities to be provided to Tenant under this Lease and Tenant shall have the right to request and Landlord shall consider in good faith any request for adjustment in the amount and/or quality of services and utilities provided Tenant confirms that it shall pay the costs of the same as Operating Expenses.

16.2.
Except with respect to the gross negligence or intentional misconduct of Landlord, its contractors, employees or agents, Landlord shall not be liable for, nor shall any eviction of Tenant result from, the failure to furnish any utility or service Landlord is required to provide pursuant to this Lease, whether or not such failure is caused by accident; breakage; repair; strike, lockout or other labor disturbance or labor dispute of any character; act of terrorism; shortage of materials, which shortage is not unique to Landlord or Tenant, as the case may be; governmental regulation, moratorium or other governmental action, inaction or delay; or other causes beyond Landlord's control (collectively, "Force Majeure").  In the event of such failure, Tenant shall not be entitled to termination of this Lease or any abatement or reduction of Rent, nor shall Tenant be relieved from the operation of any covenant or agreement of this Lease.  Landlord shall exercise reasonable diligence and good faith efforts to remedy any interruption, curtailment, stoppage or suspension of services, utilities or systems, and if any interruption of the services, utilities or systems is caused by Landlord's gross negligence or willful misconduct and shall continue for more than five (5) business days and shall render any material portion of the Premises unusable for the purpose of conducting Tenant's business as permitted under this Lease, then all Base Rent payable hereunder with respect to the affected portion of the Premises shall be abated for the period beginning on the sixth (6th) business day of such failure and shall continue until substantial use of the entire Premises is restored to Tenant.  In addition, if any such interruption is caused by the gross negligence or willful misconduct of Landlord and such interruption renders a material portion of the Premises untenantable or reasonably unusable by Tenant for its business purposes, and Tenant, by reason thereof, cannot occupy all or such material portion of the Premises for thirty (30) consecutive days or a total of ninety (90) days out of a one hundred twenty (120) consecutive day period, then Tenant shall have the right to terminate this Lease by giving notice to Landlord within thirty (30) days after such one hundred twenty (120) day period expires, and the parties shall have no further obligations to each other except for such obligations as are expressly stated in this Lease to survive the termination of this Lease.

16.3.
Tenant shall pay for, prior to delinquency of payment therefor, any utilities and services that may be furnished to the Premises during or, if Tenant occupies the Premises after the expiration or earlier termination of the Term, after the Term, beyond those utilities required to be provided by Landlord pursuant to this Lease, including telephone, internet service, cable television and other telecommunications, together with any fees, surcharges and taxes thereon.  Upon Landlord's demand, utilities and services provided to the Premises that are separately metered shall be paid by Tenant directly to the supplier of such utilities or services.

16.4.
Regardless of whether a Turnover has occurred, Tenant shall not, without Landlord's prior written consent, use any device in the Premises (including data processing machines) that will in any way (a) increase the amount of ventilation, air exchange, gas, steam, electricity or water beyond the existing capacity of the Building or the Project as proportionately allocated to the Premises based upon Tenant's Pro Rata Share of the Common Areas; or (b) exceed Tenant's Pro Rata Share of the Building's or Project's (as applicable) capacity to provide such utilities or services, unless Tenant makes alterations to the same to permit such device and agrees to pay any increased costs in connection therewith, provided Tenant shall obtain Landlord's prior approval with respect to any such alterations (unless such alterations constitute Cosmetic Alterations), such approval not to be unreasonably withheld, conditioned or delayed.

16.5.
Landlord shall ensure that the Project will be managed and operated in accordance with comparable standards of quality followed in Comparable Buildings and Landlord shall take reasonable efforts to advise Tenant of all status changes relating to the management personnel for the Building.

16.6.
Landlord shall provide hot and cold water in the Premises for drinking, lavatory, kitchen, toilet and ordinary cleaning purposes only; provided, however, that if Landlord determines that Tenant requires, uses or consumes water for any purpose other than such purposes, Landlord may install a water meter.  Landlord shall keep said meter and installation equipment in good working order and repair at Landlord's sole cost and expense.  Tenant agrees to pay for water consumed, as shown on said meter, as and when bills are rendered.  If Tenant fails to timely make such payments, Landlord may pay such charges and collect the same from Tenant.  Any such costs or expenses incurred, or payments made by Landlord for any of the reasons or purposes hereinabove stated, shall be deemed to be Additional Rent payment by Tenant and collectible by Landlord as such.

16.7.
Regardless of whether or not a Turnover has occurred, provided Landlord does not unreasonably interfere with Tenant's use of the Premises and provided Landlord uses commercially reasonable efforts to provide such service again as soon as is reasonably possible after the cessation thereof, Landlord reserves the right to stop service of the elevator, plumbing, ventilation, air conditioning and electric systems due to accident, emergency or the need to make repairs, alterations or improvements, until such repairs, alterations or improvements shall have been completed, and Landlord shall further have no responsibility or liability for failure to supply elevator facilities, plumbing, ventilation, air conditioning or electric service when prevented from doing so by Force Majeure; a failure by a third party to deliver gas, oil or another suitable fuel supply; or Landlord's inability by exercise of reasonable diligence to obtain gas, oil or another suitable fuel.  Without limiting the foregoing, it is expressly understood and agreed that any covenants on Landlord's part to furnish any service pursuant to any of the terms, covenants, conditions, provisions or agreements of this Lease, or to perform any act or thing for the benefit of Tenant, shall not be deemed breached if Landlord is unable to furnish or perform the same by virtue of Force Majeure.

16.8.
For the Premises, Landlord shall (a) maintain and operate the heating, ventilating and air conditioning systems used for the standard office and R&D only, including HVAC related to laboratory fixtures and equipment ("HVAC") and (b) subject to clause (a) above, furnish HVAC as reasonably required (except as this Lease otherwise provides) for reasonably comfortable occupancy of the Premises twenty-four (24) hours a day, every day during the Term, subject to casualty, eminent domain or as otherwise specified in this Article.  Notwithstanding anything to the contrary in this Section, Landlord shall have no liability, and Tenant shall have no right or remedy, on account of any interruption or impairment in HVAC services except as set forth to the contrary in this Lease; provided that Landlord diligently endeavors to cure any such interruption or impairment as soon as the same occurs.  Any existing supplemental HVAC systems are hereby approved.  Tenant shall have the right to install additional supplemental HVAC units in the Premises and to connect to the Building's chiller/condenser system, subject to the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

16.9.
Throughout the Term, Tenant shall be permitted to provide supplemental security services for the Building, subject to Landlord's prior written consent, such consent not to be unreasonably withheld, conditioned or delayed, including without limitation the right to (i) mount, operate and modify from time to time the security systems serving the Building and in particular the security cameras located on the exterior of the Building, (ii) operate, modify from time to time, remove and/or replace the deionized water system serving the Building and (iii) operate, modify from time to time, remove  and/or replace the fire/life/safety systems serving the Building.  Landlord and Tenant each agree to cooperate with the other to coordinate the security it provides with any security provided by the other.

16.10.
For any utilities serving the Premises for which Tenant is billed directly by such utility provider, Tenant agrees to furnish to Landlord (a) any invoices or statements for such utilities within thirty (30) days after Tenant's receipt thereof, (b) within thirty (30) days after Landlord's request, any other utility usage information reasonably requested by Landlord, and (c) within thirty (30) days after each calendar year during the Term, an ENERGY STAR® Statement of Performance (or similar comprehensive utility usage report (e.g., related to Labs 21), if requested by Landlord) to the extent available to Tenant at minimal cost and any other information reasonably requested by Landlord for the immediately preceding year.  Tenant shall retain records of utility usage at the Premises, including invoices and statements from the utility provider, for at least sixty (60) months, or such other shorter period of time as may be requested by Landlord.  Tenant acknowledges that any utility information for the Premises, the Building and the Project may be shared with third parties, including Landlord's consultants and Governmental Authorities.  In the event that Tenant fails to comply with this Section, Tenant hereby authorizes Landlord to collect utility usage information directly from the applicable utility providers.

17.	Alterations.
17.1.
Tenant shall make no alterations, additions or improvements in or to the Premises or engage in any construction, demolition, reconstruction, renovation, or other work (whether major or minor) of any kind in, at, or serving the Premises ("Alterations") without Landlord's prior written approval, which approval Landlord shall not unreasonably withheld, conditioned or delayed; provided, however, that in the event any proposed Alteration affects (a) any structural portions of the Building, including exterior walls, roof, foundation, foundation systems (including barriers and subslab systems), or core of the Building, (b) the exterior of the Building or (c) any Building systems, including elevator, plumbing, air conditioning, heating, electrical, security, life safety and power, then Landlord may withhold its approval with respect thereto in its sole and absolute discretion.  Tenant shall, in making any such Alterations, use only those architects, contractors, suppliers and mechanics of which Landlord has given prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed.  In seeking Landlord's approval, Tenant shall provide Landlord, at least fourteen (14) days in advance of any proposed construction, with plans, specifications, bid proposals, certified stamped engineering drawings and calculations by Tenant's engineer of record or architect or record, (including connections to the Building's structural system, modifications to the Building's envelope, non-structural penetrations in slabs or walls, and modifications or tie-ins to life safety systems), work contracts, requests for laydown areas and such other information concerning the nature and cost of the Alterations as Landlord may reasonably request.  Notwithstanding the foregoing, Tenant may make strictly cosmetic changes to the Premises ("Cosmetic Alterations") without Landlord's consent; provided that (y) the cost of any Cosmetic Alterations does not exceed One Hundred Thousand Dollars ($100,000.00) in any one instance or Two Hundred Thousand Dollars ($200,000) in any twelve-month period, (z) such Cosmetic Alterations do not (i) require any structural modifications to the Premises, (ii) require any changes to, or adversely affect, the Building systems, (iii) affect the exterior of the Buildings or (iv) trigger any requirement under Applicable Laws that would require Landlord to make any alteration or improvement to the Premises, the Building or the Project.  Tenant shall give Landlord at least ten (10) days' prior written notice of any Cosmetic Alterations.

17.2.
Tenant shall not construct or permit to be constructed partitions or other obstructions that might interfere with free access to mechanical installation or service facilities of the Building or with other tenants' components located within the Building, or interfere with the moving of Landlord's equipment to or from the enclosures containing such installations or facilities.

17.3.	Tenant shall accomplish any work performed on the Premises or the Building in such a manner as to permit any life safety systems to remain fully operable at all times.
17.4.
Any work performed on the Premises, the Building or the Project by Tenant or Tenant's contractors shall be done at such times and in such manner as Landlord may from time to time reasonably designate.  Tenant covenants and agrees that all work done by Tenant or Tenant's contractors shall be performed in full compliance with Applicable Laws.  Within thirty (30) days after completion of any Alterations, Tenant shall provide Landlord with complete "as-built" drawing print sets and electronic CADD files on disc (or files in such other current format in common use as Landlord reasonably approves or requires) showing any changes in the Premises.

17.5.
Before commencing any work, Tenant shall give Landlord at least five (5) business days' prior written notice of the proposed commencement of such work; provided, however, in the event that the deadline for Landlord to post any notices of non-responsibility or similar notices requires more advance notice, Tenant shall provide Landlord with prior written notice at least two (2) business days' prior to such deadline.  If the work is anticipated to cost more than $250,000, and if required by Landlord, Tenant shall secure, at Tenant's own cost and expense, a completion and lien indemnity bond satisfactory to Landlord for said work (unless said work relates to Cosmetic Alterations).

17.6.
All Alterations, fixtures, equipment, additions, improvements and Signage, permanently attached to or built into the Premises and not listed on Exhibit H attached hereto shall become the property of Landlord upon the expiration or earlier termination of the Term, and shall remain upon and be surrendered with the Premises as a part thereof; provided, Landlord shall have the right to notify Tenant, at the time Landlord provides its consent to any Alteration, that Tenant shall be required to remove such Alteration upon the expiration or earlier termination of the Term.  Tenant shall have the right to deliver an updated Exhibit H from time to time, which Exhibit H shall be deemed to replace the Exhibit H attached hereto, provided such updates shall be subject to the prior written approval of Landlord, such approval not to be unreasonably withheld, conditioned or delayed.  The Premises shall at all times remain the property of Landlord and shall be surrendered to Landlord upon the expiration or earlier termination of this Lease.  All such Alterations, fixtures, equipment, additions, improvements and Signage installed by or under Tenant shall be the property of Landlord.

17.7.
Tenant shall repair any damage to the Premises caused by Tenant's removal of any property from the Premises.  During any such restoration period, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant.  The provisions of this Section shall survive the expiration or earlier termination of this Lease.

17.8.
Except as to those items listed on Exhibit H attached hereto, all business and trade fixtures, machinery and equipment, built-in furniture and cabinets, together with all additions and accessories thereto, installed in and upon the Premises and owned by Tenant as of the date of this Lease shall be and remain the property of Tenant and shall not be moved by Tenant at any time during the Term (unless the same is replaced with items of reasonably equivalent value).  If Tenant shall fail to remove any of its effects from the Premises which are not required to stay in the Premises under the terms of this Lease prior to or upon the termination of this Lease, then upon prior written notice to Tenant Landlord may, at its option, remove the same in any manner that Landlord shall choose and store said effects without liability to Tenant for loss thereof or damage thereto, and Tenant shall pay Landlord, upon demand, any costs and expenses incurred due to such removal and storage or Landlord may, at its sole option and without notice to Tenant, sell such property or any portion thereof at private sale and without legal process for such price as Landlord may obtain and apply the proceeds of such sale against any (a) amounts due by Tenant to Landlord under this Lease and (b) any expenses incident to the removal, storage and sale of said personal property, with the balance thereafter being paid to Tenant.

17.9.
Notwithstanding any other provision of this Article to the contrary, in no event shall Tenant remove any improvement from the Premises as to which Landlord contributed payment without Landlord's prior written consent, which consent Landlord may withhold in its sole and absolute discretion, unless the same is replaced with an equivalent value improvement.

17.10.
Tenant shall pay to Landlord an amount equal to two percent (2%) of the actual costs to Tenant of all changes installed by Tenant or its contractors or agents which require Landlord's approval, which costs will include the actual third party out-of-pocket costs incurred by Landlord in connection therewith (but not in excess of $1.00 per rentable square foot of the Premises), to cover Landlord's overhead and expenses for plan review, coordination, scheduling and supervision thereof.  For purposes of payment of such sum, Tenant shall submit to Landlord copies of all bills, invoices and statements covering the costs of such charges, accompanied by payment to Landlord of the fee set forth in this Section.  Tenant shall reimburse Landlord for any extra expenses incurred by Landlord by reason of faulty work done by Tenant or its contractors or by reason of inadequate clean-up.

17.11.
Within sixty (60) days after final completion of any Alterations performed by Tenant with respect to the Premises, Tenant shall submit to Landlord documentation showing the amounts expended by Tenant with respect to such Alterations performed by Tenant with respect to the Premises, together with supporting documentation reasonably acceptable to Landlord.

17.12.	Tenant shall require its contractors and subcontractors performing work on the Premises to name Landlord and its affiliates and Lenders as additional insureds on their respective insurance policies.
18.	Repairs and Maintenance.
18.1.
As further detailed on Exhibit J attached hereto and incorporated herein by reference, Landlord shall repair, replace and maintain in accordance with standards for comparable first-class buildings in the Rockville, Maryland area and in accordance with all Applicable Laws (a) the Common Areas, (b) the structural and exterior portions of the Building and the Project, including without limitation roofing and covering materials, foundations and exterior walls (collectively, the "Structural Building Improvements"), and (c) upon Tenant's request for a Turnover pursuant to Article 43, following the Turnover Date, the elevators and the base Building plumbing, fire and life safety, heating, ventilating, air conditioning, electrical, security and mechanical systems (collectively, the "Building System Improvements").

18.2.
As further detailed on Exhibit J attached hereto and incorporated herein by reference, Tenant shall at Tenant's sole cost and expense maintain and keep the Premises and every part thereof in good condition and repair, damage thereto from ordinary wear and tear excepted, it being understood and agreed by Landlord that ordinary wear and tear for purposes of this Lease shall mean operation of the Building and the Building systems 24 hours per day, 7 days per week, 365 days per year.  Tenant shall, upon the expiration or sooner termination of the Term, surrender the Premises to Landlord in as good a condition as when received, ordinary wear and tear excepted; and shall remove all of Tenant's personal property listed on Exhibit H attached hereto and incorporated herein by reference (which list may be updated from time to time by Tenant, subject to Landlord's prior written approval, such approval not to be unreasonably withheld, conditioned or delayed), and repair any damage to the Premises caused thereby.  Upon such surrender, Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof.

18.3.
Except as otherwise set forth herein, Landlord shall not be liable for any failure to make any repairs or to perform any maintenance that is an obligation of Landlord except as set forth in Section 31.14.

18.4.
If any excavation shall be made upon land adjacent to the Building, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter the Premises for the purpose of performing such work as said person shall deem necessary or desirable to preserve and protect the Building from injury or damage and to support the same by proper foundations, without any claim for damages or liability against Landlord and without reducing or otherwise affecting Tenant's obligations under this Lease, provided Tenant's use of the Premises will not be materially and adversely interfered with in connection therewith.

18.5.
This Article relates to repairs and maintenance arising in the ordinary course of operation of the Building and the Project.  In the event of a casualty described in Article 24, Article 24 shall apply in lieu of this Article.  In the event of eminent domain, Article 25 shall apply in lieu of this Article.

18.6.
Costs incurred by Landlord pursuant to this Article shall constitute Operating Expenses, unless such costs are incurred due in whole or in part to any act, neglect, fault or omissions of Tenant or its employees, agents, contractors or invitees, in which case Tenant shall pay to Landlord the cost of such repairs and maintenance.

19.	Liens.
19.1.
Tenant shall keep the Premises, the Building and the Project free from any liens arising out of work performed by, materials furnished to or obligations incurred by Tenant.  Tenant further covenants and agrees that any mechanic's lien filed against the Premises, the Building or the Project for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be discharged or bonded by Tenant within ten (10) days after the filing thereof, at Tenant's sole cost and expense.

19.2.
Should Tenant fail to discharge or bond against any lien of the nature described in Section 19.1, Landlord may, at Landlord's election, pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title, and Tenant shall immediately reimburse Landlord for the costs thereof as Additional Rent.  Tenant shall indemnify, save, defend (at Landlord's option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from and against any Claims arising from any such liens, including any administrative, court or other legal proceedings related to such liens.

19.3.
In the event that Tenant leases or finances the acquisition of trade fixtures, office equipment, furnishings or other personal property of a removable nature utilized by Tenant in the operation of Tenant's business, Tenant warrants that any Uniform Commercial Code financing statement shall, upon its face or by exhibit thereto, indicate that such financing statement is applicable only to removable personal property of Tenant located within the Premises.  In no event shall the address of the Premises, the Building or the Project be furnished on a financing statement without qualifying language as to applicability of the lien only to removable personal property located in an identified suite leased by Tenant.  Should any holder of a financing statement record or place of record a financing statement that appears to constitute a lien against any interest of Landlord or against equipment that may be located other than within an identified suite leased by Tenant, Tenant shall, within ten (10) days after filing such financing statement, cause (a) a copy of the Lender security agreement or other documents to which the financing statement pertains to be furnished to Landlord to facilitate Landlord's ability to demonstrate that the lien of such financing statement is not applicable to Landlord's interest and (b) Tenant's Lender to amend such financing statement and any other documents of record to clarify that any liens imposed thereby are not applicable to any interest of Landlord in the Premises, the Building or the Project.

20.
Estoppel Certificate.  Tenant shall, within fifteen (15) days after receipt of written notice from Landlord, execute, acknowledge and deliver a statement in writing substantially in the form attached to this Lease as Exhibit I, or on any other form reasonably requested by a proposed Lender or purchaser, (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which rental and other charges are paid in advance, if any, (b) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (c) setting forth such further factual information with respect to this Lease or the Premises as may be reasonably requested thereon.  Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part.  Tenant's failure to deliver such statement within such the prescribed time shall, at Landlord's option, constitute a Default (as defined below) under this Lease, and, in any event, shall be binding upon Tenant that the Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution.  Landlord shall, within fifteen (15) days after receipt of written notice from Tenant, execute, acknowledge and deliver a comparable certificate to Tenant as set forth above, provided Landlord's failure to deliver such statement within such prescribed time shall not be deemed to be an acknowledgment by Landlord that the Lease is in full force and effect and without modification.

21.	Hazardous Materials.
21.1.
Tenant shall not cause or permit any Hazardous Materials (as defined below) to be brought upon, kept or used in or about the Premises, the Building or the Project in violation of Applicable Laws by Tenant or its employees, agents, contractors or invitees.  In the event that: (a) any Hazardous Materials are brought upon, kept or used in or about the Premises, the Building or the Project in violation of Applicable Laws by Tenant or its employees, agents, contractors or invitees at any time during the Term or any extension or renewal hereof or holding over hereunder, (b) the presence of Hazardous Materials is the result of Tenant's breach of the covenants set forth in this Section 21.1 and results in contamination of the Project, any portion thereof, or any adjacent property, or (c) contamination of the Project, any portion thereof, or any adjacent property by Hazardous Materials otherwise occurs at any time during the Term or any extension or renewal hereof or holding over hereunder, then Tenant shall indemnify, save, defend (at Landlord's option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from and against any and all Claims, including (a) diminution in value of the Project or any portion thereof, (b) damages for the loss or restriction on use of rentable or usable space or of any amenity of the Project, (c) damages arising from any adverse impact on marketing of space in the Project or any portion thereof and (d) sums paid in settlement of Claims that arise prior to, during or after the Term as a result of such breach or contamination.  This indemnification by Tenant includes costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any Governmental Authority because of Hazardous Materials present in the air, soil or groundwater above, on or under or about the Project.  Without limiting the foregoing, if the presence of any Hazardous Materials in, on, under or about the Project, any portion thereof or any adjacent property caused or permitted by Tenant results in any contamination of the Project, any portion thereof or any adjacent property, then Tenant shall promptly take all actions at its sole cost and expense as are necessary to return the Project, any portion thereof or any adjacent property to its respective condition existing prior to the time of such contamination; provided that Landlord's written approval of such action shall first be obtained, which approval Landlord shall not unreasonably withhold; and provided, further, that it shall be reasonable for Landlord to withhold its consent if such actions could have a material adverse long-term or short-term effect on the Project, any portion thereof or any adjacent property.  Nothing in the foregoing shall obligate Tenant to provide any indemnity with respect to periods prior to the Commencement Date.

21.2.
Landlord acknowledges that it is not the intent of this Article to prohibit Tenant from operating its business for the Permitted Use.  Tenant may operate its business according to the custom of Tenant's industry so long as the use or presence of Hazardous Materials is strictly and properly monitored in accordance with Applicable Laws.  As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord upon the request of Landlord prior to the Term Commencement Date a list identifying each type of Hazardous Material to be present at the Project and setting forth any and all governmental approvals or permits required in connection with the presence of such Hazardous Material at the Project (the "Hazardous Materials List").  Upon Landlord's request, Tenant shall deliver to Landlord an updated Hazardous Materials List on or prior to each annual anniversary of the Term Commencement Date and shall also deliver an updated Hazardous Materials List before any new Hazardous Materials are brought to the Project.  Tenant shall deliver to Landlord true and correct copies of the following documents (hereinafter referred to as the "Documents") relating to the handling, storage, disposal and emission of Hazardous Materials prior to the Term Commencement Date or, if unavailable at that time, concurrently with the receipt from or submission to any Governmental Authority:  permits; approvals; reports and correspondence; storage and management plans; notices of violations of Applicable Laws; plans relating to the installation of any storage tanks to be installed in, on, under or about the Project (provided that installation of storage tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent Landlord may withhold in its sole and absolute discretion); and all closure plans or any other documents required by any and all Governmental Authorities for any storage tanks installed in, on, under or about the Project for the closure of any such storage tanks.  Tenant shall not be required, however, to provide Landlord with any portion of the Documents containing information of a proprietary nature, which Documents, in and of themselves, do not contain a reference to any Hazardous Materials or activities related to Hazardous Materials.  Upon Landlord's written request, Tenant agrees that it shall enter into a written agreement with other tenants of the Project concerning the equitable allocation of fire control areas (as defined in the Uniform Building Code as adopted by the city or municipality(ies) in which the Project is located (the "UBC")) within the Project for the storage of Hazardous Materials.  In the event that Tenant's use of Hazardous Materials is such that it utilizes fire control areas in the Project in excess of Tenant's Pro Rata Share of the Building or Common Areas, as applicable, as set forth in Section 2.2, Tenant agrees that it shall, at its sole cost and expense and upon Landlord's written request, establish and maintain a separate area of the Premises classified by the UBC as an "H" occupancy area for the use and storage of Hazardous Materials or take such other action as is necessary to ensure that its share of the fire control areas of the Building and the Project is not greater than Tenant's Pro Rata Share of the Building or Common Areas, as applicable.

21.3.
At any time, and from time to time, prior to the expiration of the Term, Landlord shall have the right to conduct appropriate tests of the Project or any portion thereof to demonstrate that Hazardous Materials are present or that contamination has occurred due to Tenant or Tenant's employees, agents, contractors or invitees.  Tenant shall pay all reasonable costs of such tests if such tests reveal that Hazardous Materials exist at the Project in violation of this Lease.

21.4.
If underground or other storage tanks storing Hazardous Materials are located on the Premises or are hereafter placed on the Premises by any party, Tenant shall monitor the storage tanks, maintain appropriate records, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other steps necessary or required under the Applicable Laws.

21.5.
Tenant's obligations under this Article shall survive the expiration or earlier termination of the Lease.  During any period of time needed by Tenant or Landlord after the termination of this Lease to complete the removal from the Premises of any such Hazardous Materials, Tenant shall be deemed a holdover tenant and subject to the provisions of Article 27 below.

21.6.	As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste that is or becomes regulated by any Governmental Authority.
21.7.	Landlord shall require other tenants in the Project to comply with obligations comparable to those set forth in this Article 21.
22.
Odors and Exhaust.  Tenant will restrict odors or fumes (whether or not noxious), from emanating from the Premises, provided, however, that Landlord acknowledges and agrees that Tenant shall have the right to operate one or more (currently three) supplemental generators during the Term generally consistent with the demand response requirements currently set forth in Tenant's utility contract with Enernoc, a copy of which has been provided to Landlord.  In addition, Tenant shall have the right to operate such generators on a regular basis for maintenance purposes and at any other times in Tenant's reasonable discretion.

22.1.
Tenant shall vent all fumes and odors from the Premises (and remove odors from Tenant's exhaust stream) in compliance with Applicable Laws, and as Landlord reasonably requires.  The placement and configuration of all material changes to the ventilation exhaust pipes, louvers and other equipment shall be subject to Landlord's approval, such approval not to be unreasonably withheld, conditioned or delayed.

22.2.
Tenant shall, at Tenant's sole cost and expense, provide odor eliminators and other devices (such as filters, air cleaners, scrubbers and whatever other equipment may in Landlord's reasonable judgment be necessary or appropriate from time to time) to remove, eliminate and abate to the extent practicable any odors, fumes or other substances in Tenant's exhaust stream that, in Landlord's reasonable judgment, emanate from Tenant's Premises.  Any work Tenant performs under this Section shall constitute Alterations.

22.3.
Tenant's obligations under this Article 22 shall continue throughout the Term. In connection with any request by Tenant to make Alterations associated with the ventilation system of the Building, Landlord's approval of such Alterations shall not preclude Landlord from requiring additional measures to eliminate odors, fumes and other adverse impacts of Tenant's exhaust stream (as Landlord may designate in Landlord's discretion).

22.4.	Landlord shall use commercially reasonable efforts to require other tenants in the Project to comply with obligations comparable to those set forth in this Article 22.
23.	Insurance; Waiver of Subrogation.
23.1.
Landlord shall maintain insurance for the Building and the Project in amounts equal to full replacement cost (exclusive of the costs of excavation, foundations and footings, and without reference to depreciation taken by Landlord upon its books or tax returns) or such lesser coverage as Landlord may reasonably elect, provided that such coverage shall not be less than ninety-five percent (95%) of such full replacement cost or the amount of such insurance Landlord's Lender, if any, requires Landlord to maintain, providing protection against any peril generally included within the classification "Fire and Extended Coverage," together with insurance against sprinkler damage (if applicable), vandalism and malicious mischief.  Landlord, subject to availability thereof, shall further insure, if Landlord deems it appropriate, coverage against flood, environmental hazard, loss or failure of building equipment, rental loss during the period of repairs or rebuilding, workmen's compensation insurance and fidelity bonds for employees employed to perform services.  Notwithstanding the foregoing, Landlord may, but shall not be deemed required to, provide insurance for any improvements installed by Tenant or that are in addition to the standard improvements customarily furnished by Landlord, without regard to whether or not such are made a part of or are affixed to the Building.

23.2.
In addition, Landlord shall carry comprehensive public liability insurance with limits of not less than Five Million Dollars ($5,000,000) per occurrence for death or bodily injury or property damage with respect to the Project.

23.3.
Tenant shall, at its own cost and expense, procure and maintain in effect, beginning on the Term Commencement Date and continuing throughout the Term (and occupancy by Tenant, if any, after termination of this Lease) comprehensive public liability insurance with limits of not less than Five Million Dollars ($5,000,000) per occurrence for death or bodily injury and for property damage with respect to the Premises (including $100,000 fire legal liability (each loss)).

23.4.
The insurance required to be purchased and maintained by Tenant pursuant to this Lease shall name Landlord, BioMed Realty, L.P., BioMed Realty Trust, Inc. and their respective officers, directors, employees, agents, general partners, members, subsidiaries, affiliates and Lenders ("Landlord Parties") as additional insureds.  Said insurance shall be with companies having a rating of not less than policyholder rating of A minus and financial category rating of at least Class VIII X in "Best's Insurance Guide."  Tenant shall obtain for Landlord from the insurance companies or cause the insurance companies to furnish certificates of coverage to Landlord.  No such policy shall be cancelable or subject to cancellation except after thirty (30) days' prior written notice to Landlord from the insurer (except in the event of non-payment of premium, in which case ten (10) days' written notice shall be given).  All such policies shall be written as primary policies, not contributing with and not in excess of the coverage that Landlord may carry.  Tenant's policy may be a "blanket policy" that specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy.  Tenant shall, at least twenty (20) days prior to the expiration of such policies, furnish Landlord with renewals or binders.  Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant's behalf and at its cost to be paid by Tenant as Additional Rent.

23.5.
Tenant assumes the risk of damage to any fixtures, goods, inventory, merchandise, equipment and leasehold improvements owned by Tenant, and Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom, relative to such damage, all as more particularly set forth within this Lease.  Tenant shall, at Tenant's sole cost and expense, carry such insurance as Tenant desires for Tenant's protection with respect to personal property of Tenant or business interruption.

23.6.
In each instance where insurance is to name Landlord Parties as additional insureds, Tenant shall, upon Landlord's written request, also designate and furnish certificates evidencing such Landlord Parties as additional insureds to (a) any Lender of Landlord holding a security interest in the Building, the Property or the Project, (b) the landlord under any lease whereunder Landlord is a tenant of the Property if the interest of Landlord is or shall become that of a tenant under a ground lease rather than that of a fee owner and (c) any management company retained by Landlord to manage the Project.

23.7.
Landlord and Tenant each hereby waive any and all rights of recovery against the other or against the officers, directors, employees, agents, general partners, members, subsidiaries, affiliates and Lenders of the other on account of loss or damage occasioned by such waiving party or its property or the property of others under such waiving party's control, in each case to the extent that such loss or damage is insured against under any fire and extended coverage insurance policy that either Landlord or Tenant may have in force at the time of such loss or damage or is required to be carried under this Lease.  Such waivers shall continue so long as their respective insurers so permit.  Any termination of such a waiver shall be by written notice to the other party, containing a description of the circumstances hereinafter set forth in this Section.  Landlord and Tenant, upon obtaining the policies of insurance required or permitted under this Lease, shall give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease, to the extent required by the applicable insurance policy.  If such policies shall not be obtainable with such waiver or shall be so obtainable only at a premium over that chargeable without such waiver, then the party seeking such policy shall notify the other of such conditions, and the party so notified shall have ten (10) days thereafter to either (a) procure such insurance with companies reasonably satisfactory to the other party or (b) agree to pay such additional premium (in Tenant's case, in the proportion that the area of the Premises bears to the insured area).  If the parties do not accomplish either (a) or (b), then this Section shall have no effect during such time as such policies shall not be obtainable or the party in whose favor a waiver of subrogation is desired refuses to pay the additional premium.  If such policies shall at any time be unobtainable, but shall be subsequently obtainable, then neither party shall be subsequently liable for a failure to obtain such insurance until a reasonable time after notification thereof by the other party.  If the release of either Landlord or Tenant, as set forth in the first sentence of this Section, shall contravene Applicable Laws, then the liability of the party in question shall be deemed not released but shall be secondary to the other party's insurer.

23.8.
Landlord may require insurance policy limits required under this Lease to be raised from time to time, provided, that, such increases shall not exceed the coverage amounts required by landlords in other Comparable Buildings.

23.9.	Any costs incurred by Landlord pursuant to this Article shall constitute a portion of Operating Expenses.
24.	Damage or Destruction.
24.1.
In the event of a partial destruction of (a) the Premises or (b) Common Areas ((a) and (b) together, the "Affected Areas") by fire or other perils covered by extended coverage insurance not exceeding twenty-five percent (25%) of the full insurable value thereof, and provided that (x) the damage thereto is such that the Affected Areas may be repaired, reconstructed or restored within a period of twelve (12) months from the date of the happening of such casualty, (y) Landlord shall receive insurance proceeds sufficient to cover the cost of such repairs (except for any deductible amount provided by Landlord's policy, which deductible amount, if paid by Landlord, shall constitute an Operating Expense), and (z) such casualty was not intentionally caused by Tenant or its employees, then Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration of the Affected Areas and this Lease shall continue in full force and effect.

24.2.
In the event of any damage to or destruction of the Premises or the Common Areas other than as described in Section 24.1, Landlord may elect to repair, reconstruct and restore the Premises or the Common Areas, as applicable, in which case this Lease shall continue in full force and effect.  If Landlord elects not to repair the Building or the Project, as applicable, then this Lease shall terminate as of the date of such damage or destruction.

24.3.
Landlord shall give written notice to Tenant within sixty (60) days following the date of damage or destruction of its election not to repair, reconstruct or restore the Building or the Project, as applicable, subject to the terms of this Lease.

24.4.
Notwithstanding anything to the contrary contained in this Article, in the event of any damage to or destruction of (a) the Building that materially and adversely affects Tenant's operations within the Premises; (b) the Common Areas that materially and adversely impairs Tenant's access to the Premises; or (c) twenty-five percent (25%) of Tenant's lab space or fifty percent (50%) of Tenant's office space in the Premises, as determined by Landlord's architect (each, a "Material Loss"), and the Premises cannot be made reasonably tenantable for Tenant's operations or access to the Premises cannot be reasonably restored within one year after date of such damage or destruction, as reasonably estimated by Landlord within ninety (90) days after such damage or destruction occurred, then Tenant shall have the right to terminate the Lease as of the date of such damage or destruction.

24.5.
Upon any termination of this Lease under any of the provisions of this Article, the parties shall be released thereby without further obligation to the other from the date possession of the Premises is surrendered to Landlord, except with regard to (a) items occurring prior to the damage or destruction and (b) provisions of this Lease that, by their express terms, survive the expiration or earlier termination hereof.

24.6.
In the event of repair, reconstruction and restoration as provided in this Article, all Rent to be paid by Tenant under this Lease shall be abated proportionately based on the extent to which Tenant's use of the Premises is impaired during the period of such repair, reconstruction or restoration, unless Landlord provides Tenant with other space during the period of repair that, in Tenant's reasonable opinion, is suitable for the temporary conduct of Tenant's business; provided, however, that the amount of such abatement shall be reduced by the proceeds of business interruption or loss of rental income insurance actually received by Tenant with respect to the Premises.

24.7.
Notwithstanding anything to the contrary contained in this Article, should Landlord be delayed or prevented from completing the repair, reconstruction or restoration of the damage or destruction to the Premises after the occurrence of such damage or destruction by Force Majeure, then the time for Landlord to commence or complete repairs shall be extended on a day-for-day basis; provided, however, after one hundred eighty (180) days of such delay, that, at Landlord's election, Landlord shall be relieved of its obligation to make such repair, reconstruction or restoration. If Landlord elects not to make such repair, reconstruction or restoration and such damage or destruction constitutes a Material Loss, then Tenant shall have a right to terminate this Lease as of the date of such damage or destruction.

24.8.
If Landlord is obligated to or elects to repair, reconstruct or restore as herein provided, then Landlord shall be obligated to make such repair, reconstruction or restoration only with regard to (a) those portions of the Premises that were originally provided at Landlord's expense or in existence at the Commencement Date and (b) the Common Area portion of the Affected Areas.  The repair, reconstruction or restoration of improvements not originally provided by Landlord at Landlord's expense or in existence as of the Commencement Date shall be the obligation of Tenant.  In the event Tenant has elected to upgrade certain improvements from the Building Standard, Landlord shall, upon the need for replacement due to an insured loss, provide only the Building Standard, unless Tenant again elects to upgrade such improvements and pay any incremental costs related thereto, except to the extent that excess insurance proceeds, if received, are adequate to provide such upgrades, in addition to providing for basic repair, reconstruction and restoration of the Premises, the Building and the Project.

24.9.
Notwithstanding anything to the contrary contained in this Article, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises if the damage resulting from any casualty covered under this Article occurs during the last eighteen (18) months of the Term or any extension hereof or to the extent that insurance proceeds are not available; provided, however, if Landlord elects not ot make such repair, reconstruction or restoration and such damage or destruction constitutes a Material Loss, then Tenant shall have the right to terminate this Lease as of the date of such damage or destruction.  Notwithstanding anything to the contrary contained in this Article, in the event that any Material Loss occurs during the last eighteen (18) months of the Term and the Premises cannot be reasonably restored within six (6) months after the date of such damage or destruction, as reasonably estimated by Landlord within ninety (90) days after such damage or destruction occurred, then Tenant shall have the right to terminate the Lease as of the date of such damage or destruction.

24.10.
Landlord's obligation, should it elect or be obligated to repair or rebuild, shall be limited to the Affected Areas.  Tenant shall, at its expense, replace or fully repair all of Tenant's personal property and any Alterations installed by Tenant existing at the time of such damage or destruction.  If Affected Areas are to be repaired in accordance with the foregoing, Landlord shall make available to Tenant any portion of insurance proceeds it receives that are allocable to the Alterations constructed by Tenant pursuant to this Lease; provided Tenant is not then in default under this Lease, and subject to the requirements of any Lender of Landlord.

25.	Eminent Domain.
25.1.
In the event (a) the whole of all or either of the Affected Areas or (b) such part thereof as shall substantially interfere with Tenant's use and occupancy of the Premises for the Permitted Use shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to said authority, except with regard to (y) items occurring prior to the damage or destruction and (z) provisions of this Lease that, by their express terms, survive the expiration or earlier termination hereof.

25.2.
In the event of a partial taking of (a) the Building or the Common Areas or (b) drives, walkways or parking areas serving the Building or the Project for any public or quasi-public purpose by any lawful power or authority by exercise of right of appropriation, condemnation, or eminent domain, or sold to prevent such taking, then, without regard to whether any portion of the Premises occupied by Tenant was so taken, Landlord may elect to terminate this Lease (except with regard to (a) items occurring prior to the damage or destruction and (b) provisions of this Lease that, by their express terms, survive the expiration or earlier termination hereof) as of such taking if such taking is, in Landlord's reasonable opinion, of a material nature such as to make it uneconomical to continue use of the unappropriated portion for purposes of renting office or laboratory space and Landlord terminates all of the other leases in the Project similarly affected.

25.3.
Tenant shall be entitled to any award that is specifically awarded as compensation for (a) the taking of Tenant's personal property that was installed at Tenant's expense and (b) the costs of Tenant moving to a new location.  Except as set forth in the previous sentence, any award for such taking shall be the property of Landlord.

25.4.
If, upon any taking of the nature described in this Article, this Lease continues in effect, then Landlord shall promptly proceed to restore the Affected Areas to substantially their same condition prior to such partial taking.  To the extent such restoration is infeasible, as determined by Landlord in its reasonable discretion, the Rent shall be decreased proportionately to reflect the loss of any portion of the Premises no longer available to Tenant.

26.	Surrender.
26.1.
At least ten (10) days prior to Tenant's surrender of possession of any part of the Premises, if the Permitted Use is for other than office use, Tenant shall provide Landlord with (a) a facility decommissioning and Hazardous Materials closure plan for the Premises ("Exit Survey") prepared by an independent third party reasonably acceptable to Landlord, and (b) written evidence of all appropriate governmental releases obtained by Tenant in accordance with Applicable Laws, including laws pertaining to the surrender of the Premises.  In addition, Tenant agrees to remain responsible after the surrender of the Premises for the remediation of any recognized environmental conditions set forth in the Exit Survey and compliance with any recommendations set forth in the Exit Survey.  Tenant's obligations under this Section shall survive the expiration or earlier termination of the Lease.

26.2.
No surrender of possession of any part of the Premises shall release Tenant from any of its obligations under Section 26.1, unless such surrender is accepted in writing by Landlord in its reasonable discretion.

26.3.
The voluntary or other surrender of this Lease by Tenant shall not effect a merger with Landlord's fee title or leasehold interest in the Premises, the Building, the Property or the Project, unless Landlord consents in writing, and shall, at Landlord's option, operate as an assignment to Landlord of any or all subleases.

26.4.
The voluntary or other surrender of any ground or other underlying lease that now exists or may hereafter be executed affecting the Building or the Project, or a mutual cancellation thereof or of Landlord's interest therein by Landlord and its lessor shall not effect a merger with Landlord's fee title or leasehold interest in the Premises, the Building or the Property and shall, at the option of the successor to Landlord's interest in the Building or the Project, as applicable, operate as an assignment of this Lease.

27.	Holding Over.
27.1.
If, with Landlord's prior written consent, Tenant holds possession of all or any part of the Premises after the Term, Tenant shall become a tenant from month to month after the expiration or earlier termination of the Term, and in such case Tenant shall continue to pay (a) Base Rent in accordance with Article 7, as adjusted in accordance with Article 8, and (b) any amounts for which Tenant would otherwise be liable under this Lease if the Lease were still in effect, including payments for Tenant's Pro Rata Share of Operating Expenses.  Any such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein.

27.2.
Notwithstanding the foregoing, if Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without Landlord's prior written consent, (a) Tenant shall become a tenant at sufferance subject to the terms and conditions of this Lease, except that the monthly rent shall be equal to one hundred fifty percent (150%) of the Base Rent and one hundred percent (100%) of Additional Rent in effect during the last thirty (30) days of the Term, and Tenant shall be liable to Landlord for any and all damages suffered by Landlord as a result of such holdover, including any lost rent or consequential, special and indirect damages.

27.3.	Acceptance by Landlord of Rent after the expiration or earlier termination of the Term shall not result in an extension, renewal or reinstatement of this Lease.
27.4.	The foregoing provisions of this Article are in addition to and do not affect Landlord's right of reentry or any other rights of Landlord hereunder or as otherwise provided by Applicable Laws.
28.	Indemnification and Exculpation.
28.1.
Tenant agrees to indemnify, save, defend (at Landlord's option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from and against any and all Claims arising from injury or death to any person or damage to any property occurring within or about the Project arising directly or indirectly out of Tenant's or Tenant's employees', agents', contractors' or invitees' use or occupancy of the Project or a breach or default by Tenant in the performance of any of its obligations hereunder, except in all cases to the extent caused by Landlord's or Landlord's employees', agents' or contractors' negligence or willful misconduct.  Landlord agrees to indemnify, save, defend (at Tenant's option and with counsel reasonably acceptable to Tenant) and hold the Tenant and Tenant's affiliates, employees, agents, and contractors harmless from and against any and all Claims arising from injury or death to any person or damage to any property occurring within or about the Project arising directly out of Landlord's or Landlord's employees', agents' or contractors' gross negligence or willful misconduct, except in all cases to the extent caused by Tenant's or Tenant's employees', agents' or contractors' negligence or willful misconduct.

28.2.
Notwithstanding any provision of Section 28.1 to the contrary, Landlord shall not be liable to Tenant for, and Tenant assumes all risk of, damage to personal property or scientific research, including loss of records kept by Tenant within the Premises and damage or losses caused by fire, electrical malfunction, gas explosion or water damage of any type (including broken water lines, malfunctioning fire sprinkler systems, roof leaks or stoppages of lines), unless any such loss is due to Landlord's failure to respond to written notice by Tenant of need for a repair that Landlord is responsible to make for ten (10) business days.  Tenant further waives any claim for injury to Tenant's business or loss of income relating to any such damage or destruction of personal property as described in this Section.

28.3.	Landlord shall not be liable for any damages arising from any act, omission or neglect of any other tenant in the Building or the Project, or for any other third party.
28.4.
Tenant acknowledges that security devices and services, if any, while intended to deter crime, may not in given instances prevent theft or other criminal acts.  Landlord shall not be liable for injuries or losses caused by criminal acts of third parties, and Tenant assumes the risk that any security device or service may malfunction or otherwise be circumvented by a criminal.  If Tenant desires protection against such criminal acts, then Tenant shall, at Tenant's sole cost and expense, obtain appropriate insurance coverage.

28.5.	The provisions of this Article shall survive the expiration or earlier termination of this Lease.
29.	Assignment or Subletting.
29.1.
Except as hereinafter expressly permitted, Tenant shall not, either voluntarily or by operation of Applicable Laws, directly or indirectly sell, hypothecate, assign, pledge, encumber or otherwise transfer this Lease, or sublet the Premises (each, a "Transfer"), without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.  Notwithstanding the foregoing, a Transfer shall not include and Tenant shall have the right to transfer, sublease or assign this Lease without Landlord's prior written consent the Premises or any part thereof to any person that as of the date of determination and at all times thereafter directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Tenant or Dr. J. Craig Venter ("Tenant's Affiliate"), provided that Tenant shall notify Landlord in writing at least ten (10) days prior to the effectiveness of such transfer, sublease or assignment to Tenant's Affiliate (an "Exempt Transfer") and otherwise comply with the requirements of this Lease (other than this Section 29) regarding such Exempt Transfer.  For purposes of Exempt Transfers, "control" requires either: (a) owning (directly or indirectly) more than fifty percent (50%) of the stock or other equity interests of another person or (b) possessing, directly or indirectly, the power to direct or cause the direction of the management and policies of such person.

29.2.
Commencing promptly after the Commencement Date and continuing until the earlier of (i) the second anniversary of the Commencement Date and (ii) the date on which Landlord has entered into leases for all of the available office space in the Lower Campus, (A) Landlord and Tenant will jointly market the Lower Campus and the Building (to the extent Tenant desires to sublease the Building) to prospective tenants and subtenants, as applicable, on terms acceptable to Landlord (with respect to the Lower Campus and to Tenant (with respect to Building 1) and (B) Tenant shall not effect a Transfer to or with an entity that is a then-current tenant at the Lower Campus without Landlord's prior written consent, which consent may be withheld by Landlord in Landlord's sole and absolute discretion.  Thereafter, Tenant shall have the right to market, advertise and sublease space in the Building or assign the Lease in accordance with the provisions of Section 29.1.  Upon Tenant's reasonable request from time to time, Landlord shall provide documentation of the leasing status of the Lower Campus.  In connection with the joint marketing of the Lower Campus and the Building, Landlord shall be solely responsible for all costs and fees associated with the leasing of the Lower Campus and Tenant shall be solely responsible for all costs and fees associated with the leasing of the Building.

29.3.
In the event Tenant desires to effect a Transfer, then, at least thirty (30) but not more than ninety (90) days prior  to the date when Tenant desires the assignment or sublease to be effective (the "Transfer Date"), Tenant shall provide written notice to Landlord (the "Transfer Notice") containing information (including references) concerning the character of the proposed transferee, assignee or sublessee; the Transfer Date; any ownership or commercial relationship between Tenant and the proposed transferee, assignee or sublessee; and the consideration and all other material terms and conditions of the proposed Transfer, all in such detail as Landlord shall reasonably require.

29.4.
Landlord, in determining whether consent should be given to a proposed Transfer, may give consideration to (a) the financial strength of such transferee, assignee or sublessee (notwithstanding Tenant remaining liable for Tenant's performance), provided however that Landlord shall not have the right to review and approve the financial strength of any subtenant subleasing space which comprises less than all of the Premises and for a term of less than all or substantially all of the balance of the Term, and (b) any change in use that such transferee, assignee or sublessee proposes to make in the use of the Premises.  Except as set forth herein to the contrary, in no event shall Landlord be deemed to be unreasonable for declining to consent to a Transfer to a transferee, assignee or sublessee of poor reputation, lacking financial qualifications or seeking a change from the Permitted Use, or jeopardizing directly or indirectly the status of Landlord or any of Landlord's affiliates as a Real Estate Investment Trust under the Internal Revenue Code of 1986 (as the same may be amended from time to time, the "Revenue Code").  Notwithstanding anything contained in this Lease to the contrary, (w) no Transfer shall be consummated on any basis such that the rental or other amounts to be paid by the occupant, assignee, manager or other transferee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of such occupant, assignee, manager or other transferee; (x) Tenant shall not furnish or render any services beyond what is typical in the market to an occupant, assignee, manager or other transferee  with respect to whom consideration is required to be paid to Landlord pursuant to Section 29.5.2, or manage or operate the Premises or any capital additions so transferred, with respect to which consideration is required to be paid to Landlord pursuant to Section 29.5.2, without Landlord's consent, not to be unreasonably withheld, to ensure the Landlord Parties' compliance with applicable REIT tax rules and regulations; (y) Tenant shall not consummate a Transfer with any person in which Landlord owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Revenue Code); and (z) Tenant shall not consummate a Transfer with any person or in any manner that could cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease, license or other arrangement for the right to use, occupy or possess any portion of the Premises to fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Revenue Code, or any similar or successor provision thereto or which could cause any other income of Landlord to fail to qualify as income described in Section 856(c)(2) of the Revenue Code.

29.5.
As conditions precedent to Tenant subleasing the Premises or to Landlord considering a request by Tenant to Tenant's transfer of rights or sharing of the Premises, Landlord may require any or all of the following:

29.5.1.	Tenant shall remain fully liable under this Lease during the unexpired Term;
29.5.2.
If Tenant's transfer of rights or sharing of the Premises provides for the receipt by, on behalf of or on account of Tenant of any consideration of any kind whatsoever (including a premium rental for a sublease or lump sum payment for an assignment, but excluding Tenant's reasonable costs in marketing and subleasing the Premises) in excess of the rental and other charges due to Landlord under this Lease, Tenant shall pay fifty percent (50%) of all of such excess to Landlord, after making deductions for any reasonable marketing expenses, tenant improvement funds expended by Tenant, alterations, cash concessions, brokerage commissions, attorneys' fees and free rent actually paid by Tenant.  If said consideration consists of cash paid to Tenant, payment to Landlord shall be made upon receipt by Tenant of such cash payment; and

29.5.3.
Tenant shall reimburse Landlord for Landlord's actual and reasonable costs and expenses, including reasonable attorneys' fees, charges and disbursements incurred in connection with the review, processing and documentation of such request, not in excess of Six Thousand Five Hundred Dollars ($6,500.00) per occurrence/request.

29.6.
The proposed transferee, assignee or sublessee shall agree that, in the event Landlord gives such proposed transferee, assignee or sublessee notice that, so long as Tenant is in Default under this Lease, such proposed transferee, assignee or sublessee shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments shall be received by Landlord without any liability being incurred by Landlord, except to credit such payment against those due by Tenant under this Lease, and any such proposed transferee, assignee or sublessee shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, that in no event shall Landlord or its Lenders, successors or assigns be obligated to accept such attornment, except Landlord shall provide a commercially reasonable non-disturbance agreement to any entity that subleases for greater than one-half (1/2) of the Premises or takes an assignment of the Lease;

29.7.	Landlord's consent to any such Transfer shall be effected on commercially reasonable forms;
29.8.	Tenant shall not be in default of any its monetary obligations or in Default of any of its non-monetary obligations hereunder.
29.9.	Such proposed transferee, assignee or sublessee shall not use the Premises for any use that is not a Permitted Use;
29.10.	Landlord shall not be bound by any provision of any agreement pertaining to the Transfer, except for Landlord's written consent to the same and except for the non-disturbance described above;
29.11.	Tenant shall pay all transfer and other taxes (including interest and penalties) assessed or payable for any Transfer;
29.12.	Landlord's consent (or waiver of its rights) for any Transfer shall not waive Landlord's right to consent to any later Transfer;
29.13.	Tenant shall deliver to Landlord one executed copy of any and all written instruments evidencing the Transfer; and
29.14.	Any Transfer that is not in compliance with the provisions of this Article shall be void and a default.
29.15.
The consent by Landlord to a Transfer shall not relieve Tenant or proposed transferee, assignee or sublessee from obtaining Landlord's consent to any further Transfer in accordance with the terms hereof, nor shall it release Tenant or any proposed transferee, assignee or sublessee of Tenant from full and primary liability under this Lease.

29.16.
Notwithstanding any Transfer, Tenant shall remain fully and primarily liable for the payment of all Rent and other sums due or to become due hereunder, and for the full performance of all other terms, conditions and covenants to be kept and performed by Tenant.  The acceptance of Rent or any other sum due hereunder, or the acceptance of performance of any other term, covenant or condition thereof, from any person or entity other than Tenant shall not be deemed a waiver of any of the provisions of this Lease or a consent to any Transfer.

29.17.
If Tenant sublets the Premises or any portion thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant's obligations under this Lease, all rent from any such subletting, and appoints Landlord as assignee and attorney-in-fact for Tenant, and Landlord (or a receiver for Tenant appointed on Landlord's application) may collect such rent and apply it toward Tenant's obligations under this Lease; provided that Tenant shall have the right to collect such rent so long as no Default exists or is continuing.

30.	Subordination and Attornment.
30.1.
Subject to the provisions set forth below, this Lease shall be subject and subordinate to the lien of any mortgage, deed of trust, or lease in which Landlord is tenant now or hereafter in force against the Building and Common Areas ("Mortgage") and to all advances made or hereafter to be made upon the security thereof without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination.

30.2.
Notwithstanding the foregoing, Tenant shall execute and deliver upon demand such further instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage or mortgages or deeds of trust or lease in which Landlord is tenant as may be required by Landlord.  If any such mortgagee, beneficiary or landlord under a lease wherein Landlord is tenant (each, a "Mortgagee") so elects, however, this Lease shall be deemed prior in lien to any such lease, mortgage, or deed of trust upon or including the Premises regardless of date and Tenant shall execute a statement in writing to such effect at Landlord's request.  If Tenant fails to execute any document required from Tenant under this Section within ten (10) days after written request therefor, Tenant hereby constitutes and appoints Landlord or its special attorney-in-fact to execute and deliver any such document or documents in the name of Tenant.  Such power is coupled with an interest and is irrevocable.

30.3.
Landlord represents and warrants to Tenant that as of the Execution Date, there is no current mortgagee with respect to the Property.  Tenant's obligation to subordinate and attorn to future Mortgagees is conditioned upon Landlord delivering to Tenant a commercially reasonable subordination, non-disturbance and attornment agreement ("SNDA").  If at any time after the date of this Lease Landlord should desire to place a Mortgage on the Building, Land or Project, Landlord agrees that it will use commercially reasonable efforts to cause the holder of such Mortgage to enter into a SNDA in connection with this Lease whereby such Mortgagee agrees that, so long as no Default shall have occurred and be continuing under this Lease, the leasehold estate granted to Tenant and the rights of Tenant pursuant to this Lease to quiet and peaceful possession of the Premises shall not be terminated, modified, affected or disturbed by any action which the Mortgagee may take to foreclose or terminate any such Mortgage, and that any successor landlord shall recognize this Lease as being in full force and effect.

30.4.
In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, Tenant shall at the election of the purchaser at such foreclosure or sale attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Landlord under this Lease.

31.	Defaults and Remedies.
31.1.
Late payment by Tenant to Landlord of Rent and other sums due shall cause Landlord to incur costs not contemplated by this Lease, the exact amount of which shall be extremely difficult and impracticable to ascertain.  Such costs include processing and accounting charges and late charges that may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises.  Therefore, if any installment of Rent due from Tenant is not received by Landlord within five (5) days after the date such payment is due, Tenant shall pay to Landlord (a) an additional sum of three percent (3%) of the overdue Rent as a late charge plus (b) interest at an annual rate (the "Default Rate") equal to the lesser of (a) twelve percent (12%), and (b) the highest rate permitted by Applicable Laws.  Tenant shall receive one (1) notice of any late Rent in every twelve (12) month period prior to the foregoing applies.  The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord shall incur by reason of late payment by Tenant and shall be payable as Additional Rent to Landlord due within ten (10) business days after Landlord's demand.  Landlord's acceptance of any Additional Rent (including a late charge or any other amount hereunder) shall not be deemed an extension of the date that Rent is due or prevent Landlord from pursuing any other rights or remedies under this Lease, at law or in equity.

31.2.
No payment by Tenant or receipt by Landlord of a lesser amount than the Rent payment herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy provided in this Lease or in equity or at law.  If a dispute shall arise as to any amount or sum of money to be paid by Tenant to Landlord hereunder, Tenant shall have the right to make payment "under protest," such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of Tenant to institute suit for recovery of the payment paid under protest.

31.3.
If Tenant fails to pay any sum of money required to be paid by it hereunder, or shall fail to perform any other act on its part to be performed hereunder, Landlord may, without waiving or releasing Tenant from any obligations of Tenant, but shall not be obligated to, make such payment or perform such act; provided that such failure by Tenant continues for five (5) days after Landlord delivers notice to Tenant demanding performance by Tenant; or provided that such failure by Tenant unreasonably interfered with the use of the Building or the Project by any other tenant or with the efficient operation of the Building or the Project, or resulted or could have resulted in a violation of Applicable Laws or the cancellation of an insurance policy maintained by Landlord.  Notwithstanding the foregoing, in the event of an emergency, Landlord shall have the right to enter the Premises and act in accordance with its rights as provided elsewhere in this Lease.  In addition to the late charge described in Section 31.1, Tenant shall pay to Landlord as Additional Rent all sums so paid or incurred by Landlord, together with interest at the Default Rate, computed from the date such sums were paid or incurred.

31.4.	The occurrence of any one or more of the following events shall constitute a "Default" hereunder by Tenant:
31.4.1.	Tenant abandons or vacates the Premises and fails to provide for the on-going maintenance and repair of the Premises in accordance with Tenant's obligations pursuant to this Lease;
31.4.2.
The failure by Tenant to make any payment of Rent, as and when due, or to satisfy its obligations under Article 19, where such failure shall continue for a period of five (5) days after written notice thereof from Landlord to Tenant;

31.4.3.
The failure by Tenant to observe or perform any obligation or covenant contained herein (other than described in Subsections 31.4(a) and 31.4(b)) to be performed by Tenant, where such failure shall continue for a period of ten (10) business days after written notice thereof from Landlord to Tenant; provided that, if the nature of Tenant's default is such that it reasonably requires more than ten (10) business days to cure, Tenant shall not be deemed to be in Default if Tenant shall commence such cure within said ten (10) business day period and thereafter diligently prosecute the same to completion; and provided, further, that such cure is completed no later than one-hundred eighty (180) days from the date of Tenant's receipt of written notice from Landlord;

31.4.4.	Tenant makes an assignment for the benefit of creditors;
31.4.5.	A receiver, trustee or custodian is appointed to or does take title, possession or control of all or substantially all of Tenant's assets;
31.4.6.
Tenant files a voluntary petition under the United States Bankruptcy Code or any successor statute (as the same may be amended from time to time, the "Bankruptcy Code") or an order for relief is entered against Tenant pursuant to a voluntary or involuntary proceeding commenced under any chapter of the Bankruptcy Code;

31.4.7.	Any involuntary petition is filed against Tenant under any chapter of the Bankruptcy Code and is not dismissed within one hundred twenty (120) days;
31.4.8.	Tenant fails to deliver an estoppel certificate in accordance with Article 20; or
31.4.9.	Tenant's interest in this Lease is attached, executed upon or otherwise judicially seized and such action is not released within one hundred twenty (120) days of the action.
Notices given under this Section shall specify the alleged default and shall demand that Tenant perform the provisions of this Lease or pay the Rent that is in arrears, as the case may be, within the applicable period of time, or quit the Premises.  No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice.
31.5.
In the event of a Default by Tenant, and at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy that Landlord may have, Landlord shall be entitled to terminate Tenant's right to possession of the Premises by written notice to Tenant or by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord.  In such event, Landlord shall have the immediate right to re-enter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage that may be occasioned thereby.  In the event that Landlord shall elect to so terminate this Lease, then Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including:

31.5.1.	The worth at the time of award of any unpaid Rent that had accrued at the time of such termination; plus
31.5.2.
The worth at the time of award of the amount by which the unpaid Rent that would have accrued during the period commencing with termination of the Lease and ending at the time of award exceeds that portion of the loss of Landlord's rental income from the Premises that Tenant proves to Landlord's reasonable satisfaction could have been reasonably avoided; plus

31.5.3.
The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds that portion of the loss of Landlord's rental income from the Premises that Tenant proves to Landlord's reasonable satisfaction could have been reasonably avoided; plus

31.5.4.
Any other amount necessary to compensate Landlord for all the detriment caused by Tenant's failure to perform its obligations under this Lease or that in the ordinary course of things would be likely to result therefrom, including the cost of restoring the Premises to the condition required under the terms of this Lease; plus

31.5.5.	At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Applicable Laws.
As used in Subsections 31.5(a) and 31.5(b), "worth at the time of award" shall be computed by allowing interest at the Default Rate.  As used in Subsection 31.5(c), the "worth at the time of the award" shall be computed by taking the present value of such amount, using the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one (1) percentage point.
31.6.
In addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord may continue this Lease in effect after Tenant's Default and abandonment and recover Rent as it becomes due.  Landlord shall use reasonable efforts to relet the Premises, but shall not be liable in any way whatsoever for its failure to relet the Premises notwithstanding the exercise of such reasonable efforts.  For purposes of this Section, the following acts by Landlord will not constitute the termination of Tenant's right to possession of the Premises:

31.6.1.
Acts of maintenance or preservation or efforts to relet the Premises, including alterations, remodeling, redecorating, repairs, replacements or painting as Landlord shall consider advisable for the purpose of reletting the Premises or any part thereof; or

31.6.2.	The appointment of a receiver upon the initiative of Landlord to protect Landlord's interest under this Lease or in the Premises.
Notwithstanding the foregoing, in the event of a Default by Tenant, Landlord may elect at any time to terminate this Lease and to recover damages to which Landlord is entitled.
31.7.
If Landlord does not elect to terminate this Lease as provided in Section 31.5, then Landlord may, from time to time, recover all Rent as it becomes due under this Lease.  At any time thereafter, Landlord may elect to terminate this Lease and to recover damages to which Landlord is entitled.

31.8.
In the event Landlord elects to terminate this Lease and relet the Premises, Landlord may execute any new lease in its own name.  Tenant hereunder shall have no right or authority whatsoever to collect any Rent from such tenant.  The proceeds of any such reletting shall be applied as follows:

31.8.1.
First, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord, including storage charges or brokerage commissions owing from Tenant to Landlord as the result of such reletting;

31.8.2.
Second, to the payment of the costs and expenses of reletting the Premises, including (i) alterations and repairs that Landlord deems reasonably necessary and advisable and (ii) reasonable attorneys' fees, charges and disbursements incurred by Landlord in connection with the retaking of the Premises and such reletting;

31.8.3.	Third, to the payment of Rent and other charges due and unpaid hereunder; and
31.8.4.	Fourth, to the payment of future Rent and other damages payable by Tenant under this Lease.
31.9.
All of Landlord's rights, options and remedies hereunder shall be construed and held to be nonexclusive and cumulative.  Landlord shall have the right to pursue any one or all of such remedies, or any other remedy or relief that may be provided by Applicable Laws, whether or not stated in this Lease.  No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any Rent or other payments due hereunder or any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver.

31.10.
Landlord's termination of (a) this Lease or (b) Tenant's right to possession of the Premises shall not relieve Tenant of any liability to Landlord that has previously accrued or that shall arise based upon events that occurred prior to the later to occur of (i) the date of Lease termination or (ii) the date Tenant surrenders possession of the Premises.

31.11.
To the extent permitted by Applicable Laws, Tenant waives any and all rights of redemption granted by or under any present or future Applicable Laws if Tenant is evicted or dispossessed for any cause, or if Landlord obtains possession of the Premises due to Tenant's default hereunder or otherwise.

31.12.
Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event shall such failure continue for more than thirty (30) days after written notice from Tenant specifying the nature of Landlord's failure; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.  In no event shall Tenant have the right to terminate or cancel this Lease or to withhold or abate rent or to set off any Claims against Rent as a result of any default or breach by Landlord of any of its covenants, obligations, representations, warranties or promises hereunder, except as may otherwise be expressly set forth in this Lease.

31.13.
In the event of any default by Landlord, Tenant shall give notice by registered or certified mail to any (a) beneficiary of a deed of trust or (b) mortgagee under a mortgage covering the Premises, the Building or the Project and to any landlord of any lease of land upon or within which the Premises, the Building or the Project is located, and shall offer such beneficiary, mortgagee or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Building or the Project by power of sale or a judicial action if such should prove necessary to effect a cure; provided that Landlord shall furnish to Tenant in writing, upon written request by Tenant, the names and addresses of all such persons who are to receive such notices.

31.14.
So long as Tenant leases the entire Building, Tenant shall have the following remedies set forth in this Section 31.14.  If Landlord fails to meet a material obligation of Landlord under this Lease, and (a) such failure relates to the repair of the Building or causes Tenant to be unable to use the Premises or a substantial part thereof, and (b) Landlord fails to commence a cure within fifteen (15) days after receipt of the second written notice (such second notice to be given at least fifteen (15) days after receipt of Tenant's first notice of such failure), then Tenant shall have the right to fulfill such obligation on behalf of Landlord, the cost of which shall be paid by Landlord promptly following demand therefor; provided, however, that Landlord's cure period shall be extended where the failure is not reasonably curable within fifteen (15) days after the second written notice and Landlord uses good faith efforts and works diligently and continuously to fulfill its obligations.  Notwithstanding anything to the contrary in the previous sentence, in an emergency, Tenant shall have the right to fulfill Landlord's obligation on behalf of Landlord, after reasonable (in the circumstances) oral notice to Landlord, at Landlord's cost including interest thereon at the Default Rate if not reimbursed by Landlord within thirty (30) days after written demand therefor by Tenant.  In the event of an emergency requiring Tenant to exercise its self‑help after oral notice, then Tenant shall provide Landlord with a follow‑up written notice within three (3) days after such emergency. As used in this Section 31.14, an "emergency" means an imminent threat of injury to person, damage to property or material interruption of Tenant's business operations.  In the event Tenant exercises this right, then Tenant may set-off or abate the payment of Rent with any costs incurred by Tenant in connection with its exercise of this right, to the extent such costs do not constitute Operating Expenses.

32.
Bankruptcy.  In the event a debtor, trustee or debtor in possession under the Bankruptcy Code, or another person with similar rights, duties and powers under any other Applicable Laws, proposes to cure any default under this Lease or to assume or assign this Lease and is obliged to provide adequate assurance to Landlord that (a) a default shall be cured, (b) Landlord shall be compensated for its damages arising from any breach of this Lease and (c) future performance of Tenant's obligations under this Lease shall occur, then such adequate assurances shall include any or all of the following, as designated by Landlord in its sole and absolute discretion:

32.1.
Those acts specified in the Bankruptcy Code or other Applicable Laws as included within the meaning of "adequate assurance," even if this Lease does not concern a shopping center or other facility described in such Applicable Laws;

32.2.	A prompt cash payment to compensate Landlord for any monetary defaults or actual damages arising directly from a breach of this Lease;
32.3.	A cash deposit in an amount at least equal to the then-current amount of the Security Deposit; or
32.4.	The assumption or assignment of all of Tenant's interest and obligations under this Lease.
33.	Brokers.
33.1.
Tenant represents and warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease other than Holliday Fenoglio Fowler, L.P. ("Broker"), and that it knows of no other real estate broker or agent that is or might be entitled to a commission in connection with this Lease.  Landlord shall compensate Broker in relation to this Lease pursuant to a separate agreement between Landlord and Broker.

33.2.
Tenant represents and warrants that no broker or agent has made any representation or warranty relied upon by Tenant in Tenant's decision to enter into this Lease, other than as contained in this Lease.

33.3.
Tenant acknowledges and agrees that the employment of brokers by Landlord is for the purpose of solicitation of offers of leases from prospective tenants and that no authority is granted to any broker to furnish any representation (written or oral) or warranty from Landlord unless expressly contained within this Lease.  Landlord is executing this Lease in reliance upon Tenant's representations, warranties and agreements contained within Sections 33.1 and 33.2.

33.4.
Tenant agrees to indemnify, save, defend (at Landlord's option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from any and all cost or liability for compensation claimed by any broker or agent, other than Broker, employed or engaged by it or claiming to have been employed or engaged by it.

34.
Definition of Landlord.  With regard to obligations imposed upon Landlord pursuant to this Lease, the term "Landlord," as used in this Lease, shall refer only to Landlord or Landlord's then-current successor-in-interest.  In the event of any transfer, assignment or conveyance of Landlord's interest in this Lease or in Landlord's fee title to or leasehold interest in the Property, as applicable, which Landlord may do without Tenant's consent, Landlord herein named (and in case of any subsequent transfers or conveyances, the subsequent Landlord) shall be automatically freed and relieved, from and after the date of such transfer, assignment or conveyance, from all liability for the performance of any covenants or obligations contained in this Lease thereafter to be performed by Landlord and, without further agreement, the transferee, assignee or conveyee of Landlord's in this Lease or in Landlord's fee title to or leasehold interest in the Property, as applicable, shall be deemed to have assumed and agreed to observe and perform any and all covenants and obligations of Landlord hereunder during the tenure of its interest in the Lease or the Property.  Landlord or any subsequent Landlord may transfer its interest in the Premises or this Lease without Tenant's consent but upon notice to Tenant.

35.	Limitation of Landlord's Liability.
35.1.
If Landlord is in default under this Lease and, as a consequence, Tenant recovers a monetary judgment against Landlord, the judgment shall be satisfied only out of (a) the proceeds of sale received on execution of the judgment and levy against the right, title and interest of Landlord in the Building and the Project, (b) rent, casualty proceeds, condemnation awards or other income from such real property receivable by Landlord or (c) the consideration received by Landlord from the sale, financing, refinancing or other disposition of all or any part of Landlord's right, title or interest in the Building or the Project.

35.2.
Landlord shall not be personally liable for any deficiency under this Lease.  If Landlord is a partnership or joint venture, then the partners of such partnership shall not be personally liable for Landlord's obligations under this Lease, and no partner of Landlord shall be sued or named as a party in any suit or action, and service of process shall not be made against any partner of Landlord except as may be necessary to secure jurisdiction of the partnership or joint venture.  If Landlord is a corporation, then the shareholders, directors, officers, employees and agents of such corporation shall not be personally liable for Landlord's obligations under this Lease, and no shareholder, director, officer, employee or agent of Landlord shall be sued or named as a party in any suit or action, and service of process shall not be made against any shareholder, director, officer, employee or agent of Landlord.  If Landlord is a limited liability company, then the members of such limited liability company shall not be personally liable for Landlord's obligations under this Lease, and no member of Landlord shall be sued or named as a party in any suit or action, and service of process shall not be made against any member of Landlord except as may be necessary to secure jurisdiction of the limited liability company.  No partner, shareholder, director, employee, member or agent of Landlord shall be required to answer or otherwise plead to any service of process, and no judgment shall be taken or writ of execution levied against any partner, shareholder, director, employee, member or agent of Landlord.

35.3.
Each of the covenants and agreements of this Article shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by Applicable Laws and shall survive the expiration or earlier termination of this Lease.

36.	Joint and Several Obligations. If more than one person or entity executes this Lease as Tenant, then:
36.1.
Each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed or performed by Tenant; and

36.2.
The term "Tenant," as used in this Lease shall mean and include each of them, jointly and severally.  The act of, notice from, notice to, refund to, or signature of any one or more of them with respect to the tenancy under this Lease, including any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of the parties had so acted, so given or received such notice or refund, or so signed.

37.
Authority.  Tenant guarantees, warrants and represents that (a) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Tenant has and is duly qualified to do business in the state in which the Property is located, (c) Tenant has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all Tenant's obligations hereunder and (d) each person (and all of the persons if more than one signs) signing this Lease on behalf of Tenant is duly and validly authorized to do so.  Landlord guarantees, warrants and represents that (w) Landlord is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (x) Landlord has and is duly qualified to do business in the state in which the Property is located, (y) Landlord has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all Landlord's obligations hereunder and (z) each person (and all of the persons if more than one signs) signing this Lease on behalf of Landlord is duly and validly authorized to do so.

38.
Confidentiality.  Tenant shall keep the terms and conditions of this Lease and any non-public financial information or non-public information about Landlord's ownership structure provided to Tenant or its employees, agents or contractors pursuant to Article 9 confidential and shall not (a) disclose to any third party any terms or conditions of this Lease or any other Lease-related document (including subleases, assignments, work letters, construction contracts, letters of credit, subordination agreements, non-disturbance agreements, brokerage agreements or estoppels) or (b) provide to any third party an original or copy of this Lease (or any Lease-related document).  Landlord shall not release to any third party any non-public financial information or non-public information about Tenant's ownership structure that Tenant gives Landlord.  Notwithstanding the foregoing, confidential information under this Section may be released by Landlord or Tenant under the following circumstances:  (x) if required by Applicable Laws or in any judicial proceeding; provided that the releasing party has given the other party reasonable notice of such requirement, if feasible, (y) to a party's attorneys, accountants, brokers and other bona fide consultants or advisers (with respect to this Lease only); provided such third parties agree to be bound by this Section or (z) to bona fide prospective assignees or subtenants of this Lease; provided they agree in writing to be bound by this Section.

39.
Notices.  Any notice, consent, demand, bill, statement or other communication required or permitted to be given hereunder shall be in writing and shall be given by personal delivery, overnight delivery with a reputable nationwide overnight delivery service, or certified mail (return receipt requested), and if given by personal delivery, shall be deemed delivered upon receipt; if given by overnight delivery, shall be deemed delivered one (1) business day after deposit with a reputable nationwide overnight delivery service; and, if given by certified mail (return receipt requested), shall be deemed delivered five (5) business days after the time the notifying party deposits the notice with the United States Postal Service.  Any notices given pursuant to this Lease shall be addressed to Landlord or Tenant at the addresses shown in Sections 2.9 and 2.10, respectively.  Either party may, by notice to the other given pursuant to this Section, specify additional or different addresses for notice purposes.

40.	Rooftop Installation Area.
40.1.
Landlord hereby approves any existing equipment on the rooftop of the Building which serves the Premises.  In addition, Tenant may use those portions of the Building identified as a "Rooftop Installation Area" on Exhibit A attached hereto (the "Rooftop Installation Area") solely to operate, maintain, repair and replace rooftop antennae, mechanical equipment, communications antennas and other equipment installed by Tenant in the Rooftop Installation Area in accordance with this Article ("Tenant's Rooftop Equipment").  Tenant's Rooftop Equipment shall be only for Tenant's (or its subtenant's or assignee's) use of the Premises for the Permitted Use.

40.2.
Tenant shall install Tenant's Rooftop Equipment at its sole cost and expense, at such times and in such manner as Landlord may reasonably designate, and in accordance with this Article and the applicable provisions of this Lease regarding Alterations.  Tenant's Rooftop Equipment and the installation thereof shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed.  Among other reasons, Landlord may withhold approval if the installation or operation of Tenant's Rooftop Equipment could reasonably be expected to damage the structural integrity of the Building or to transmit vibrations or noise or cause other adverse effects beyond the Premises to an extent not customary in Comparable Buildings, unless Tenant implements measures that are acceptable to Landlord in its reasonable discretion to avoid any such damage or transmission.

40.3.
Tenant shall comply with any roof or roof-related warranties.  Tenant shall obtain a letter from Landlord's roofing contractor within thirty (30) days after completion of any Tenant work on the rooftop stating that such work did not affect any such warranties.  Tenant, at its sole cost and expense, shall inspect the Rooftop Installation Area at least annually, and correct any loose bolts, fittings or other appurtenances and repair any damage to the roof caused by the installation or operation of Tenant's Rooftop Equipment.  Tenant shall not permit the installation, maintenance or operation of Tenant's Rooftop Equipment to violate any Applicable Laws or constitute a nuisance.  Tenant shall pay Landlord within thirty (30) days after demand (a) all applicable taxes, charges, fees or impositions imposed on Landlord by Governmental Authorities as the result of Tenant's use of the Rooftop Installation Areas in excess of those for which Landlord would otherwise be responsible for the use or installation of Tenant's Rooftop Equipment and (b) the amount of any increase in Landlord's insurance premiums as a result of the installation of Tenant's Rooftop Equipment.  Upon Tenant's written request to Landlord, Landlord shall use commercially reasonable efforts to cause other tenants to remedy any interference in the operation of Tenant's Rooftop Equipment caused by any such tenants' equipment installed after the applicable piece of Tenant's Rooftop Equipment; provided, however, that Landlord shall not be required to request that such tenants waive their rights under their respective leases.

40.4.
If Tenant's Equipment (a) causes physical damage to the structural integrity of the Building, (b) interferes with any telecommunications, mechanical or other systems located at or near or servicing the Building or the Project that were installed prior to the installation of Tenant's Rooftop Equipment, (c) interferes with any other service provided to other tenants in the Building or the Project by rooftop or penthouse installations that were installed prior to the installation of Tenant's Rooftop Equipment or (d) interferes with any other tenants' business, in each case in excess of that permissible under Federal Communications Commission regulations, then Tenant shall cooperate with Landlord to determine the source of the damage or interference and promptly repair such damage and eliminate such interference, in each case at Tenant's sole cost and expense, within ten (10) days after receipt of notice of such damage or interference (which notice may be oral; provided that Landlord also delivers to Tenant written notice of such damage or interference within twenty-four (24) hours after providing oral notice).

40.5.
Landlord reserves the right to cause Tenant to relocate Tenant's Rooftop Equipment to comparably functional space on the roof or in the penthouse of the Building by giving Tenant prior written notice thereof.  Landlord agrees to pay the reasonable costs thereof.  Tenant shall arrange for the relocation of Tenant's Rooftop Equipment within sixty (60) days after receipt of Landlord's notification of such relocation.  In the event Tenant fails to arrange for relocation within such sixty (60)-day period, Landlord shall have the right to arrange for the relocation of Tenant's Rooftop Equipment in a manner that does not unnecessarily interrupt or interfere with Tenant's use of the Premises for the Permitted Use.

41.	Miscellaneous.
41.1.
So long as Tenant leases the entire Building, Landlord shall not have the right to change the name of the Building without the prior written consent of Tenant, which consent may be withheld by Tenant in its sole and absolute discretion.

41.2.
Landlord hereby approves the location, design, and operation of any and all generators, storage tanks and other specialized equipment or systems located on the land, on the exterior of the Building, on the roof or in adjacent parking structures.  Tenant shall maintain, operate as currently operated and replace from time to time the two generators currently located on the Lower Campus.  In addition, Tenant shall have the right to move such generators from the Lower Campus to the Land and Tenant shall have the right to place new generators on the Land during the Term, subject to Landlord's prior written consent, which consent shall not be unreasonable withheld, conditioned or delayed.

41.3.
To induce Landlord to enter into this Lease, Tenant agrees that it shall promptly furnish to Landlord, from time to time, upon Landlord's written request, the most recent audited year-end financial statements reflecting Tenant's current financial condition.  Tenant shall, within ninety (90) days after the end of Tenant's financial year, furnish Landlord with a draft of Tenant's audited year-end financial statements for the previous year and shall, within two hundred ten (210) days after the end of Tenant's financial year, furnish Landlord with a certified copy of Tenant's audited year-end financial statements for the previous year.  Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease are true, correct and complete in all material respects.  If audited financials are not otherwise prepared, unaudited financials certified by the chief financial officer of Tenant as true, correct and complete in all material respects shall suffice for purposes of this Section.

41.4.
Where applicable in this Lease, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter.  The words "include," "includes," "included" and "including" shall mean "'include,' etc., without limitation." The section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

41.5.
If either party commences an action against the other party arising out of or in connection with this Lease, then the substantially prevailing party shall be reimbursed by the other party for all reasonable costs and expenses, including reasonable attorneys' fees and expenses, incurred by the substantially prevailing party in such action or proceeding and in any appeal in connection therewith.

41.6.
Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

41.7.	Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.
41.8.	Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.
41.9.	Whenever consent or approval of either party is required, that party shall not unreasonably withhold, condition or delay such consent or approval, except as may be expressly set forth to the contrary.
41.10.
The terms of this Lease are intended by the parties as a final expression of their agreement with respect to the terms as are included herein, and may not be contradicted by evidence of any prior or contemporaneous agreement.

41.11.
Any provision of this Lease that shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and all other provisions of this Lease shall remain in full force and effect and shall be interpreted as if the invalid, void or illegal provision did not exist.

41.12.
Landlord or Tenant may, but shall not be obligated to, record a short form or memorandum hereof without the other party's consent but such other party shall execute such short form or memorandum if requested to do so.  Upon either party's request, Landlord and Tenant shall execute, deliver and record such short form or memorandum in such form as mutually agreed to by the parties, along with an instrument signed by Tenant acknowledging the termination of this Lease to be held by Landlord until such termination actually occurs.  Landlord shall not record the instrument acknowledging the termination of this Lease until the expiration or earlier termination of this Lease.  Neither party shall record this Lease.  The party asking to record such short form or memorandum shall be responsible for the cost of recording the same, including any transfer or other taxes incurred in connection with said recordation.

41.13.	The language in all parts of this Lease shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.
41.14.
Each of the covenants, conditions and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs; legatees; devisees; executors; administrators; and permitted successors, assigns, sublessees.  Nothing in this Section shall in any way alter the provisions of this Lease restricting assignment or subletting.

41.15.	This Lease shall be governed by, construed and enforced in accordance with the laws of the state in which the Premises are located, without regard to such state's conflict of law principles.
41.16.
Tenant guarantees, warrants and represents that the individual or individuals signing this Lease on its behalf have the power, authority and legal capacity to sign this Lease on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf said individual or individuals have signed.  Landlord guarantees, warrants and represents that the individual or individuals signing this Lease on its behalf have the power, authority and legal capacity to sign this Lease on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf said individual or individuals have signed.

41.17.	This Lease may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.
41.18.
No provision of this Lease may be modified, amended or supplemented except by an agreement in writing signed by Landlord and Tenant.  The waiver by Landlord or Tenant of any breach by Tenant or Landlord of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained.

41.19.
To the extent permitted by Applicable Laws, the parties waive trial by jury in any action, proceeding or counterclaim brought by the other party hereto related to matters arising out of or in any way connected with this Lease; the relationship between Landlord and Tenant; Tenant's use or occupancy of the Premises; or any claim of injury or damage related to this Lease or the Premises.

41.20.	As between Landlord and Tenant, Tenant shall have the exclusive right to its name: the J. Craig Venter Institute, Inc.
42.
Options to Extend Term.  Tenant shall have two options (each, an "Option") to extend the Term, in each case by an additional five (5) year period (i.e., for a total, if both such options are exercised as provided herein, of ten (10) successive years beyond the original ten (10) year Term) as to the entire Premises and no less than the entire Premises (each five (5) year period being referred to herein as an "Extension Term") upon the following terms and conditions.  All provisions of this Lease shall be applicable during each such Extension Term except that: (i) Tenant shall have no option to extend the Term of this Lease beyond the second Extension Term; (ii) the Base Rent for each Extension Term shall be determined in accordance with this Section 42); and (iii) as otherwise provided in this Section 42.

42.1.
On the first (1st) day of each Extension Term, Base Rent shall be equal to ninety-five percent (95%) of the Fair Market Rent (as defined below) of the Premises, as determined in accordance with Sections 42.7 through 42.10, inclusive, below, provided in no event shall the Base Rent be less than the Base Rent in effect immediately prior to such date, and shall thereafter be adjusted on each annual anniversary date thereof in accordance with Article 8.

42.2.	No Option is assignable separate and apart from this Lease.
42.3.
Each Option is conditional upon Tenant giving Landlord written notice of its election to exercise such Option at least twelve (12) months prior to the end of the expiration of the then-current Term.  Time shall be of the essence as to Tenant's exercise of an Option.  Tenant assumes full responsibility for maintaining a record of the deadlines to exercise an Option.  Tenant acknowledges that it would be inequitable to require Landlord to accept any exercise of an Option after the date provided for in this Section.

42.4.	Notwithstanding anything contained in this Article to the contrary, Tenant shall not have the right to exercise an Option or to commence an Extension Term unless Tenant is not then in Default.
42.5.	The period of time within which Tenant may exercise an Option shall not be extended or enlarged by reason of Tenant's inability to exercise such Option because of the provisions of Section 42.4.
42.6.
Landlord may reject either or both of Tenant's Options hereunder if, within the twenty four (24) months immediately preceding the date that a notice of Option is due, Tenant has Defaulted under this Lease three (3) or more times, whether or not Tenant has cured such Defaults.

42.7.
Subject to the provisions of Section 42.9 and 42.10 below, in order to determine the Fair Market Rent for purposes of calculating the Base Rent for an Extension Term, Tenant and Landlord shall each deliver to the other their respective determinations of the Fair Market Rent (hereinafter respectively referred to as the "Landlord's Determination" and "Tenant's Determination") no later than the date that is one-hundred eighty (180) days prior to the scheduled commencement date of the applicable Extension Term.  If Tenant's Determination is lower than Landlord's Determination, then Landlord and Tenant shall attempt in good faith to agree upon the Fair Market Rent for a period of thirty (30) days after the date on which both the Landlord's Determination and the Tenant's Determination have been duly delivered (the "Determination Delivery Date").  If Tenant's Determination is higher than Landlord's Determination, then the Fair Market Rent for the Premises shall be the Landlord's Determination.  If Landlord and Tenant do not agree on the Fair Market Rent for the Premises within thirty (30) days after the Determination Delivery Date, then Tenant shall have the right to rescind the exercise of the Option by written notice to Landlord on or before the date that is five (5) Business Days following the expiration of such thirty (30) day period.  In the event Tenant does not deliver a rescission notice to Landlord, Landlord and Tenant shall jointly select an independent real estate appraiser that (a) neither Landlord nor Tenant, nor any of their respective affiliates, has engaged during the immediately preceding period of ten (10) years, and (b) has at least ten (10) years of experience in leasing first-class office properties located in the Rockville, Maryland area (such appraiser being referred to herein as the "Appraiser").  Landlord and Tenant shall each pay fifty percent (50%) of the Appraiser's fee.  If Landlord and Tenant do not agree on the Appraiser within ten (10) days after the last day of such period of thirty (30) days, then the parties shall request that the American Arbitration Association select the Appraiser.

42.8.
The parties shall instruct the Appraiser to (a) conduct the hearings and investigations that he or she deems appropriate, and (b) choose either Landlord's Determination or Tenant's Determination as the better estimate of Fair Market Rent for the Premises, within thirty (30) days after the date that the Appraiser is designated.  The Appraiser's aforesaid choice shall be conclusive and binding upon Landlord and Tenant.  Each party shall pay its own counsel fees and expenses, if any, in connection with the procedure described in this Section 42.8.  The Appraiser shall not have the power to supplement or modify any of the provisions of this Lease.

42.9.
For purposes of calculating the Fair Market Rent, the following presumptions shall apply:  the Premises is free and clear of all leases and tenancies (including this Lease), the Premises is available for the purposes permitted by this Lease in the then rental market, that Landlord has had a reasonable time to locate a tenant, and that neither Landlord nor the prospective tenant is under any compulsion to rent, and taking into account all relevant factors.

42.10.
For purposes of this Lease, "Fair Market Rent" for the Premises shall be based on a five (5) year extension term and shall be equal to the monthly base rental rate (on a per square foot of rentable area basis) agreed to by willing sophisticated tenants and willing sophisticated landlords in leasing transactions (the "Comparable Transactions"), as of a particular time, in arms-length transactions for non-sublease, non-encumbered, non-equity, non-expansion, non-renewal space comparable in size, location, height and quality to the Premises, with a commencement date not more than twelve (12) months prior to the commencement date of the extension term, or if there are no Comparable Transactions, in other first-class combined office/laboratory facilities containing located in the Rockville, Maryland area, with appropriate adjustments to account for differences in the Adjustment Factors (as defined below) and all other factors reasonably relevant to a fair market rent determination.  In any determination of Fair Market Rent, appropriate consideration should be given to any reasonably relevant factor (or difference in the subject transaction or Comparable Transactions used for purposes of comparison), including without limitation, the following factors (the "Adjustment Factors"): (a) monthly base rental rates per rentable square foot; (b) abatement provisions reflecting free rent or early occupancy during the lease term; (c) the size, location and floor height of the premises being leased; (d) the condition and market value of the existing tenant improvements, if any (from a general marketing perspective and without regard to their value, usability or function to Tenant or to any tenant in any Comparable Transaction), and the existence and amount of any tenant improvement or comparable allowance; (e) the existence and amount of any other cash payment or other equivalent concession, including, without limitation, moving allowances, lease takeover allowances (or where a lease assumption is applicable, the value thereof), and any comparable tenant inducement; (f) the existence of favorable expansion and/or extension options, and the value thereof; (g) any special parking rights, rates or concessions; (h) whether the lease transaction in question grants to the tenant any protection from increases in real property taxes and/or operating expenses, and if so, the amount, value or cost associated therewith; and (i) the credit standing of the tenant in question and/or the amount of letters of credit, cash security deposits, and/or other credit enhancements required to be made available by the tenant in question.

43.
Tenant's Maintenance of Building; Turnover Election.  Tenant shall have the right, no more than once during the Term of this Lease, to elect to turnover Tenant's obligations pursuant to Section 43.1(a) through (c), inclusive, to Landlord (the "Turnover"), by delivery of written notice to Landlord, together with copies of all Service Contracts, warranties and any other documentation related to the maintenance of the Building then in effect and in the possession or control of Tenant (the "Turnover Notice"), subject to and in accordance with the following provisions:

43.1.
Notwithstanding any provision to the contrary in this Lease, as of the Term Commencement Date and continuing until the earlier to occur of (a) the expiration of the Term or (b) the Turnover Date, the following provisions shall apply:

43.1.1.
Tenant shall repair, replace and maintain in accordance with standards for comparable first-class buildings in the Rockville, Maryland area and in accordance with all Applicable Laws the Building, including the Building System Improvements (except for the Structural Building Improvements capital repairs or replacements of the Building System Improvements, which both shall remain the responsibility of Landlord throughout the Term).

43.1.2.
Tenant shall make all arrangements for and pay for all utilities, including water, electricity, air, sewer, refuse, gas, heat, light, power, telephone service and any other service or utility Tenant required at the Premises.

43.1.3.
Tenant shall, at Tenant's sole cost and expense, procure and maintain (i) contracts, with copies furnished promptly to Landlord after execution thereof, in customary form and substance for, and with contractors specializing and experienced in, the maintenance and repair of the Building System Improvements including, without limitation, the (a) HVAC equipment, (b) boilers and pressure vessels, (c) fire and life safety systems, including fire alarm and smoke detection devices, (d) roof coverings and drains, (e) clarifiers, and (f) basic utility feeds to the perimeter of the Building (collectively, the "Service Contracts") and (ii) warranties for any Building improvements.

43.1.4.
Landlord shall not be required to provide the following services to the Building: cleaning and trash removal; hot and cold water; gas; heat, ventilation and air conditioning; light; telephone; fire and life safety; electricity; sewer; other utilities; security system services or elevator service.

43.1.5.	Landlord shall, at all times regardless of whether or not the Turnover has occurred, have the right to inspect the Premises in accordance with the provisions of Section 14.4.
43.1.6.
In addition to all of Landlord's remedies under this Lease, if (a) Tenant does not maintain the Building as required under this Lease or (b) repairs or replacement of any portion of the Building or the Project is made necessary by any act, omission or negligence of Tenant or its agents, employees or invitees, then Landlord may make such repairs or provide such maintenance without liability to Tenant for any loss or damage to Tenant or its merchandise, fixtures or other property, or to Tenant's business by reason of such repairs or maintenance (except to the extent such loss or damage is caused by the gross negligence or willful misconduct of Landlord, its agents, employees or contractors) provided that such failure by Tenant continues for three (3) business days after Landlord delivers notice to Tenant demanding performance by Tenant; or that such failure by Tenant unreasonably interfered with the use of the Buildings by any other tenant or with the efficient operation of the Project, or resulted or could have resulted in a violation of Applicable Laws or the cancellation of an insurance policy maintained by Landlord, or cancellation of any warranty on the Building.  Further, upon completion of any such repairs or maintenance and provided advance written notice has been given to Tenant by Landlord, Tenant shall pay upon demand, as Additional Rent, Landlord's costs for making such repairs or providing such maintenance, together with interest thereon, from the date that such sums were paid or incurred, at the Default Rate or the highest rate permitted by Applicable Laws, whichever is less.

43.2.
Subject to the provisions of Section 43.1, on the date that is ninety (90) days following Landlord's receipt of Tenant's Turnover Notice (the "Turnover Date"), Landlord shall be obligated to maintain and repair the Building System Improvements and to provide the utilities and services set forth in Sections 16.1, 16.7 and 16.9, subject to and in accordance with the provisions of such Sections.  Within thirty (30) calendar days following Landlord's receipt of Tenant's Turnover Notice  Landlord shall provide Tenant with written notice of those Service Contracts that Landlord has agreed to assume as of the Turnover Date (collectively, the "Assumed Service Contracts") and Tenant shall be obligated to terminate all of the Service Contracts other than the Assumed Service Contracts and shall be solely responsible for all termination fees and penalties associated with such termination(s).  Within thirty (30) days after the Turnover Date, Landlord and Tenant shall execute an amendment to this Lease acknowledge the terms of the Turnover. Prior to the Turnover Date, Tenant shall deliver an assignment of the Service Contracts, duly executed by Tenant, assigning all of Tenant's right, title and interest in and to the Assumed Service Contracts, and Landlord shall accept such assignment and assume all obligations under such Assumed Service Contracts for the period commencing on the Turnover Date.

43.3.
For purposes of clarification, Landlord and Tenant's maintenance and service obligations, prior to and following a Turnover, are further detailed on Exhibit J attached hereto and incorporated herein by reference.

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1

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.
LANDLORD:
BMR-MEDICAL CENTER DRIVE LLC,
 a Delaware limited liability company

By:            /s/ Kevin M. Simonsen
Name:            Kevin M. Simonsen
Title:            VP, Real Estate Counsel

TENANT:
J. CRAIG VENTER INSTITUTE, INC.,
successor in interest to The Institute
for Genomic Research, Inc.,
 a Maryland non-stock corporation

By:            /s/ J. Craig Venter
Name:            J. Craig Venter
Title:            President

EXHIBIT A
PREMISES

9704
PATIO

J. Craig Venter
INSTITUTE

CAMPUS PLAN
JUNE 6, 2007

A-

EXHIBIT B
DEPICTION OF TENANT'S EXCLUSIVE PARKING AREA

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J. CRAIG VENTER INSTITUTE
Grove Rd
5 (11 of 28)
8.5 x 11.5 in
start

B-1

EXHIBIT D
INTENTIONALLY OMITTED

D-

EXHIBIT E
FORM OF LETTER OF CREDIT
[On letterhead or L/C letterhead of Issuer.]
LETTER OF CREDIT
Date: _______, 2010
__________________________ (the "Beneficiary")
__________________________
__________________________
Attention: _________________
L/C. No.: __________________
Loan No. : _________________

Ladies and Gentlemen:
We establish in favor of Beneficiary our irrevocable and unconditional Letter of Credit numbered as identified above (the "L/C") for an aggregate amount of $1,379,250.00, expiring at __:00 p.m. on _______ or, if such day is not a Banking Day, then the next succeeding Banking Day (such date, as extended from time to time, the "Expiry Date"). "Banking Day" means a weekday except a weekday when commercial banks in _____________ are authorized or required to close.
We authorize Beneficiary to draw on us (the "Issuer") for the account of _______ (the "Account Party"), under the terms and conditions of this L/C.
Funds under this L/C are available by presenting the following documentation (the "Drawing Documentation"): (a) the original L/C and (b) a sight draft substantially in the form of Attachment 1, with blanks filled in and bracketed items provided as appropriate. No other evidence of authority, certificate, or documentation is required.
Drawing Documentation must be presented at Issuer's office at ____________ on or before the Expiry Date by personal presentation, courier or messenger service or facsimile.  Issuer will on request issue a receipt for Drawing Documentation.
We agree, irrevocably, and irrespective of any claim by any other person, to honor drafts drawn under and in conformity with this L/C, within the maximum amount of this L/C, presented to us on or before the Expiry Date, provided we also receive (on or before the Expiry Date) any other Drawing Documentation this L/C requires.
We shall pay this L/C only from our own funds by check or wire transfer, in compliance with the Drawing Documentation.  We waive any defense based on fraud or any claim of fraud.
If Beneficiary presents proper Drawing Documentation to us on or before the Expiry Date, then we shall pay under this L/C at or before the following time (the "Payment Deadline"): (a) if presentment is made at or before noon of any Banking Day, then the close of the Banking Day two days after presentment; and (b) otherwise, the close of the Banking Day three days after presentment.  We waive any right to delay payment beyond the Payment Deadline. If we determine that Drawing Documentation is not proper, then we shall so advise Beneficiary in writing, specifying all grounds for our determination, within one Banking Day after the Payment Deadline.
Partial drawings are permitted. This L/C shall, except to the extent reduced thereby, survive any partial drawings.
We shall have no duty or right to inquire into the validity of or basis for any draw under this L/C or any Drawing Documentation.
The Expiry Date shall automatically be extended by one year (but never beyond _____ (the "Outside Date")) unless, on or before the date ninety (90) days before any Expiry Date, we have given Beneficiary notice that the Expiry Date shall not be so extended (a "Nonrenewal Notice"). We shall promptly upon request confirm any extension of the Expiry Date under the preceding sentence by issuing an amendment to this L/C, but such an amendment is not required for the extension to be effective. We need not give any notice of the Outside Date.
Beneficiary may from time to time transfer this L/C, without charge, in whole but not in part, to any transferee (the "Transferee").  Issuer shall look solely to Account Party for payment of any fee for any transfer of this L/C.  Such payment is not a condition to any such transfer. Beneficiary or Transferee shall consummate such transfer by delivering to Issuer the original of this L/C and a Transfer Notice substantially in the form of Attachment 2, purportedly signed by Beneficiary, and designating Transferee.  Issuer shall promptly reissue or amend this L/C in favor of Transferee as Beneficiary.  Upon any transfer, all references to Beneficiary shall automatically refer to Transferee, who may then exercise all rights of Beneficiary.  Issuer expressly consents to any transfers made from time to time in compliance with this paragraph.
Any notice to Beneficiary shall be in writing and delivered by hand with receipt acknowledged or by overnight delivery service such as FedEx (with proof of delivery) at the above address, or such other address as Beneficiary may specify by written notice to Issuer. A copy of any such notice shall also be delivered, as a condition to the effectiveness of such notice, to: ___________ (or such replacement as Beneficiary designates from time to time by written notice) and to the Applicant at __________________.
No amendment that adversely affects Beneficiary shall be effective without Beneficiary's written consent.
This L/C is subject to and incorporates by reference: (a) the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (the "UCP"); and (b) to the extent not inconsistent with the UCP, Article 5 of the Uniform Commercial Code of the State of __________.
Very truly yours,
[Issuer Signature]
E-

ATTACHMENT 1 TO EXHIBIT E
FORM OF SIGHT DRAFT
[Beneficiary Letterhead]
TO:
[Name and Address of Issuer]
SIGHT DRAFT
AT SIGHT, pay to the Order of ______________, the sum of ______________ United States Dollars ($______________). Drawn under [Issuer] Letter of Credit No. ______________ dated ______________.
[Issuer is hereby directed to pay the proceeds of this Sight Draft solely to the following account: _________________________.]
[Name and signature block, with signature or purported signature of Beneficiary]
Date: ________________
E-1-

ATTACHMENT 2 TO EXHIBIT E
FORM OF TRANSFER NOTICE
[Beneficiary Letterhead]
TO:
[Name and Address of Issuer] (the "Issuer")
TRANSFER NOTICE
By signing below, the undersigned, Beneficiary (the "Beneficiary") under Issuer's Letter of Credit No. ______________ dated ______________ (the "L/C"), transfers the L/C to the following transferee (the "Transferee"):
[Transferee Name and Address]
The original L/C is enclosed. Beneficiary directs Issuer to reissue or amend the L/C in favor of Transferee as Beneficiary. Beneficiary represents and warrants that Beneficiary has not transferred, assigned, or encumbered the L/C or any interest in the L/C, which transfer, assignment, or encumbrance remains in effect.
[Name and signature block, with signature or purported signature of Beneficiary]
Date: ________________
E-2-

EXHIBIT F
RULES AND REGULATIONS
NOTHING IN THESE RULES AND REGULATIONS ("RULES AND REGULATIONS") SHALL SUPPLANT ANY PROVISION OF THE LEASE.  IN THE EVENT OF A CONFLICT OR INCONSISTENCY BETWEEN THESE RULES AND REGULATIONS AND THE LEASE, THE LEASE SHALL PREVAIL.
1.            Neither Tenant nor Tenant's employees, agents, contractors or invitees shall encumber or obstruct the common entrances, lobbies, elevators, sidewalks and stairways of the Building(s) or the Project or use them for any purposes other than ingress or egress to and from the Building(s) or the Project.
2.            Except as specifically provided in the Lease, no sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside of the Premises or the Building(s) without Landlord's prior written consent.  Landlord shall have the right to remove, at Tenant's sole cost and expense and without notice, any sign installed or displayed in violation of this rule.
3.            Tenant shall not place a load upon any floor of the Premises that exceeds the load per square foot that (a) such floor was designed to carry or (b) is allowed by Applicable Laws.  Fixtures and equipment that cause noises or vibrations that may be transmitted to the structure of the Building(s) to such a degree as to be objectionable to other tenants shall be placed and maintained by Tenant, at Tenant's sole cost and expense, on vibration eliminators or other devices sufficient to eliminate such noises and vibrations to levels reasonably acceptable to Landlord and the affected tenants of the Project, provided the foregoing shall only apply to alterations or equipment installed after the Term Commencement Date.
4.            Tenant shall not use any method of heating or air conditioning other than that present at the Project and serving the Premises as of the Execution Date or otherwise approved by Landlord in writing.
5.            Tenant shall not install any radio, television or other antennae; cell or other communications equipment; or other devices on the roof or exterior walls of the Premises except in accordance with the Lease.  Tenant shall not interfere with radio, television or other digital or electronic communications at the Project or elsewhere.
6.            Canvassing, peddling, soliciting and distributing handbills or any other written material within, on or around the Project (other than within the Premises) are prohibited.  Tenant shall cooperate with Landlord to prevent such activities by Tenant or its employees, agents, contractors and invitees.
7.            Tenant shall store all of its trash, garbage and Hazardous Materials within its Premises or in receptacles designated by Landlord outside of the Premises.  Tenant shall not place in any such receptacle any material that cannot be disposed of in the ordinary and customary manner of trash, garbage and Hazardous Materials disposal.  Any Hazardous Materials transported through Common Areas shall be held in secondary containment devices.
8.            The Premises shall not be used for lodging or for any improper or immoral purpose.  No cooking other than by means of customary heating elements or bunson burners shall be done or permitted in the Premises; provided, however, that Tenant may use (a) equipment approved in accordance with the requirements of insurance policies that Landlord or Tenant is required to purchase and maintain pursuant to the Lease for brewing coffee, tea, hot chocolate and similar beverages, (b) microwave ovens for employees' and others' use and (c) equipment shown on plans approved by Landlord; provided, further, that any such equipment and microwave ovens are used in accordance with Applicable Laws.
9.            Tenant shall not, without Landlord's prior written consent, use the name of the Project, if any, in connection with or in promoting or advertising Tenant's business except as Tenant's address.
10.            Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any Governmental Authority.
11.            Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which responsibility includes keeping doors locked and other means of entry to the Premises closed.
12.            Tenant shall furnish Landlord with copies of keys, pass cards or similar devices for locks to the Premises.
13.            Tenant shall cooperate and participate in all reasonable security programs affecting the Premises.
14.            Bicylces shall not be parked in the Common Areas except in areas designated by Landlord.
15.            The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be deposited therein.
16.            Discharge of industrial sewage shall only be permitted if Tenant, at its sole expense, first obtains all necessary permits and licenses therefor from all applicable Governmental Authorities.
17.            Smoking is prohibited at the Project except in designated outside areas.
Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Project, including Tenant.  These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms covenants, agreements and conditions of the Lease.  Landlord reserves the right to make such other and reasonable rules and regulations as, in its judgment, may from time to time be needed for safety and security, the care and cleanliness of the Project, or the preservation of good order therein; provided, however, that Tenant shall not be obligated to adhere to such additional rules or regulations until Landlord has provided Tenant with written notice thereof.  Tenant agrees to abide by these Rules and Regulations and any additional rules and regulations issued or adopted by Landlord.  Tenant shall be responsible for the observance of these Rules and Regulations by Tenant's employees, agents, contractors and invitees.
1.
F-

EXHIBIT G
INTENTIONALLY OMITTED
G-

EXHIBIT H
SPECIFIED PERSONAL PROPERTY

Office/Conference Room Furniture

To include all wooden desks, metal desks, all office tables, conference room furniture, credenzas, book cases, rotary files and fire proof file cabinets

Chairs; Lab Stools

 All office chairs and lab stools

Modular furniture systems (cubicles)

Systems include cube furniture, spare parts, electrical whips, network devices, under counter lighting systems located on campus

Filing Cabinets (not built in)

All filing cabinets to include metal cabinets along core area on the 4th floor executive area, finance, and conferencing room walls

Waste receptacles

all waste receptacles

A/V equipment (including all LCD and Plasma screens)

Speakers, cameras, audio/visual equipment, plasma and LCD screens switching devices, including all such equipment installed in conference rooms, training centers and auditorium
Executive Suite furnishings
Custom wood desk - L- 104 inches x W - 42 inches x H- 31.5 inches
Custom coffee table - 6.5 ft. x 2 ft.
Custom wood credenza (qty 2) - L-6 ft x W - 21 inches x H - 32 inches
Custom wood conference table - Caribbean - 13 ft. L x 8 ft. W
Custom wood conference table - Board Room - 17.5 ft. L x 9.5 ft. W
Credenza w. granite top - Board Room  - 10.5 ft. L x 25 inches W
Artwork and Display Cases
All artwork, display materials

Moveable break room appliances
All refrigerators, toasters, water coolers and microwaves located throughout the JCVI campus in pantries, atrium areas, and the auditorium
Lab Furniture/ Lab Equipment
To include all nonvented biosafety cabinets, flammable cabinets, hazardous waste cabinets, lab waste receptacles, ice makers, and moveable specialty lab benches
Biophile located in Building 2
Tools/Ladders
 All Power tools, hand tools, ladders, calibrating meters and any equipment associated with operating and maintaining  the mechanical, electrical, lab support systems.  (Fluke meters, CFM hoods, boiler combustion meter, etc.
Apogee seats (licenses) and graphics software
The Siemens Apogee BMS that controls the mechanical, irrigation, and exterior lighting systems on campus.
Data Center Racks
All racking, storage, or network gear in all network closets, data center, lab areas, and conference rooms on campus
Supplemental Cooling Units
(3) 15kw in row APC cooling units and associated distribution unit.  1 (10) ton Leibert chilled water unit located in Lab 243B.
Printers/fax/copiers
Throughout the JCVI Campus
Media safe
Media safe
Telephone equipment
To include all wireless phone antennas and repeaters, wall phones,  internal phone amplifiers, phone equipment, etc.

Wireless Access Points

Wireless internet equipment t hroughout the campus

Network hardware infrastructure

To include all switches, routers, servers, firewall, VPN, and other IT equipment

Centralized and point of use UPS

To include (1) 250kva Powerware UPS system, (1) 50kva leibert UPS in lab 209D in building 9708.
 Miscellaneous: Franek, powerware, APC and other point of use UPS systems for desk top computers and lab resources.

Transfer Switches

Russell Electric and Cummings transfer switches associated with the building 9704 emergency load

Generator

(1) 1000kw Cummings Generator for 9704 Medical Center Drive

Other

Memorial Stone/Plaques/Decorations in garden outside of Building 4

EXHIBIT I
FORM OF ESTOPPEL CERTIFICATE
To:            BMR-Medical Center Drive LLC
17190 Bernardo Center Drive
San Diego, California  92128
Attention: Vice President, Real Estate Counsel
BioMed Realty, L.P.
17190 Bernardo Center Drive
San Diego, California  92128
Re:	All of the building (the "Premises") at 9704 Medical Center Drive, Rockville, Maryland (the "Property")
The undersigned tenant ("Tenant") hereby certifies to you as follows:
1.            Tenant is a tenant at the Property under a lease (the "Lease") for the Premises dated as of [_______], 2010.  The Lease has not been cancelled, modified, assigned, extended or amended [except as follows:  [_______]], and there are no other agreements, written or oral, affecting or relating to Tenant's lease of the Premises or any other space at the Property.  The lease term expires on [_______], 2020.
2.            Tenant continued possession of the Premises, currently consisting of 122,600 square feet, on the Term Commencement Date, and commenced to pay rent on [_______], 2010.  Tenant has full possession of the Premises, has not assigned the Lease or sublet any part of the Premises [except ______], and does not hold the Premises under an assignment or sublease[, except as follows:  [_______]].
3.            All base rent, rent escalations and additional rent under the Lease have been paid through [_______], 20[__].  There is no prepaid rent[, except $[_______]][, and the amount of security deposit is $[_______] [in cash][OR][in the form of a letter of credit]].  Tenant currently has no right to any future rent abatement under the Lease.
4.            Base rent is currently payable in the amount of $[_______] per month.
5.            Tenant is currently paying estimated payments of additional rent of $[_______] per month on account of real estate taxes, insurance, management fees and common area maintenance expenses.
6.            Except for the repair, replacement and maintenance obligations of Landlord under the Lease, all work to be performed for Tenant under the Lease has been performed as required under the Lease and has been accepted by Tenant[, except [_______]], and all allowances to be paid to Tenant, including allowances for tenant improvements, moving expenses or other items, have been paid.
7.            To Tenant's knowledge, the Lease is in full force and effect, free from default and free from any event that could become a default under the Lease, Tenant has no current claims against the Landlord or offsets or defenses against rent, and there are no current disputes with the Landlord. Tenant has received no notice of prior sale, transfer, assignment, hypothecation or pledge of the Lease or of the rents payable thereunder[, except [_______]].
8.            [Tenant has the following expansion rights or options for the Property:  [_______].][OR][Tenant has no rights or options to purchase the Property.]
9.            To Tenant's knowledge, no hazardous wastes have been generated, treated, stored or disposed of by or on behalf of Tenant in, on or around the Premises or the Project in violation of any environmental laws.
10.            The undersigned has executed this Estoppel Certificate with the knowledge and understanding that [INSERT NAME OF LANDLORD, PURCHASER OR LENDER, AS APPROPRIATE] or its assignee is acquiring/financing the Property in reliance on this certificate and that the undersigned shall be bound by this certificate.  The statements contained herein may be relied upon by [INSERT NAME OF PURCHASER OR LENDER, AS APPROPRIATE], [LANDLORD], BioMed Realty, L.P., BioMed Realty Trust, Inc., and any [other] mortgagee of the Property and their respective successors and assigns.
Any capitalized terms not defined herein shall have the respective meanings given in the Lease.
Dated this [____] day of [_______], 20[__].
J. CRAIG VENTER INSTITUTE, INC.,
successor in interest to The Institute for
Genomic Research, Inc., a Maryland
 non-stock corporation

By:
Name:
Title:

FIRST AMENDMENT TO LEASE
THIS FIRST AMENDMENT TO LEASE (this "Amendment") is entered into as of this 26th day of March, 2014, by and between BMR-MEDICAL CENTER DRIVE LLC, a Delaware limited liability company ("Landlord"), and J. CRAIG VENTER INSTITUTE, INC., successor in interest to The Institute for Genomic Research, Inc., a Maryland non-stock corporation ("Tenant").
RECITALS
D.            WHEREAS, Landlord and Tenant entered into that certain Lease dated as of May 3, 2010 (as the same may have been amended, supplemented or modified from time to time,  the "Existing Lease"), whereby Tenant leases certain premises (the "Premises") from Landlord at 9704 Medical Center Drive in Rockville, Maryland (the "Building");
E.            WHEREAS, Landlord and Tenant desire to revise Base Rent for the Premises; and
F.            WHEREAS, Landlord and Tenant desire to modify and amend the Existing Lease only in the respects and on the conditions hereinafter stated.
AGREEMENT
NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:
19.            Definitions.  For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Existing Lease unless otherwise defined herein.  The Existing Lease, as amended by this Amendment, is referred to collectively herein as the "Lease."
20.            Base Rent.  Effective as of January 1, 2015 (the "Rent Adjustment Date"), initial monthly and annual installments of Base Rent for the Premises shall be as set forth in the chart below, subject to adjustment under the Lease:
Dates	Square Feet of Rentable Area	Base Rent per Square Foot of Rentable Area	Monthly Base Rent	Annual Base Rent
January 1, 2015 – December 31, 2015	122,600	$14.00 annually	$143,033.33	$1,716,400.00

21.            Rent Adjustments.  Effective as of the Rent Adjustment Date, Article 8 of the Existing Lease is hereby deleted in its entirety and replaced with the following:
"8.            Rent Adjustments.  Base Rent shall be subject to an annual upward adjustment of three percent (3%) of the then-current Base Rent.  The first such adjustment shall become effective commencing on the first (1st) annual anniversary of the Rent Adjustment Date, and subsequent adjustments shall become effective on every successive annual anniversary for so long as this Lease continues in effect."

22.            Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment and agrees to reimburse, indemnify, save, defend (at Landlord's option and with counsel reasonably acceptable to Landlord, as Broker's sole cost and expense) and hold harmless the Landlord Indemnitees for, from and against any and all cost or liability for compensation claimed by any such broker or agent employed or engaged by it or claiming to have been employed or engaged by it.
23.            Additional Definitions.  "Landlord Indemnitees," as used in the Lease, means, collectively, Landlord and its affiliates, employees, agents, contractors and Lenders.  "Lender," as used in the Lease, means any lender, mortgagee or beneficiary.
24.            No Default.  Tenant represents, warrants and covenants that, to the best of Tenant's knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.
25.            Notices.  Tenant confirms that, notwithstanding anything in the Lease to the contrary, notices delivered to Tenant pursuant to the Lease should be sent to:
J. Craig Center Institute, Inc.
9704 Medical Center Drive
Rockville, Maryland  20859
Attn: Vice President, General Counsel;

with a copy to:
Arnold & Porter LLP
555 12th Street, NW
Washington, DC  20004
Attn: Kenneth Schwartz.

26.            Effect of Amendment.  Except as modified by this Amendment, the Existing Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed.  In the event of any conflict between the terms contained in this Amendment and the Existing Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.  From and after the date hereof, the term "Lease" as used in the Lease shall mean the Existing Lease, as modified by this Amendment.
27.            Successors and Assigns.  Each of the covenants, conditions and agreements contained in this Amendment shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns and sublessees.  Nothing in this section shall in any way alter the provisions of the Lease restricting assignment or subletting.
28.            Miscellaneous.  This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof.  All exhibits hereto are incorporated herein by reference.  Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.
29.            Authority.  Tenant guarantees, warrants and represents that the individual or individuals signing this Amendment have the power, authority and legal capacity to sign this Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.
30.            Counterparts; Facsimile and PDF Signatures.  This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.  A facsimile or portable document format (PDF) signature on this Amendment shall be equivalent to, and have the same force and effect as, an original signature.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date and year first above written.
LANDLORD:
BMR-MEDICAL CENTER DRIVE LLC,
a Delaware limited liability company

By:            /s/ Jonathan P. Klassen
Name:            Jonathan P. Klassen
Title:            Senior Vice President

TENANT:
J. CRAIG VENTER INSTITUTE, INC.,
successor in interest to The Institute for Genomic Research, Inc., a Maryland non-stock corporation

By:            /s/ Robert J. Walden
Name:            Robert J. Walden
Title:            VP Finance